As filed with the Securities and Exchange Commission on September 5, 1996 Registration No.333-5268





                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                             AMENDMENT NO. 1
                                   TO
                                FORM S-1
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933

                      INTERNATIONAL HERITAGE, INC.
         (Exact name of registrant as specified in its charter)

        North Carolina                            5122
 (State or Jurisdiction of                        (Primary Standard Industrial
incorporation or organization)                    Classification Code Number)
                                 56-1921093
                  (I.R.S. Employer Identification Number)


                          2626 Glenwood Avenue
                                Suite 200
                      Raleigh, North Carolina 27608
                             (919) 571-4646
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           Stanley H. VanEtten
                             President & CEO
                          2626 Glenwood Avenue
                                Suite 200
                      Raleigh, North Carolina 27608
                             (919) 571-4646
      (Name and address, including zip code, and telephone number, including area code, of agent for service)



Georgina Marie Mollick, Esq.          Richard S. Heller, Esq.
Wood & Francis, PLLC                  Shustak Jalil Sanders & Heller
P.O. Box 164                          545 Madison Avenue
Raleigh, North Carolina 27602         New York, New York 1002
(919) 828-0801                        (212) 688-5900


    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration
Statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities act of 1933, check the following box


                     CALCULATION OF REGISTRATION FEE

Title of each class of securities Amount to be registered
to be registered
Common Stock, $0.001
par value ...........             2,500,000        shares
proposed maximum    		Proposed minimum
offering price per  		aggregate offering
share                           price
$10.00(1)           		$5,000,000.00

Proposed maximum     		Amount of registration fee
aggregate offering
price
$25,000,000.00           	$8,620.00

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a)

The Registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration

Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.
						INTERNATIONAL HERITAGE, INC.

Cross-Reference Sheet Showing Location in Prospectus of Information Required by Items of Form S-1

          Form S-1 Registration
          Statement Item and Heading                 Location in Prospectus

1.  Forepart of the Registration Statement and Outside
    Front Cover Page of Prospectus . . . . . . . . . Outside Front Cover Page

2.  Inside Front and Outside Back Cover Pages of
    Prospectus . . . . . . . . . . . . . . . . . . . Inside Front Cover Page;
                             . . . . . . . . . . . . Outside Back Cover Page

3.  Summary Information, Risk Factors. . . . . . . . Prospectus Summary;
                                                     Risk Factors

4.  Use of Proceeds. . . . . . . . . . . . . . . . . Prospectus Summary;
                                                     Use of Proceeds

5.  Determination of Offering Price. . . . . . . . . Outside Front Cover Page

6.  Dilution . . . . . . . . . . . . . . . . . . . . Dilution

7.  Plan of Distribution . . . . . . . . . . . . . . Front Cover Page;
                                                     Plan of Distribution

8.  Description of Securities to be Registered . . . Prospectus Summary;
                               . . . . . . . . . . . Capitalization;
                                                     Description of
                                                     Capital Stock

9.  Interests of Named Experts and Counsel . . . . . Experts

10. Information with Respect to the Registrant . . . Front Cover Page;
                                                     Prospectus

     SUBJECT TO COMPLETION, DATED_____________, 1996 PROSPECTUS

    	                     2,500,000 SHARES

     MINIMUM SIZE OF OFFERING REQUIRED TO CLOSE: $5,000,000 (500,000 SHARES)
           MINIMUM INVESTMENT AMOUNT: $500 (50 SHARES)

                   INTERNATIONAL HERITAGE, INC.
                           Common Stock
                         $0.001 Par Value

          INTERNATIONAL HERITAGE, INC., a North Carolina corporation (the "Company"), hereby offers on the terms set forth herein (See
         "Terms of Offering") up to 2,500,000 shares (the "Shares") of the Company's Common Stock, $.001 par value (the "Common Stock") at a per share price of $10.00, with a minimum of $5,000,000 (500,000 shares) required to close to be held by the Escrow Agent Continental Stock Transfer & Trust Company. The Company has applied for listing on the NASDAQ National Market System.

          The Company was incorporated on April 28, 1995 to sell high quality jewelry and fine collectibles through a network marketing system of distribution. The Company has just completed its first full year of operations. The Company is principally engaged in the direct sale of fine gold and precious stone jewelry and fine collectibles from manufacturers located around the world. The Company utilizes a network marketing distribution system which is essentially a non-storefront means of selling products through a network of Independent Retail Sales Representatives ("IRSRs"), independent contractors who purchase products from the Company and resell them to the public or consume them themselves. In addition, IRSRs may supervise or manage one or more additional sales representatives who purchase products from the Company for personal consumption or resale to the public. The Company currently has over 25,000 Independent Retail Sales Representatives in 48 states and the provinces of Alberta, British Columbia and Ontario, Canada.

     The Common Stock offered hereby involves a high degree of risk. See "Risk Factors".

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Price to Public   Underwritten Discounts        Proceeds to Company
Per Share       $10.00                  $.90                       $9.10
Total Minimum(1) $5,000,000        $450,000                 $4,550,000(2)
Total Maxmimum  $25,000,000      $2,250,000                $22,750,000(2)


     (1) Until at least 500,000 shares of Common Stock are sold the proceeds of the offering will be held in escrow by Continental Stock Transfer & Trust Company. If at least 500,000 shares of Common Stock are not sold within 90 days from the date of this Prospectus, such proceeds will be returned to subscribers, without interest or deductions.

     (2) Before deducting offering expenses payable by the Company of approximately $135,509 in the case of the minimum and $157,405 in the case of the maximum.

          The Common Stock is offered on behalf of the Issuer by the Underwriter WIN Capital Corporation on a "best efforts" basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to their right to reject any order, in whole or in part and certain other conditions.

                     WIN Capital Corporation
          The date of this Prospectus is _________, 1996
                        PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Prospectus.

                           THE COMPANY

     The Company was incorporated on April 28, 1995 and has just completed its first full year of operations. The Company is principally engaged in the direct sale of fine 14K, 18K and 24K gold jewelry, precious stone jewelry and fine collectibles from some of the most prestigious manufacturers around the world. The fine collectible products are from manufacturers such as Waterford (crystal), Lalique (crystal), Lenox (crystal, china and silver), Mark Hopkins (bronze sculptures), Sorrento (Italian, hand-made music boxes), Mont Blanc (writing instruments), Lladro (Spanish porcelain), Coach Leather (handbags, briefcases, luggage, accessories), Chilmark (bronze sculptures), Marlene's Collection (Canadian collectible dolls), Swarovski (crystal) and Reed & Barton (silver & flatware). Some of these products are premium products that are not sold to the general public, but are available only to sales representatives of the Company as an incentive award. The Company utilizes a network marketing distribution system which is essentially a non-storefront means of selling products through a network of Independent Retail Sales Representatives ("IRSRs"), independent contractors who purchase products from the Company and resell them to the public or consume them themselves. In addition, IRSRs may supervise or manage one or more additional sales representatives who purchase products from the Company for personal consumption or resale to the public. The Company currently has over 25,000 Independent Retail Sales Representatives in 48 states, the U.S. territories and the provinces of Alberta, British Columbia and Ontario, Canada.

     The Company's wholly owned subsidiary, International Heritage of Canada, Inc., engages in similar direct retail sales of jewelry and fine collectibles in the Canadian provinces of Alberta, British Columbia and Ontario. See Management's Discussion and Analysis of Financial Condition and Results of Operations and Business.

     The Company's principal executive offices are located at 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608, its telephone number is
(919) 571-4646, and its fax number is (919) 571-4620.

     The Company's Canadian corporate offices are located at 885 West Georgia Street, Suite 1370, Vancouver, B.C., Canada V6C 3E8, its telephone number is (604) 602-1275 and its fax number is (604) 602-1285.

Prospective purchasers should carefully consider the factors discussed under Risk Factors.
  	                           The Offering

Common Stock offered:

By the Company . . . . . . . . . . . . . 500,000 shares minimum
     . . . . . . . . . . . . . . . . . . 2,500,000 shares maximum

Common Stock to be outstanding
     after the offering . . . . . . . . 10,993,540 shares if the minimum number of shares offered hereby
                                        are sold
     . . . . . . . . . . . . . . . . . .12,993,540 shares if the maximum number of shares offered hereby
                                        are sold

Use of Proceeds.  .  .  .  .  .  .      The net proceeds from the offering
                                        of the Common Stock, after deducting
                                        estimated offering expenses of
                                        $135,509,and commissions of $450,000
                                        are estimated to be $4,414,491 if the
                                        minimum number of shares offered hereby
                                        are sold; and after deducting estimated
                                        offering expenses of $157,405 and
                                        commissions of $2,250,000 are estimated
                                        to be $22,592,595 if the maximum number
                                        of shares offered hereby are sold.  If
                                        the minimum number of shares offered
                                        hereby are sold the Company plans to use the funds for working capital. If the maximum number of shares offered hereby are sold the Company plans to use the funds for working capital purposes and additionally, shall use funds to: fund further international expansion into other provinces of Canada and Mexico and to develop its own product fulfillment center. In addition, the Company is registering shares for future employee compensation. Pending such uses, the
                                        Company intends to invest the net
                                        proceeds from this offering in
                                        short-term interest bearing securities.

Summary Financial and Operating Information

     The following table presents summary selected consolidated financial data derived from the audited consolidated financial statements for the period from April 28, 1995 (inception) to the year ended December 31, 1995 and the audited consolidated financial statements of the Company for the seven months ended July 31, 1996, included elsewhere in the prospectus.
All financial statements have been prepared according to generally accepted accounting principals.

                            		April 28, 1995    Seven Months
		                            (Inception) to    Ended
        		                    December 31, 1995 July 31, 1996

Consolidated Statements of Operations:
        Revenue       			      $4,852,242        $19,079,496
        Gross Income (Loss)                     ($66,095)        $3,121,961

        Selling and Administrative Expenses
                                             $1,863,728         $3,712,754
        Net Income (Loss)                   ($1,929,823)         ($590,793)
        Weighted Average Number of Common
    Shares  Outstanding                         877,446          7,495,387
       Net Loss Per Shares at Period Ended
                                                ($2.20)            ($0.08)

Consolidated Balance Sheets:

        Cash                                   $454,671           $274,797
        Current Assets                       $1,033,481         $1,760,286
        Current Liabilities                  $2,951,210         $3,806,017
        Total Assets                         $2,278,993         $3,207,500
        Long-Term Debt,
        less current Maturities
                                             $0                    $12,447
        Stockholders' Deficit
                                             ($672,217)        ($610,964)

                           RISK FACTORS

     An investment in the shares being offered by this Prospectus involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing shares offered by this Prospectus.

Lack of Prior Management Experience

     The Company's officers and managers have had limited experience in managing companies as large and as rapidly growing as the Company. The Company's strategy of continuing its growth and expansion will place additional demands upon the Company's current management and other resources and will require additional working capital, information systems, and management, operational, and other financial resources. The continued growth of the Company will depend on various factors, including, among others, compensation to Representatives, the capacity of the Company's computer systems to handle the growing number of Representatives and the increasing sales, the ability of the Company's suppliers to fulfill orders, the ability of the Company to provide adequate Representative training and to open new markets in other countries. Not all of the foregoing factors are within the control of the Company. The Company's ability to manage growth successfully will require the Company to continue to enhance its operational, management, financial, and information systems and controls. No assurance can be given that the Company will be able to manage its expanding operations and, if the Company's management is unable to manage growth effectively, the Company's business, operating results, and financial condition could be materially adversely affected. Furthermore, there can be no assurance that the growth experienced by the Company in the past will continue. See Business and Management.

History of Operating Losses; Uncertainty of Future Profitability

     The Company was incorporated on April 28, 1995, and from that date until June 21, 1995, the Company's operations consisted primarily of raising capital, developing and implementing business policies and administrative activities. During this development stage, the Company incurred losses of approximately $225,000. From the date of inception through July 31, 1996, the Company had accumulated losses of $2,520,616.
In addition, the Company had a stockholders' deficit of $610,964 as of July 31, 1996, and its current liabilities exceed its current assets by $2,045,731 (as of July 31, 1996). This situation has been caused by the nature of the Company's business (deferred revenue and commissions are the highest at the opening and subsequent building of the business) and the fact that it has taken more capital to establish an international direct sales company than was originally anticipated. The Company's ability to continue as a going concern is dependent on its ability to maintain future profitability through cutting corporate expenses and successfully obtaining additional working capital and realizing the effectiveness of the Company's changes in cash-out policy.

     On June 15, 1996, the Company ceased making exceptions to its existing cash-out policy limiting the time an IRSR has to cash-out to sixty (60) days. Adherence to the policy is effective immediately. Effective July 1, 1996, the Board of Directors of the Company approved a change in policy such that those IRSRs who enter the business of the Company by opening and certifying more than one (1) Retail Business Center will not be eligible to cash-out. Prior to July 1, 1996, all IRSRs could cash-out for sixty (60) days. This change will be implemented prospectively and all current IRSRs who have more than one (1) Retail Business Center will be able to cash-out through July 10, 1996. However, the Company still maintains a one hundred percent (100%) money back guarantee for all Retail Business Career Kit and product purchases. In addition, any IRSR may seek a refund or cash-out from a Retail Business Agreement if they open and certify only one (1) Retail Business Center. This policy is consistent with the industry and conforms with regulations in the states in which the Company conducts business.(1) This new policy is designed to encourage potential IRSRs to weigh their options carefully prior to entering the business. The Company believes that these changes will substantially reduce the current level of cash-outs, thereby improving future cash flow and results of operations.
In addition, with this change in policy, the Company is attempting to discourage Representatives from opening multiple Retail Business Centers.

(1) There are some states which, by statute, require longer periods for refunds, returns or "cash-out." For those states, the Company has made the necessary addendums to its policy.

    As of July 31, 1996 and December 31, 1995, net income, retained earnings and cash would have been increased by approximately $3,023,000 and $492,000 respectively if all IRSRs who joined the Company with three (3) or seven (7) Retail Business Centers were ineligible for cash-out. See Financial Statements.

    On June 20, 1996, the Board of Directors of the Company authorized a special meeting of shareholders to vote on increasing the authorized shares of common stock to 25,000,000 shares, and upon passage of the same, the effectuation of a ten for one (10:1) stock split. The shareholders approved the measure to increase the authorized shares. The Amended Articles of Incorporation were filed July 2, 1996, and thereafter the ten for one (10:1) stock split was made effective.

    The consolidated financial statements contained herein do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. See Management's Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements.

Dependence on Independent Retail Sales Representatives

    The Company's success depends in significant part upon its ability to attract, maintain, and motivate a large base of Independent Retail Sales Representatives ("IRSRs") who, in turn, recruit other IRSRs all of whom solicit purchasers for the Company's products. Significant turnover among IRSRs, which the Company believes is typical of direct selling, requires the sponsoring of new IRSRs by existing IRSRs in order to maintain or increase the overall Representative sales force. For the year ended December 31, 1995, the Company experienced an attrition rate of approximately 9.3% for IRSRs (which, using the method of measuring attrition used by the Direct Selling Association, is calculated by dividing the number of IRSRs who leave the Company during the year by the sum of the IRSRs at the beginning of the year plus the new IRSRs who sign up during the year). Activities of the IRSRs in obtaining new IRSRs are particularly impacted by changes in the level of motivation, which in turn can be positively or negatively affected by general economic conditions, modifications to the pay-out under the IHI Bi-Lateral Compensation Plan, the availability of training and leadership conferences and a number of intangible factors. The Company's ability to attract IRSRs could be negatively affected by adverse publicity relating to the network marketing industry, the Company or its products or its operations, as well as competition with other network marketing companies who may recruit the Company's IRSRs to become salesmen for their own networks. Because of the number of factors that impact the recruiting of IRSRs the Company cannot predict when or to what extent such increases or decreases in the level of IRSRs retention will occur. In addition, the number of IRSRs (as a percentage of the population) may reach levels that become difficult to exceed due to the finite number of persons inclined to pursue an independent direct selling business opportunity. There can be no assurance that the number or productivity of IRSRs will be sustained at current levels or will increase in the future.

    The Company's products are marketed exclusively through a network of IRSRs. The Company encourages IRSRs to offer the IHI business opportunity to purchasers with whom the IRSRs have an ongoing relationship as a result of being a family member, friend, business associate, neighbor, or otherwise. This network marketing system has been selected by the Company because the Company believes it reduces net marketing costs, purchaser acquisition costs, and purchaser attrition. The Company believes that purchasers will be more likely to remain with the Company because they have been enrolled with the Company by someone with whom they have an ongoing relationship, and that this relationship will foster training and leadership development by IRSRs who sponsor other IRSRs. The Company also believes that its network marketing system will continue to build a base of potential purchasers for additional products. The Company's network marketing system is particularly attractive to potential IRSRs because of the potential for supplemental income and because the IRSRs are not required to purchase any inventory, have no monthly sales quotas or account collection issues, have minimal paperwork, have a flexible work schedule and can get started in the business for a minimal cost of $75.00 (the actual cost of the Retail Business Career Kit which contains all the information necessary for a potential representative to start his or her business with the Company).

Future Capital Needs

    Although the Company has reduced its loss since December 1995, and the proceeds of this offering are anticipated to fund continued growth, there may be some unforeseen event which will require the Company to seek additional capital in the future. The extent and timing of such requirements will depend upon many factors, including, but not limited to, economic conditions, the level of product sales, competition and cash flow levels. The Company believes that the funds generated by this offering, together with existing resources and cash generated from operations, will be sufficient to fund its operations. However, no assurances can be given that unforeseen circumstances will not alter the Company's capital requirements, or that adequate funds will be available on acceptable terms, if at all. The Company's shareholders will have no obligation to provide any such funds that may be required in the future.

Dilution

    The offering price is substantially higher than the book value per share of the Common Stock. Therefore, investors purchasing Shares will incur immediate, substantial book value dilution of 97% or $9.65 per share if the minimum number of shares offered hereby are sold and 83% or $8.30 per share if the maximum number of shares offered hereby are sold. See Dilution.

Absence of Dividends

    The Company has not paid any cash dividends in the past and does not anticipate paying any in the foreseeable future. See Dividend Policy.

Arbitrary Determination of Offering Price

    The offering price for the Shares has been determined arbitrarily by the Company and does not necessarily indicate the current value of the Shares and should not be regarded as an indication of any future market price of the Company's Common Stock.


Control by Current Shareholders

    Upon consummation of this offering, Stanley H. Van Etten, the Company's President and CEO, together with John D. Brothers, the Company's Secretary, and the directors of the Company will beneficially own an aggregate of approximately 39.48% of the Company's Common Stock. The aforementioned officers and directors, along with Derrick L. Rodgers, a principal shareholder, own an aggregate of approximately 44.98% of the Company's Common Stock. The officers, directors and others who may be deemed control parties of the Company will own 42.93% of the Company's issued and outstanding stock if the minimum number of shares offered hereby are sold and 36.32% of the Company's issued and outstanding stock if the maximum number of shares offered hereby are sold. In addition, options convertible into more than 3,100,000 shares of Common Stock are held by officers, directors and others who may be deemed control persons of the Company.
(The exact number of shares cannot be determined since options granted to the original Board of Directors are for 5% of the issued and outstanding shares at the date of exercise). If exercised, this group would own approximately 55.73% of the Company's issued and outstanding stock if the minimum number of shares offered hereby are sold and 48.83% of the Company's issued and outstanding stock if the maximum number of shares offered hereby are sold. (These percentages include stock and stock granted upon exercise of all outstanding options readily convertible into a known number of shares). As a result, this group may be able to control the Company, elect all of the Company's directors, cause an increase in the authorized capital stock or the dissolution, merger or sale of the assets of the Company and generally, to direct the affairs of the Company. Accordingly, it is likely that investors in this offering will have little or no effective voice in the direction of the Company's operation. See Security Ownership of Certain Beneficial Owners and Management.

Experience of Management; Dependence Upon Key Personnel

    The Company is dependent upon key personnel, including its President and CEO, Stanley H. Van Etten, and upon recruiting and retaining skilled IRSRs. In addition, the Company's other personnel have a greater than usual importance to the Company because of the complexity of a network marketing/independent contractor based business. Any loss of or failure to retain key personnel could have a material adverse effect upon the Company. See Business.

Competition

    The Company operates in a highly competitive business. The Company competes with a number of established network marketing companies, including some that also sell jewelry. In addition, the Company competes with other retail sellers of fine jewelry and fine collectibles, many of which are typically located in shopping malls and other more traditional retail outlets. Some of the Company's competitors may have substantially greater financial resources than the Company. The Company's future success will depend to a significant extent upon its ability to remain competitive in the areas of cost control, service responsiveness and reliability, and marketing. See Business.

Prior Transactions With Affiliates

    The Company has in the past entered into and may in the future enter into transactions and agreements with its shareholders and certain partnerships and/or corporations and/or other entities controlled by its shareholders. While the Company believes that the terms of the transactions and agreements have been no less favorable to the Company than could have been obtained from unaffiliated, third parties, no assurance can be given that unaffiliated, third parties would not have offered terms more advantageous to the Company. See Related Party Transactions.

    All future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties. In addition, it is the Company's policy that all material affiliated transactions and loans, and any forgiveness of loans, should be approved by a majority of the Company's Board of Directors who do not have an interest in the particular transaction(s).

Network Marketing Industry and Government Regulation

    Regulations regarding network marketing companies are a complexity of overlapping laws which vary from jurisdiction to jurisdiction. Network sales programs are affected by combinations of business opportunity statutes, franchise and securities statutes, anti-pyramid statutes, network distribution statutes, and state lottery statutes, as well as, U.S. Post Office lottery and Federal Trade Commission fraud regulations, among others. In addition, some regulatory officials seem to have a negative bias toward the legality of network marketing as a means of merchandising. Many network marketing programs have been targeted for prosecution and litigation under a variety of laws, though enforcement of these statutes and regulations has often appeared selective. Failure to comply with the laws of any jurisdiction can result in the loss of the Company's ability to operate therein for indefinite periods of time, and could possibly affect its ability to operate in other jurisdictions as well. From time to time, the Company has, in the past, received inquiries from various state regulators regarding various aspects of the Company's business. The Company's practice is to promptly respond to all such inquiries, and to provide whatever information is requested. The Company is aware of no currently outstanding inquiries to which it has not responded, or other actions by any state or federal regulatory authority. However, no assurances can be given that such responses will be deemed dispositive of any particular matter. From its inception, the Company has invested a substantial amount of money to seek the advice of legal counsel in the areas of corporate, network marketing and securities law in order to structure itself in accordance with the multiplicity of laws that govern its operations. Though it can give no assurances, the Company believes it has taken reasonable steps to comply with the various laws that would apply to it in the jurisdictions in which it currently operates. In addition, the Company has adopted certain policies and procedures designed to assure compliance with the various laws that govern its business, and it devotes significant efforts to policing its operations and sales force. See Business.

Key-Man Life Insurance; Management Contracts

    The Company maintains a $1,500,000 key-man life insurance policy on its President and CEO, Stanley H. Van Etten. The Company currently carries no key-man life insurance on any other members of its management. All members of management have entered into confidentiality and non-competition agreements with the Company. The Company has entered into a long-term employment contract with its President. The loss of any members of management, especially the current President, could significantly adversely affect the Company's ability to maintain operations.

Primary Dependence on One Supplier

    The Company currently uses a single primary supplier to provide the jewelry products that it markets (A&A Jewelers, Inc.-Canada/E.B. Harvey, Inc.-USA (collectively "E.B Harvey")). In addition, the Company's current access to the fine collectibles products it offers to the public, is maintained through E.B. Harvey and the agreements that this supplier has with the individual fine collectibles suppliers. Any interruption of the supply of products from E.B. Harvey could adversely affect the Company's ability to fill customer's orders. Such an interruption could lead to the loss of retail customers and to the loss of IRSRs. The Company is pursuing relationships with other vendors of similar products in order to reduce its sole supplier dependence. The Company believes there are several suppliers who could provide the same products to the Company if necessary. See Operations.

Dependence on Consumer Spending

    The success of the Company's operations depends upon a number of factors relating to consumer spending, including, but not limited to, future economic conditions affecting disposable consumer income such as employment, business conditions, interest rates and taxation. There can be no assurance that consumer spending will not decline in response to economic conditions, thereby adversely affecting the Company's growth, net sales and profitability.

Management Has Broad Discretion to Allocate Proceeds

    Management shall have broad discretion to allocate the proceeds of this offering in the event the minimum or maximum number of shares offered hereby are sold. A significant portion of the proceeds are to be used to fund working capital. See Use of Proceeds.

Absence of Public Market; Possible Volatility of Stock Price

    Prior to the Offering, there has been no public market for the Common Stock and there can be no assurance that an active trading market will develop or be sustained after the offering. Further, there can be no assurance that the underwriter, or members of the proposed selling group, if any, will make a market in the Company's securities or that the underwriter, or members of the proposed selling group, if any, will be able to establish an active trading market in the Company's securities.

    The Company has applied for a listing of the Common Stock on the NASDAQ National Market. There can be no assurance that the Common Stock will be approved for listing. After completion of the Offering, the market price of the Common Stock could be subject to significant fluctuations in response to various factors and events, including the liquidity of the market for the shares of Common Stock, variations in the Company's operating results, new statutes or regulations or changes in the interpretation of existing statutes or regulations affecting the network marketing industry. In addition, the stock market in recent years has experienced broad price and volume fluctuations that often have been unrelated to the operating performance of particular companies. These market fluctuations also may adversely affect the market price of the share of Common Stock. See Plan of Distribution.

Litigation of Certain Insiders

    Although the Company is not involved in any material legal proceedings, the Company's officers, Stanley H. Van Etten and John D. Brothers are involved in proceedings either individually or through other corporate interests; however, none of these matters involve the Company or are related to any of the Company's activities. Management believes that none of these matters will have a significant adverse impact on the Company.
See Litigation.



Subsequent Registration of Privately Held Shares

    At present the Company plans to file a subsequent registration statement in the fourth quarter of fiscal 1996 to register additional shares (privately held shares). There can be no assurance that the Company will be able to achieve the registration of these privately held shares.

                         USE OF PROCEEDS

    The net proceeds to the Company from the sale of the shares of Common Stock offered hereby are estimated to be approximately $4,414,491, if the minimum number of shares offered hereby are sold and approximately $22,592,595, if the maximum number of shares offered hereby are sold, after deducting the commissions to the underwriter and estimated offering expenses payable by the Company. If the minimum number of shares offered hereby are sold, the Company plans to use the funds for working capital purposes. If the maximum number of shares offered hereby are sold, the Company plans to use the funds for working capital purposes and additionally, shall use proceeds of the offering to: fund further international expansion into other provinces of Canada and Mexico and to develop its own product fulfillment center. In addition, the Company is registering shares for future employee compensation. Pending such uses, the Company intends to invest the net proceeds from this offering in short-term interest bearing securities.

                               Minimum Offering       Maximum Offering
                             Amount       Percent 	Amount      Percent

Working Capital               $4,414,491  100%    	$16,217,595 71.79%
Fund Expansion Into New Areas                           $3,550,000  15.71%
Develop Fulfillment Center                              $2,825,000   12.50%

     Total                    $4,414,491  100%          $22,592,595  100%


                         DIVIDEND POLICY

     The Company does not currently pay dividends on its Common Stock and does not anticipate paying dividends. It is the present policy of the Company's Board of Directors to retain earnings, if any, to finance the expansion of the Company's business. The payment of dividends in the future will depend on the results of operations, financial condition, capital expenditure plans and other cash obligations of the Company and will be at the sole discretion of the Board of Directors.

                             DILUTION

     The difference between the public offering price per share and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liability) by the number of shares of Common Stock actually outstanding.

     As of July 31, 1996, the fully diluted net book value of the Company was ($0.06) per share. Assuming the sale of the minimum number of shares offered hereby (500,000 shares) and the receipt of the proceeds therefrom (based upon the assumed initial offering price of $10.00 per share and after deducting estimated cash offering expenses payable by the Company in connection with this offering), the fully diluted pro forma net book value of the Company on July 31, 1996 would have been $0.35 per share. This represents an immediate increase in net book value of $0.41 per share to the existing shareholders and an immediate dilution of $9.65 per share to new investors. Assuming full subscription of the offering ($25,000,000 or 2,500,000 shares), and the receipt of the proceeds therefrom (based upon the assumed initial offering price of $10.00 per share and after deducting the estimated cash offering expenses payable by the Company in connection with this offering), the fully diluted pro forma net book value of the Company on July 31, 1996 would have been $1.70 per share. This represents an immediate increase in net book value of $1.76 per share to the existing shareholders and an immediate dilution of $8.30 per share to new investors. This table illustrates this per share dilution:

                                        Minimum Offering     Maximum Offering
Initial public offering price per share    $10.00               $10.00
     Net tangible book value per share
          before pro forma adjustments     ($0.06)              ($0.06)
     Increase attributable to investors
        in this offering                    $0.41                $1.76
Adjusted net tangible book
        value after offering                $0.35                $1.70
Dilution to investors in this offering      $9.65                $8.30


     The following table summarizes, as of July 31, 1996, with respect to existing shareholders and investors in the offering, a comparison of the number of shares of Common Stock acquired from the Company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.


                              Minimum Offering

           Shares of Common Stock Purchased Total Consideration Paid Avg. Price
           Number           Percent         Amount      Percent      Per Share

Existing
Shareholders   10,493,540   95.45%          $1,607,060  24.32%       $0.15

Investors in
Offering       500,000      4.55%           $5,000,000  75.68%       $10.00

TOTAL         10,993,540     100%           $6,607,060  100%


                              Maximum Offering

          Shares of Common Stock Purchased  Total Consideration Paid Avg. Price
          Number           Percent          Amount     Percent       Per Share

Existing
Shareholders 10,493,540    80.76%           $1,607,060 6.04%          $0.15

Investors in
Offering     2,500,000     19.24%           $25,000,000 93.96%        $10.00

TOTAL       12,993,540     100%             $26,607,060 100%

                           CAPITALIZATION

     The following table sets forth the capitalization of the Company as of July 31, 1996 and as adjusted to give pro forma effect to the issuance and sale of the minimum number of shares offered hereby and the issuance and sale of the maximum number of shares offered hereby and the application of the estimated net proceeds of the offering ($4,414,491 in the event of the minimum and $22,592,595 in the event of the maximum). The table should be read in conjunction with the Selected Financial Information, Management's Discussion and Analysis of Results of Operations and Financial Condition, and the Financial Statements of the Company and notes thereto appearing elsewhere in this Prospectus.

                           Actual              Actual         As Adjusted
                           December 31, 1996   July 31, 1996  Minimum Maximum

Long-term debt (including current portion)
                                   $0           $19,544  $19,544    $19,544
Stockholders' deficit:
   Common stock, $0.001 par value: 25,000,000
   authorized 10,493,540 issued and outstanding(2)(3)(4),
   respectively:                $9,987          $10,494  $10,994    $12,994
Additional paid-in capital
                            $1,247,463        $1,596,565 $6,596,066 $26,594,066
Adjustment for foreign currency translation
                                  $156          $2,592   $2,592        $2,592
Accumulated deficit
                           ($1,929,823)    ($2,220,616)($2,220,616)($2,220,616)

(2) Does not include conditional share gifts to employees to be awarded January, 1997, totaling 142,000 shares; conditional share gifts to top salesman to be awarded January, 1997, totaling 120,000 shares; and conditional shares to others to be awarded January, 1997, totaling 200,000 shares.

(3) Does not include unexercised outstanding options for up to 3,175,000 shares set forth in Option Grants.

(4) Pursuant to the terms of his employment contract, the President is entitled to stock incentives as follows: (i) 2% of the issued and outstanding shares as of December 31, 1996 if the Company has achieved gross revenue in excess of $25,000,000; (ii) 3% of the issued and outstanding shares as of December 31, 1997 if the Company has achieved gross revenue in excess of $75,000,000; (iii) 3% of the issued and outstanding shares as of December 31, 1998 if the Company has achieved gross revenue in excess of $125,000,000; (iv) 3% of the issued and outstanding shares as of December 31, 1999 if the Company has achieved gross revenue in excess of $200,000,000; and (v) 3% of the issued and outstanding shares as of December 31, 2000 if the Company has achieved gross revenue of $275,000,000.


                  SELECTED FINANCIAL INFORMATION

     The selected financial information presented in the following table for the period from April 28, 1995 (inception) to December 31, 1995 and for the seven months ended July 31, 1996 have been derived from the Company's audited consolidated financial statements. All information in the following table should be read in conjunction with Management's Discussion and Analysis of Results of Operations and Financial Condition and with the Financial Statements of the Company and related notes thereto appearing elsewhere in this Prospectus.
                                               April 28, 1995
                                           (Inception) to      Seven Months
                                            December 31, 1995  Ended July 31,
                                                                1996

Consolidated Statements of Operations:
        Revenue       			        $4,852,242         $19,079,496
        Gross Income (Loss)  			($66,095)           $3,121,961

        Selling and Administrative Expenses
                              			$1,863,728         $3,412,754
        Net Income (Loss)                      ($1,929,823)         ($590,793)
        Weighted Average Number of Common
         Shares Outstanding                        877,446          7,495,387
       Net Loss Per Shares at Period Ended
                                                  ($2.20)            ($0.08)

Consolidated Balance Sheets:

        Cash                                      $454,671            $274,797
        Current Assets                          $1,033,481          $1,760,286
        Current Liabilities                     $2,951,210          $3,806,017
        Total Assets                            $2,278,993          $3,207,500
        Long-Term Debt,
        less current maturities                         $0             $12,447
        Stockholders' Deficit                    ($672,217)          ($610,964)



     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
          CONDITION AND RESULTS OF OPERATIONS

The Company

     The Company was incorporated in North Carolina on April 28, 1995, and has a wholly owned Canadian subsidiary, International Heritage of Canada, Inc. The Company is a network marketing company, owned by some of its Independent Retail Sales Representatives ("IRSRs") and its professional management team. The Company distributes a variety of fine jewelry and collectible products through IRSRs throughout the United States and Canada.

     In June, 1995 when the Company commenced its operations, it offered 27 products and by December, 1995, the Company was offering over 500 products in two categories of goods. The Company's product categories are: fine 14K, 18K and 24K gold and precious stone jewelry and fine collectibles from manufacturers around the world. The fine collectible products are from the following manufacturers: Waterford (crystal), Lalique (crystal), Lenox (crystal, china and silver), Mark Hopkins (bronze sculptures), Sorrento (Italian hand-made music boxes), Mont Blanc (writing instruments), Lladro (Spanish porcelain), Coach Leather (handbags, briefcases, luggage, accessories), Chilmark (bronze sculptures), Marlene's Collection (Canadian collectible dolls), Swarovski (crystal) and Reed & Barton (silver and flatware). Some Company products mentioned above are not available for sale, but rather are available only as awards to IRSRs through the earn-out program of the Company's Bi-Lateral Compensation Plan. The Company is constantly expanding its product lines of jewelry and fine collectibles, and looking at other value-based products to add to its offerings in the future.

     The Company works like a "partner" with its IRSRs. By distributing and supporting world class products for distributors, the Company addresses the problems with which most distributors have been faced. The confidence shown in the Company by its customers and distributors is its most valued possession and the Company acknowledges and accepts those responsibilities as their "partner."

Start-Up Objectives

     On April 28, 1995 three entrepreneurs: Claude W. Savage, Larry G. Smith and Stanley H. Van Etten were drawn together by a vision to build and develop a network marketing company that would have all of the strengths of corporate America and all of the benefits of network marketing. This vision would become International Heritage, Inc. ("IHI").

     During May and June, 1995, the entrepreneurial vision was shared with 57 other individuals who further refined the vision and invested in International Heritage, Inc. Together, the founding shareholders assembled a team of professionals to assist, plan and advise the Company in every regard. These professional parties were instrumental in developing the Company, and included: securities attorneys, network marketing attorneys, certified public accountants, computer and technical advisors, management consultants and investment bankers. The founding shareholders invested and loaned the Company over $700,000 to form and implement the IHI concept.

     On June 21, 1995, IHI opened its doors for business, signed its first IRSR, and sold its first product. The Company started by making its products available to a small number of highly motivated professional people in key sales regions. These IRSRs earn sales commissions by building their own retail sales organizations, or networks. IRSRs who join the Company are given the same opportunities as the initial distributors, and, as the process repeats itself, the Company's distribution system expands, spreading from person to person, from state to state, and eventually, from country to country. Currently the Company has more than 25,000 Representatives in 48 states (except North Dakota and South Dakota), the U.S. territories and the provinces of Alberta, British Columbia and Ontario, Canada. The Company carries the costs of developing supporting materials used by the distribution network, to include, but not limited to: sales brochures; audio and video tapes; training manuals; sales kits; business forms; and warehousing and transporting products; all in an effort to support the IRSR at a lower cost than that of standard retailing channels. The Company sells its sales aids and audio/visual materials to its Representatives for a marginal profit. By providing materials and support to Representatives at reduced start-up costs, the Company hopes to benefit from: reduced advertising expenditures; a highly motivated sales force; positive word of mouth; a sense of customer and IRSR loyalty; and a high volume of repeat sales. The IRSR should be able to affordably start his or her own business with minimal start-up costs and operating expenditures, a reasonable expectation of profits and individual business profitability. Further, the IRSR should benefit from the following as well: high earnings potential; the ability to be his or her own boss; the ability to operate a business from home; the ability to work on a part-time or full-time basis; the ability to buy products at a reduced cost; no franchise fees; no legal and accounting costs associated with starting and running a small business; and the opportunity to work with family, friends and relatives.

     Throughout 1995 the Company continued to grow its network of IRSRs and, as a result, the need for capital continued to grow. The Company offered additional stock to Representatives through December, 1995. In December 1995 the Company offered each of its shareholders the opportunity to rescind their investment. The Company made rescission offers to approximately 190 persons who had invested money in the Company prior to the Company's securities being registered for sale or exempted from registration under applicable securities laws. While these rescission offers should absolve the Company of any civil liability to the individual investors, the Company may still be liable for administrative penalties and sanctions as a result of these transactions. Such administrative sanctions can be severe, and can include, among other things, significant monetary penalties and injunctive actions. While the Company can give no assurances that it will not be sanctioned for these transactions in the future, the Company knows of no administrative proceedings or regulatory investigations related to these rescission offers or the facts underlying same, that are currently pending or proposed. The Company intends to make an appropriate filing to register the shares of all shareholders who previously rejected the Company's offer of rescission. Four (4) shareholders accepted the Company's offer of rescission.

     The Company's philosophy is similar to that of traditional corporate America, that is to let as many people as possible benefit from owning a small stake in the Company. The Company's existing shareholders consist of IRSRs, management and eventually, employees. A benefit of this broad basis of stock ownership, especially ownership by Representatives, is the creation of a national "training force" of sorts to enforce compliance with the Company's policies and procedures.

Network Development and Training

     The Company has recently implemented the IHI Training, Leadership Development and Support System (the "System") which is a comprehensive system designed to: stimulate and support recruiting activity and organized growth of an IRSR's Retail Sales Organization; enhance retention of IRSRs; develop responsive field leadership which extends the Company's philosophy and vision throughout its network of Representatives; and to create and promote a working partnership between the Company and its network of Representatives. The System is supported by a series of events, recognition (sales production and other) and tools. The events include: local weekly business opportunity meetings, area events, regional events, national events and conventions, international conference calls with the Company's President and various guest speakers, corporate leadership courses, leadership retreats and special meetings and contest/incentive trips. The recognition system is designed to increase sales momentum, sales volume, Representative income and retention. The tools include: a series of audio and video tapes on the Company, building a retail sales organization, Quickstart Training, retailing products, the IHI Bi-Lateral Compensation Plan and how to fill out Company forms along with commonly asked questions and answers; slide presentations; overhead presentations; flip chart presentations; a monthly newsletter The IHI Business Journal; fax on demand (which provides an overview of the Company); monthly conference calls; an Internet home page; various sales and marketing publications (Gettin' the Business; A Sales Professional's Handbook is included in the Company's Retail Business Career Kit); and the International Data and Communications Center, which is an automated, comprehensive, multi-functional communication and support service linking the Representative, via telephone to the Company's computer system in order to access all types of information relevant to the Representatives' business.

Results of Operations

     At year end 1995, only six months after the start of business, the Company's total assets were in excess of $2,000,000 and total revenue for the year was a little over $5,000,000 ($4,852,242 in sales and $408,375 in deferred sales). In addition, the Company reached profitability one month ahead of management's financial projections, by showing a $175,878 profit for the month of December. However, at year end 1995, the Company had lost in excess of $1,900,000.

     While the Company lost approximately $1,900,000 from its inception to December 31, 1995, it experienced a dramatic turn-around in cash flow and operating profitability. For the month end December 1995, the Company had net cash provided from operating activities of $537,171. For the seven month period ended July 31, 1996, the Company had a net loss of $590,793, based on total revenue of $19,079,496. For the seven month period ended July 31, 1996, the Company had net cash provided by operating activities of $775,974. This increase in positive cash flow is a direct result of management's ongoing efforts to cut costs and improve operating efficiencies. However, management fully expected the losses incurred to date and attributes the one-time losses directly to the high cost of start-up, the need for professional parties and their planning expertise, the development of an IRSR network from scratch, the high cost of computer hardware and software development, and numerous other technical and specialized issues. However, the Company does not anticipate the continuation of these losses since most of the relevant costs were isolated in nature. The Company's gross operating profit margin is in excess of 16% before overhead expenses. However, there can be no assurance that the profit margin can be sustained. See Financial Statements. In addition, the Company's initial capitalization and the additional capitalization from the proceeds of this offering should be sufficient to operate the Company into profitability. However, there can be no assurances of profitability and no reliance should be made therein. See Financial Statements.

     Although the Company has reduced its loss since December 1995, and the proceeds of this offering are anticipated to fund continued growth, there may be some unforeseen event which will require the Company to seek additional capital in the future. The extent and timing of such requirements will depend upon many factors, including, but not limited to, economic conditions, the level of product sales, competition and cash flow levels. The Company believes that the funds generated by this offering, together with existing resources and cash generated from operations, will be sufficient to fund its operations. However, no assurances can be given that unforeseen circumstances will not alter the Company's capital requirements, or that adequate funds will be available on acceptable terms, if at all. The Company's shareholders will have no obligation to provide any such funds that may be required in the future.

                             BUSINESS

General

     The Company was incorporated in North Carolina on April 28, 1995. The Company is engaged principally in the direct sale of fine jewelry and fine collectibles. The Company utilizes a network marketing distribution system to market its products through catalogue sales. Compensation to the Company and to its network of IRSRs is based on the volume and price of Company products sold.

     The Company's wholly owned subsidiary, International Heritage of Canada, Inc., incorporated on July 25, 1995, engages in similar direct sales of fine jewelry and fine collectibles in three Canadian provinces (Alberta, British Columbia and Ontario).

Primary Markets

     The Company currently has IRSRs operating in forty-eight (48) states (except North Dakota and South Dakota), all of the U.S. territories and the Canadian provinces of Alberta, British Columbia and Ontario through its wholly-owned subsidiary International Heritage of Canada, Inc. While there can be no assurances that such will come to fruition, the Company anticipates expanding into additional provinces of Canada, as well as Mexico and certain overseas markets in the next twelve (12) months. Such expansion will depend on, among other things, the availability of qualified IRSRs and the ability of the Company to comply with applicable local licensing and business laws. Prior to expanding into foreign markets, the Company intends to translate some of its current sales and marketing materials into languages such as Spanish and Mandarin Chinese for use in its current markets.

Operations

     The Company's operations provide for the sale of fine gold jewelry and collectibles. The Company markets and sells its products through a network of IRSRs, independent contractors who purchase products from the Company and resell them to the public or consume them personally. While these IRSRs are in business for themselves, the Company provides support for their efforts by making available certain sales, training and motivational tools and other technical and supervisory assistance. All IRSRs must adhere to the Company's written Policies and Procedures in order to maintain their affiliation with the Company. Compensation to these IRSRs is based on the Company's proprietary Bi-Lateral Compensation Plan. See Bi-Lateral Compensation Plan.

     The Company negotiates for and secures the rights to market and sell the various products available to the IRSRs. The Company has secured the rights to market various items of fine jewelry from E.B. Harvey. The items of jewelry currently available to the Company from E.B. Harvey include gold (14K, 18K and 24K) and precious stone jewelry in the form of rings, bracelets, earrings, necklaces and watches, among others. In addition, the Company's current access to the fine collectible products it offers to the public is maintained through E. B. Harvey and the agreements that this supplier has with the individual collectibles suppliers. The Company is constantly reviewing and evaluating the possibility of adding additional product lines, as well as, additional product suppliers.

     The Company has recently made an arrangement with Jewels By Evonne to provide jewelry products which are being tested for sales receptiveness through a new Value Series Brochure (a marketing program which makes an introduction of new Company products or introduces a new supplier on a quarterly basis). If these products are well received, Jewels By Evonne shall serve as a new supplier to the Company and its products shall be added to the Company's primary catalog.

     The Company is currently in discussions with a major US telecommunications carrier to provide a value-added line of telecommunications products to IRSRs to include: personal communications systems, long-distance pre-paid calling cards and conference calling. The Company is also exploring several affinity programs for its IRSRs not limited to its own Visa/MasterCard and a travel program.

     The Company displays the various products for sale in color catalogues which are made available for use by the IRSRs. In addition, the Company assists its IRSRs in ordering the products, tracking delivery, and recording and paying compensation associated with the sale of products.

     As of July 31, 1996 the Company had over 25,000 IRSRs throughout most of the United States and parts of Canada, the vast majority of whom are actively engaged in selling the Company's current product lines. Gross revenues for the Company, since its inception, have steadily increased with the increase in the number of active IRSRs. Gross revenues have risen from approximately $409,000 in June 1995, to approximately $1,135,000 for the week ended August 23, 1996.

     As of August 31, 1996 the Company had already achieved a significant increase in sales and operating profitability. For the one month period ending August 31, 1996 (unaudited) the Company had gross revenues of $5,650,242.15, with operating income of $678,029.04. In addition, the Company achieved its first $1,000,000 sales day on August 30, 1996 and for the one week sale period ending August 31, 1996 the Company had gross revenues in excess of $2,000,000. In management's opinion, the Company is experiencing significant sales growth and operating profitability and expects the Company to continue with this trend of operations and sales.

Bi-Lateral Compensation Plan

     IRSRs are compensated for sales of the Company's products in accordance with the Company's proprietary Bi-Lateral Compensation Plan, (the "Plan"). Representatives earn compensation under in the Plan in any of several ways. First, Representatives may purchase products at wholesale cost from the Company and sell them at a marked-up retail price to consumers, thereby earning a retail profit.

     Second, Representatives may undertake to build a Retail Sales Organization, and earn override commissions and bonuses on the sales made by the other Representatives in the Retail Sales Organization. Attendant with this opportunity to earn override commissions and bonuses, the Company places an obligation on the sponsoring Representative to supervise, manage and otherwise support and aid the down line Representatives in their sales efforts. To qualify for such override commissions and bonuses, a Representative must (1) "open" a Retail Business Center with the Company;
(2) "create" Retail Sales Business Volume through retail sales, retail purchases and/or the use of Retail Business Agreements; (3) "certify" the Retail Business Center by amassing at least 200 in Retail Sales Business Volume Credit; and (4) "duplicate" the Retail Business Center by sponsoring two additional IRSRs who also create sales organizations of their own. Override commissions and bonuses are tracked and calculated by the Company and paid out weekly to qualifying representatives. To maintain their qualification to receive override commissions and bonuses, all Representatives are required to meet certain retail sales quotas themselves by selling products to buyers outside the Company. The Company only pays commissions on product sales. No commissions are paid when Representative or prospective Representative is sponsored. Representatives are personally responsible for all taxes due on their earnings.

Competition

     The Company operates in a highly competitive business. The Company competes with a number of established network marketing companies including several that are better known than the Company. Among others, the Company competes with Jewelway (a jewelry distributor), Amway (a disposable goods distributor) and Quorum (an electronics distributor). With its network marketing competitors, the Company competes not only for the sale of products but also for the services of successful IRSRs. The Company believes its products are of a higher quality than its network marketing competitors, and that it offers more services and a more attractive compensation formula for selling Representatives than its competitors.

     In addition, the Company also competes with more traditional retail sellers of fine jewelry and fine collectibles. These competitors are typically located in malls or other retail shopping areas. The Company believes its marketing approach is more efficient and effective than these traditional store-front retailers, and that it can provide its products at a more attractive price because of the absence of traditional retail overhead costs.

Network Marketing Industry and Government Regulation

     Regulations regarding network marketing companies are a complexity of overlapping laws which vary from jurisdiction to jurisdiction. Network sales programs are affected by combinations of business opportunity statutes, franchise and securities statutes, anti-pyramid statutes, network distribution statutes, and state lottery statutes, as well as, U.S. Post Office lottery and Federal Trade Commission fraud regulations, among others. In addition, some regulatory officials seem to have a negative bias toward the legality of network marketing as a means of merchandising. Many network marketing programs have been targeted for prosecution and litigation under a variety of laws, though enforcement of these statutes and regulations has often appeared selective. Failure to comply with the laws of any jurisdiction can result in the loss of the Company's ability to operate therein for indefinite periods of time, and could possibly affect its ability to operate in other jurisdictions as well. From time to time, the Company has, in the past, received inquiries from various state regulators regarding various aspects of the Company's business. The Company's practice is to promptly respond to all such inquiries, and to provide whatever information is requested. The Company is aware of no currently outstanding inquiries to which it has not responded, or other actions by any state or federal regulatory authority. However, no assurances can be given that such responses will be deemed dispositive of any particular matter. From its inception, the Company has invested a substantial amount of money to seek the advice of legal counsel in the areas of corporate, network marketing and securities law in order to structure itself in accordance with the multiplicity of laws that govern its operations. Though it can give no assurances, the Company believes it has taken reasonable steps to comply with the various laws that would apply to it in the jurisdictions in which it currently operates. In addition, the Company has adopted certain policies and procedures designed to assure compliance with the various laws that govern its business, and it devotes significant efforts to policing its operations and sales force.

Physical Properties and Equipment

     The following table provides a description of the Company's principal physical properties and equipment including the original cost, and the accumulated depreciation and net book value as of July 31, 1996. All of the physical properties and equipment are located at the Company's Raleigh, North Carolina headquarters. Although the Company has not retained an independent appraisal for such purposes, the Company estimates the total replacement cost associated with the physical properties and equipment is approximately $575,000.

Property and equipment - at cost:

     Construction In Process                   $18,876
     Computer Software                         108,081
     Computer Hardware                         260,121
     Office Furniture and Equipment            132,511
     Vehicle                                    32,775
     Leasehold Improvement                       4,547
     Total Cost                                556,911
     Accumulated Depreciation                  114,701
     Book Value                               $442,210

Employees

     As of July 31, 1996, the Company had forty-four (44) employees, of whom eleven (11) performed management and supervisory functions and thirty-three (33) performed technical, administrative and support functions related to the Company's sales and network marketing operations. As of July 31, 1996, forty-three (43) of the Company's employees were full-time employees and one (1) Company employee was part-time. As of July 31, 1996, the Company had employment contracts with its President and managers only. The management contracts are for one (1) year terms and address confidentiality and non-competition concerns.


     As of July 31, 1996, International Heritage of Canada, Inc. had two
(2) employees both of whom were full-time employees. These employees are involved primarily in conducting the same business as the Company; however, their duties are related solely to business conducted in the three Canadian provinces where authorization to do business has been secured.

     The Company is not a party to any collective bargaining agreements. The Company considers relations with its employees to be excellent.

                    PRIOR SALES OF SECURITIES

     Prior to this Offering, the Company sold and issued a total of 10,493,540 Shares of Common Stock for a total consideration of $1,607,060(5). The Company received cash consideration of $732,660. The balance of the consideration was for services rendered, sales awards and incentives, and management awards, having a value of $874,400.

(5) As of July 31, 1996. See Financial Statements.

    Between May 1995 and December 1995, the Company sold 998,675 shares of its Common Stock to approximately 192 persons for an aggregate of $1,257,450 in cash and services. The Company relied upon the Regulation D, Rule 504 exemption from the registration requirements of the Securities Act of 1933 for these sales. The Company made rescission offers to each of these investors in December 1995. All investors who accepted the offer of rescission were repaid the amount of their investment plus interest at the legal rate. Four (4) investors accepted the offer of rescission.

    In January 1996, the Company issued rights to shares of Common Stock (totaling 50,000 post-split shares) to four (4) existing shareholders and IRSRs as merit awards for their previous provision of gratis services to the Company. Two (2) of these individuals are current directors of the Company. The issuance of shares pursuant to these rights is contingent upon each remaining an IRSR of the Company through December 31, 1996. The Company relied upon the Section 4(2) exemption from the registration requirements of the Securities Act of 1933 for issuance of these securities.

    In January 1996, the Company issued rights to shares of Common Stock (totaling 70,000 post-split shares) to eight (8) existing IRSRs as sales awards and compensation for their product sales efforts. Three (3) of these IRSRs are past or present directors of the Company or are affiliated with present directors of the Company. The issuance of shares pursuant to these rights is contingent upon each IRSR remaining in good standing with the Company through December 31, 1996. The Company relied upon the Section 4(2) exemption from the registration requirements of the Securities Act of 1933 for issuance of these securities.

    In January 1996, the Company issued rights to shares of Common Stock (totaling 152,000 post-split shares) to twenty (20) existing employees as compensation for their various services to the Company. One (1) of these employees is a current director of the Company. The issuance of shares pursuant to these rights is contingent upon each remaining an employee in good standing through December 31, 1996. The Company relied upon the
Section 4(2) exemption from the registration requirements of the Securities Act of 1933 for issuance of these securities. As of July 31, 1996 four (4) of the employees were no longer employed but an additional employee was granted such rights to shares for a total of 142,000 shares subject to this conditional gift.

    In February 1996, the Company issued 10,087 shares (100,870 post-split shares) of its Common Stock to the Company's President, Stanley H. Van Etten, pursuant to an employment contract between the Company and Mr. Van Etten whereby he was entitled to receive as compensation for his services a bonus of one percent (1%) of the shares of the Company's Common stock outstanding at December 31, 1995, as a result of the Company meeting certain financial goals during 1995. The Company relied upon the Section 4(2) exemption from the registration requirements of the Securities Act of 1933 for the issuance of these shares. Mr. Van Etten assigned these shares to Mayflower Holdings, Inc., who in turn gifted the shares to various individuals.

    In March 1996, the Company issued 25,000 shares (250,000 post-split shares) of its Common Stock to Mayflower Holdings, Inc., a principal shareholder of the Company, of which the Company's President, Stanley H. Van Etten, is also president. The Company granted said shares as prepayment for services in connection with a corporate capitalization plan. The Company relied upon the Section 4(6) exemption from the registration requirements of the Securities Act of 1933 for the issuance of these shares.

    During the March 1996 meeting of the Board of Directors, Johnny Daniel was granted 20,000 (200,000 post-split shares) conditional shares for assisting the Company in establishing IRSRs in the State of Montana. The award of these shares is contingent upon Mr. Daniel remaining a Representative in good standing with the Company through January 1, 1997.

                    RELATED PARTY TRANSACTIONS

    It is the Company's policy that any person that is a member of management or an employee of either the Company or International Heritage of Canada, Inc., may not build a sales organization and receive override commissions and bonuses therefrom under the Bi-Lateral Compensation Plan. Such members of management and employees are free to purchase the Company's products and resell them to others or to consume them personally.

    All future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties. In addition, all future material affiliated transactions and loans and any forgiveness of loans, must be approved by a majority of the independent outside members of the Company's Board of Directors who do not have an interest in the transactions; however, at present, there are no such independent outside members.

    Mayflower Holdings, Inc., ("Mayflower") a principal shareholder of whom Stanley H. Van Etten is President, provided substantial professional services, employees, operating capital, corporate office space, loans, general administrative supplies and support to the Company during the period March through May 1995. As a result, the Company owed $131,812 to the President and to Mayflower. These notes have been repaid as of July 31, 1996. Mayflower advanced $178,500 to the Company in August 1996. The note requires repayment at a rate of $50,000 on the fifteenth of each month for the months October 1996 through January 1997 with the final payment including interest accrued at a rate of twelve percent (12%). This loan is secured by the assets of the Company.

    In addition, as of July 31, 1996, the Company has shareholder loans in the amount of $10,000 outstanding. The notes bear interest at a rate of twelve percent (12%) and mature in less than one year. In order to provide the note holders with a rate of return commensurate with the risk of their investments, the notes were discounted ten percent (10%) and the discount is being amortized over the twelve (12) month period. The notes shall be repaid with proceeds from the offering.

    The Company received services related to the start-up and organization of the Company's Canadian subsidiary totaling $450,000 in exchange for stock of the Company from shareholders.

    The Company entered into an agreement with the Company's President, Stanley H. Van Etten, and a relative to create a sales training handbook for the Company's IRSRs. The agreement calls for a lump sum payment of $10,000 to the authors as well as a $4.00 per book royalty.

    The Company has entered into an agreement with Premium Concepts, Inc., the president of which is a shareholder of the Company, to provide the Company with a line of clothing, and other accessories. The Company shall not bear any of the costs associated with production and manufacture of the clothing and other accessories, but shall receive a royalty for granting the license to use the Company logo(s).

                            MANAGEMENT

Directors and Executive Officers

    The directors and executive officers of the Company, their ages as of July 31, 1996, and their respective positions are as follows:

    Name                     Age                     Position

Stanley H. Van Etten         34             President, CEO and Chairman
Barry A. Ackel               54             Director
John D. Brothers             30             Secretary and Director
Jimmie D. Knowles            50             Director
Claude W. Savage             58             Director
Larry G. Smith               51             Director
Sabrina L. H. Wei            27             Director

Directors are elected by the shareholders to serve until their successors are duly elected and qualified. There are no family relationships between any of the directors and executive officers of the Company.

 STANLEY H. VAN ETTEN has served as President, CEO and Chairman of the Company since May 4, 1995. Mr. Van Etten was the incorporator and a founding party of the Company. Mr. Van Etten also is the President of Mayflower Holdings, Inc., and has held this position since 1992. Mayflower Holdings is engaged in various business activities including corporate finance and management consulting, and is a principal shareholder of the Company. See Principal Shareholders. Through Mayflower Holdings Mr. Van Etten is a principal shareholder and also is the Managing Director of Mayflower Capital LLC, a pending National Association of Securities Dealers, Inc., ("NASD") member investment banking firm. Mr. Van Etten is also the President of Mayflower Venture Capital, LLC, a venture fund which focuses on emerging and developing small to middle-market companies located in the southeastern Unites States. From 1988 to 1993, Mr. Van Etten was Regional Vice President for F.N. Wolf & Co., Inc., a national investment banking firm. Mr. Van Etten holds a Bachelor of Arts degree from Florida State University. Mr. Van Etten attended the Duke University, Fuqua School of Business Executive MBA program in 1991 and 1992 but did not complete all of the course work for graduation. He holds Series 24, 7, and 63 licenses with the NASD as well. In addition, Mr. Van Etten owns small percentages of numerous companies and from time to time serves as director or consultant.

    BARRY A. ACKEL has served as a Director of the Company since January 1996. He is also a principal shareholder of the Company. See Principal Shareholders. Prior to his association with the Company, Mr. Ackel was an independent distributor with various network marketing companies. In addition, Mr. Ackel has been the owner or co-owner of several businesses dating back to 1967.

    JOHN D. BROTHERS has served as a Director of the Company since January 1996. Since November 1995, Mr. Brothers also has served as the Company's Compliance Director, and from June 1995 to November 1995 he was an IRSR of the Company. From September 1994 to June 1995, he was an Account Manager with Ostrander Burch & Co. in Raleigh, and from February 1993 to September 1994, he was Vice President of Mayflower Holdings, Inc. In addition, from 1989 to 1993, he held several positions with F.N. Wolf & Co., Inc. including the position of Branch Manager. Mr. Brothers holds a Bachelors degree from Elon College with a major in Finance. In addition, he holds Series 24, 7, 63 and 28 licenses with the NASD.

    JIMMIE D. KNOWLES has served as a Director of the Company since March 1996. He is also a principal shareholder of the Company. See Principal Shareholders. Since 1982 he has been the owner of several businesses in North Carolina including at present, Body's N Motion, Garner Glass & Mirror and Action Glass of the Triangle. In addition, from 1983 to 1994, Mr. Knowles held insurance and securities salesmen licenses.

    CLAUDE W. SAVAGE has served as a Director of the Company since May 1995. He also is a principal shareholder of the Company. See Principal Shareholders. Mr. Savage has been involved with network marketing since 1990. He is the former National Marketing Director with National Safety Associates. Mr. Savage also is a former teacher and coach in various public school systems in North Carolina, and since 1975, he has been the owner of fourteen (14) restaurants. He is currently the owner of the Fish Farm Seafood Restaurant in Matthews, North Carolina. Prior to his association with the Company, Mr. Savage was an independent distributor with various network marketing companies. Mr. Savage holds a Masters degree and a Bachelor of Science degree from Appalachian State University.

    LARRY G. SMITH has served as a Director of the Company since May 1995. Mr. Smith is the Managing Director of Omega Leasing Services, a principal shareholder of the Company. See Principal Shareholders. From 1987 to 1994, Mr. Smith was President and a principal shareholder of Cross Key Enterprises, Inc., which was engaged in various corporate activities including business development and acquisitions. Mr. Smith's experience lies in the health care field. For eighteen (18) years he worked with Smith Kline Beckman and Johnson & Johnson. The highest position held was Vice President of Sales and Marketing. Prior to his association with the Company, Mr. Smith was an independent distributor with various network marketing companies. He holds a Bachelor of Science degree from Bob Jones University.

    SABRINA L.H. WEI has served as a Director of the Company since January 1996. Prior to her association with the Company, Ms. Wei was involved with network marketing with Nu Skin International and was Regional Vice President for Images & Attitudes International (New Ways). Prior to that she established Trans Global Development and Investment Company, Ltd., a Hong Kong-based investment consulting firm. In addition, from 1986 to 1990 she was a Senior Auditor specializing in finance and investment with Touche Ross, Chartered Accountants. Ms. Wei holds a Bachelors degree from Simon Fraser University.

Executive Compensation

    The following table sets forth the compensation paid by the Company as of July 31, 1996 to each of the individuals who served as officers or directors of the Company, and to all officers and directors as a group.

          Name               Position               Compensation

Stanley H. Van Etten         President/CEO/Director $842,499(1)(3)
Barry A. Ackel               Director               -0-(1)(2)
John D. Brothers             Secretary/Director     $60,963(1)(2)
Jimmie D. Knowles            Director               -0-(1)(2)
Claude W. Savage             Director               -0-(1)(2)
Larry G. Smith               Director               -0-(1)(2)
Sabrina L.H. Wei             Director               -0-(1)(2)
All officers and directors
as a group (7 persons)                              $903,462

    (1) Does not include payments to each director of $100 per meeting plus reimbursement of expenses incurred in attending meetings.

    (2) Does not include compensation received from the Company for sales of products or bonuses or override commissions on sales by down line sales organizations.

    (3) In accordance with the provisions of his employment contract and based on the performance of the Company in 1995, Mr. Van Etten received a stock bonus of 1% of the issued and outstanding shares (or 10,087 pre-split shares) of the Company's Common Stock as of December
        31, 1995 on February 16, 1996.


                          OPTIONS GRANTS

     The Company has granted various options and conditional shares as incentives to various parities associated with the Company and its business. Currently all shareholders, optionees and prospective (conditional) shareholders are either IRSRs or employees of the Company. The only exception to this is: Patrick Kolenick, Bridge Ventures, Inc., Mayflower Holdings, Inc., Justo Nunez, Georgina Marie Mollick, Wood & Francis, PLLC, Richard S. Heller, Jeffrey Babener and Wyrick, Robbins, Yates & Ponton, PLLP, all of whom are professional parties working on behalf of the Company. All outstanding options (other than those issued to managers, employees and professional parties) have been issued to "key" IRSRs who work on a full-time basis selling Company products. Since all of these IRSRs are independent contractors, the Company believes these options are a necessary incentive in order to keep these IRSRs associated with the Company as opposed to loosing these key IRSRs to competing network marketing companies.

     The following table sets forth all outstanding options as of July 31, 1996:


                 Options Granted                                 Expiration
Name             Number of Shares    Exercise Price  Grant Date  Date

Claude Savage(1) 5% of the issued and $0.0002    May 4, 1995 May 4, 1998
               	 outstanding shares

Omega Leasing Services(1)
                5% of the issued and  $0.0002    May 4, 1995 May 4, 1998
               	outstanding shares

Mayflower Holdings, Inc.(1)
                5% of the issued and  $0.0002    May 4, 1995 May 4, 1998
               	outstanding shares

Barry Ackel(2)         100,000          $0.20     Jan 8, 1996 Jan 1, 1999

Claude Savage(2)       100,000          $0.20     Jan 8, 1996 Jan 1, 1999

Larry G. Smith(2)      100,000          $0.20     Jan 8, 1996 Jan 1, 1999

Stanley H. Van Etten(2)
                       100,000         $0.20     Jan 8, 1996 Jan 1, 1999

Sabrina L. H. Wei(2)   100,000         $0.20     Jan 8, 1996 Jan 1, 1999

Derrick L. Rodgers(2)  100,000         $0.20     Jan 8, 1996 Jan 1, 1999


John D. Brothers(2)    100,000         $0.20     Jan 8, 1996 Jan 1, 1999


Jimmie Knowles(2)      100,000         $0.20     Apr 1, 1996 Jan 1, 1999

John D. Brothers(3)    100,000         $0.20     Mar 4, 1996 Jan 1, 1999

Dawn McIntyre(3)       50,000          $0.20     Mar 4, 1996  Jan 1, 1999

Dawn McIntyre(3)       50,000          $0.20     Jun 30, 1996 Jan 1, 1999

Mary Breen(3)          50,000          $0.20     Mar 4, 1996  Jan 1, 1999

Dwight Hallman(3)      50,000          $0.20     Mar 4, 1996  Jan 1, 1999

Dwight Hallman(3)      50,000          $0.20     Jun 30, 1996 Jan 1, 1999

Clark Jones(3)         50,000          $0.20     Mar 4, 1996  Jan 1, 1999

Jeffrey L. Hooks(3)    50,000          $0.20     Jun 30, 1996 Jan 1, 1999

Stephanie Harris(3)    50,000          $0.20     Jun 30, 1996 Jan 1, 1999

Gary Bisby(4)          50,000          $1.00     Jun 30, 1996 Jan 1, 1999

Johnny Daniell(4)      50,000          $1.00     Jun 30, 1996 Jan 1, 1999

Rodger Gadd(4)         50,000          $1.00     Jun 30, 1996 Jan 1, 1999

B. Smith III(4)        50,000          $1.00     Jun 30, 1996 Jan 1, 1999

DeAnne Elrod(4)        50,000          $1.00     Jun 30, 1996 Jan 1, 1999

Martin Runion(4)       50,000          $1.00     Jun 30, 1996 Jan 1, 1999

Maureen Uphill(5)      50,000          $1.00     Jun 30, 1996 Jan 1, 1999

Dave Martin(5)         50,000          $1.00     Jun 30, 1996 Jan 1, 1999

Greg Bright(5)         50,000          $1.00     Jun 30, 1996 Jan 1, 1999

Robert L. Chalmers(5)  50,000          $1.00     Jun 30, 1996 Jan 1, 1999

Tricia Martin(5)       50,000          $1.00     Jun 30, 1996 Jan 1, 1999

Rhyon Caldwell(5)      50,000          $1.00     Jun 30, 1996 Jan 1, 1999

Patrick Kolenik(6)     400,000         $1.50     Jul 3, 1996(10) Jan 1, 1999

Bridge Ventures, Inc.(6)
                       100,000         $1.50     Jul 3, 1996(10) Jan 1, 1999

Mayflower Holdings, Inc.(6)
                       200,000         $1.50     Jul 3, 1996(10) Jan 1, 1999

O. Kenneth Rudd III(7) 100,000         $0.20     Jun 30, 1996  Jan 1, 1999

Evonne Eckenroth(7)     50,000         $0.20     Jun 30, 1996  Jan 1, 1999

Justo Nunez(8)         100,000         $0.20     Jun 30, 1996  Jan 1, 1999

Georgina Marie Mollick(9)
                       150,000         $0.20     Jun 30, 1996  Jun 30, 1999

Wood & Francis, PLLC(9) 50,000         $1.00     Jun 30, 1996  Jun 30, 1999

Richard S. Heller(9)(11) 25,000        $1.00     Jun 30, 1996  Jun 30, 1999

Jeffrey Babener(9)      50,000         $1.00     Jun 30, 1996  Jun 30, 1999

Wyrick, Robbins,
   Yates & Ponton (9)   50,000         $1.00     Jun 30, 1996  Jun 30, 1999


     (1)  1995 Board of Directors option.
     (2)  1996 Board of Directors option.
     (3)  1996 Management option.
     (4)  U.S. Advisory Board option.
     (5)  Canadian Advisory Board option.
     (6)  Option of consultants.
     (7)  Retail Sales Training System Development and Implementation
          Team Member Option.
     (8)  Merit Award for marketing services to Company since inception.
     (9)  Option to legal service providers.
     (10) Option granted after the ten for one (10:1) stock split
     (11) Will be restricted for 12 months from the date of SEC effectiveness.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                           MANAGEMENT

     At July 31, 1996, the directors, executive officers and persons holding five percent (5%) or more of the outstanding Shares were as follows:
                                     Percentage
                                     Shares
                                     Benefi-   Prior    After       After
                                     cially    to       $5,000,000  $25,000,000
Shareholder                          Owned     Offering Offering    Offering

Acme Holdings                        522,500   4.98%    4.75%       4.02%
Barry Ackel, Director
1239 Heyman Lane
Alexandria, LA 71303

Omega Leasing Services               915,000  8.72%     8.32%       7.04%
Larry G. Smith, Director
2435 E. North Street
Suite 292
Greenville, SC 29615

Jimmie & Portia Knowles, Director   663,900  6.33%      6.04%       5.11%
105 Beechtree Court
Apex, NC 27502

Mayflower Holdings                  885,280(6) 8.43%    8.05%       6.81%
Stanley H. Van Etten, President & CEO
2626 Glenwood Avenue
Suite 300
Raleigh, NC 27608

Paradise Investments, Ltd.          250,000  2.38%      2.27%       1.92%
Sabrina L. H. Wei, Director
1370-885 W. Georgia
Vancouver, BC V6C 3E8
Canada

Derrick L. Rodgers                  577,000  5.50%          5.25%  4.44%
409 Jackson Park Road
Kannapolis, NC 28083

Claude Savage, Director             797,000  7.59%          7.25%  6.13%
106 Benbow Lane
Charlotte, NC 28214

To the Top We Go, Inc.              110,000(7) 1.05%        1.00%  0.85%
John D. Brothers, Director
2626 Glenwood Ave.,
Ste. 200
Raleigh, NC 27608

All directors and                 4,143,680   39.48%       37.68%  31.88%
executive officers
as a group (7 persons)

(6) Does not include stock bonus of 10,087 shares (pre-split) earned pursuant to the president's employment contract with the Company or the 25,000 shares (pre-split) awarded to Mayflower Holdings, Inc., as prepayment for services in connection with as corporate capitalization plan. All shares were gifted to other parties, no shares were retained by Mr. Van Etten or Mayflower Holdings, Inc.

(7) Does not include 25,000 conditional shares to be granted January 1, 1997 so long as Mr. Brothers remains continuously employed by the Company through Dec-ember 31, 1996.


                            LITIGATION
The Company is not involved currently in any material legal proceedings.

The Company's directors and officers are not involved currently in any legal proceedings, except as listed below regarding Stanley H. Van Etten and John D. Brothers.

1. Jerry W. Kapp, et al. v. F.N. Wolf & Co., Inc., et al., 93 CVS 02170, Wake County Superior Court; 93-207-CIV-5-BO, United States District Court for the Eastern District of North Carolina, Raleigh Division.

    This action was initiated on February 26, 1993, in Wake County Superior Court. The Complaint was filed by Jerry W. Kapp against F.N. Wolf & Co., Inc. ("Wolf"), and Stanley H. Van Etten. The Plaintiff alleged that he had been damaged through the Defendants' sale of unregistered securities, market manipulation, and fraud in connection with the sale of securities in violation of the North Carolina Securities Act, as well as, through common law fraud, negligent misrepresentation, and breach of an implied contract duty of good faith and fair dealing. Mr. Van Etten denied the allegations. The Complaint also sought to certify, as a class, all North Carolina investors who purchased shares of Treats International Enterprises, Inc. from Wolf. On August 24, 1994, Wolf filed for Chapter 11 bankruptcy protection in the United States District court for the Southern District of New York. Subsequently, the Plaintiffs were enjoined temporarily from prosecuting their action provided that a disclosure statement was approved by the Bankruptcy Court and provided that a Plan of Reorganization was confirmed. Wolf seeks a permanent injunction as part of the Plan of Reorganization which would presumably settle all claims against Mr. Van Etten. Mr. Van Etten has entered into settlement discussions and management believes that the claims against Mr. Van Etten will be so settled, and that this matter will have no material effect on the Company.

2. In addition, Mr. Van Etten and/or Mayflower Holdings, Inc., a principal shareholder of the Company, and a company in which Mr. Van Etten is a principal, and/or Carpediem Venture Capital Group, Inc., a company in which Mr. Van Etten is a shareholder, also are involved in certain litigation stemming from various venture capital financing transactions. First, on March 2, 1995, Mayflower Holdings, Inc. filed suit against Denise Fordin in Superior Court in Wake County, North Carolina alleging that Ms. Fordin had failed to repay a loan made to a company of which Ms. Fordin was a principal and for which Ms. Fordin had personally guaranteed the loan. Mayflower Holdings, Inc. secured a judgment in the matter and has enforced the same. Second, Mr. Van Etten is a shareholder in Carpediem Venture Capital Group, Inc., which filed a complaint against various defendants in Superior Court in Forsyth County, North Carolina in March 1995, alleging common law fraud and securities law violations, stemming from a transaction to provide investment capital to the defendants and their business venture. Answers have been filed by the Defendants and a Motion for Summary Judgment is currently pending. Third, Parissa Haibodi Jones has filed suit against Mr. Van Etten individually in September 1995, in District Court, Wake County, North Carolina, alleging that Mr. Van Etten was liable for loans that Jones had made to Sunshine Jr. Acquisition, Inc. Mr. Van Etten has prepared an Answer to this Complaint denying the allegations. Mr. Van Etten intends to vigorously prosecute or defend his interests in each of these suits. In addition, management believes that none of these matters will have a significant adverse impact on the Company, and has included disclosure of these matters in the interest of full disclosure.

3. On January 20, 1995, Mr. Brothers filed a petition for adjustment of debts under Chapter 13, Title 11, United States Code in the United States Bankruptcy Court for the Eastern District of North Carolina (Case No. 95-00061-5-ATS). The Court ordered a schedule for repayment of debts.

                   DESCRIPTION OF COMMON STOCK

Upon the closing of the offering, the authorized capital stock of the Company will consist of 25,000,000 shares of Common Stock, par value $0.001 per share.

As of July 31, 1996, there were 10,493,540 shares of Common Stock outstanding held by the Shareholders. In addition, pursuant to its employment agreement with its President, Stanley H. Van Etten, the Company awarded Mr. Van Etten a bonus of 10,087 pre-split shares (1% of the issued and outstanding shares of December 31, 1995) based on the Company's financial performance in 1995. These shares were issued on February 16, 1996. March 4, 1996, the Company's Board of Directors awarded an additional 25,000 pre-split shares of Common Stock to Mayflower Holdings, Inc. as prepayment for services provided by a related party in an anticipated capitalization plan. Mr. Van Etten assigned all rights and ownership to these shares to Mayflower Holdings, Inc., who in turn gifted the shares to various individuals.

During the January 1996 annual meeting of the Board of Directors, certain conditional share awards were approved. These awards included: (i) rights to shares of common stock totaling 50,000 shares to be awarded in January 1997 to four (4) existing shareholders and Representatives as merit awards for their previous provision of gratis services to the Company; (ii) rights to shares of common stock totaling 70,000 shares to be awarded in January 1997 to nine (9) existing sales Representatives as sales awards for their product sales efforts (three (3) of these Representatives are past or present directors of the Company); and (iii) rights to shares of common stock totaling 152,000 shares to be awarded January 1997 to twenty (20) employees as compensation for their various services to the Company (some of these employees have failed to meet the condition of continued employment through December 31, 1996, and therefore there are 142,000 shares which are subject to the terms of this provision).

During the January 1996 annual meeting of the Board of Directors, options to the members of the Board of Directors were approved. These options were for 10,000 (pre-split) shares each at an exercise price of $2.00 per share, the term of the option is between January 1, 1997 and January 1, 1999 to be exercised in whole. These options were conditioned on the optionee being associated in good standing with the Company and remaining a member of the Board of Directors from January 8, 1996 through December 31, 1996.

During the March 1996 meeting of the Board of Directors, as part of their overall compensation, the Company's managers were awarded a stock option for $2.00 per share exercisable between January 1, 1997 and January 1, 1999. The options were granted as follows: Mary Breen, 5,000 shares; Dawn McIntyre, 5,000 shares; Clark Jones, 5,000 shares; Dwight Hallman, 5,000 shares; and John Brothers, 10,000 shares. (All options reflect pre-split numbers).

During the March 1996 meeting of the Board of Directors, Johnny Daniel was granted 20,000 (pre-split) conditional shares for assisting the Company in establishing IRSRs in the State of Montana. The award of these shares is contingent upon Mr. Daniel remaining a representative in good standing with the Company through January 1, 1997.

June 30, 1996, the Board of Directors granted options to the members of the Canadian Advisory Board and the U.S. Advisory Board. Each member of the advisory boards were entitled to 5,000 shares at an exercise price of $10.00 per share on or before January 1, 1999. The shares of common stock subject to this option total 65,000 (pre-split) shares. June 30, 1996 the Board also granted options to its Retail Sales Training System Development and Implementation Team, O. Kenneth Rudd, III and Evonne Eckenroth. These options are for 10,000 and 5,000 pre-split shares, respectively, exercisable at a price of $2.00 per share on or before January 1, 1999.

On June 30, 1996, the Board of Directors also awarded options to various service providers as follows: (1) Justo Nunez of Nunez Communications 10,000 shares exercisable at a price of $2.00 per share in whole or in part before January 1, 1999 for work with the Company in developing its marketing materials since inception; (2) Georgina Marie Mollick, 15,000 shares exercisable at a price of $2.00 per share in whole or in part on demand on or before June 30, 1999 for the rendering of legal services from inception to date; (3) Wood & Francis, PLLC, 5,000 shares at $10.00 per share exercisable in whole on or before January 1, 1999 for services as general counsel to the Company; (4) Richard S. Heller, 2,500 shares at $10.00 per share exercisable on or before January 1, 1999 for legal services related to this offering. Mr. Heller's shares will be restricted for 12 months from the date of SEC effectiveness; (5) Jeffrey Babener, 5,000 shares at $10.00 per share exercisable on or before January 1, 1999 for network marketing legal services; and (6) Wyrick, Robbins, Yates & Ponton, LLP, 5,000 shares at $10.00 per share on or before January 1, 1999 for legal services. (All options reflect pre-split numbers).

On June 30, 1996, the Board of Directors also awarded options to new managers Jeffrey L. Hooks and Stephanie Harris pursuant to the same terms as the options granted to the Company's managers in March 1996. Additionally, the Board awarded an additional option of 5,000 shares each to Dawn McIntyre and Dwight Hallman (pursuant to the same terms as the prior option grant).

The Company has granted the afore-mentioned various options and conditional shares as incentives to parities associated with the Company and its business. Currently all shareholders, optionees and prospective (conditional) shareholders are either IRSRs or employees of the Company. The only exception to this is: Patrick Kolenick, Bridge Ventures, Inc., Mayflower Holdings, Inc., Justo Nunez, Georgina Marie Mollick, Wood & Francis, PLLC, Richard S. Heller, Jeffrey Babener and Wyrick, Robbins, Yates & Ponton, PLLP, all of whom are professional parties working on behalf of the Company. All outstanding options (other than those issued to managers, employees and professional parties) have been issued to "key" IRSRs who work on a full-time basis selling Company products. Since all of these IRSRs are independent contractors, the Company believes these options are a necessary incentive in order to keep these IRSRs associated with the Company as opposed to loosing these key IRSRs to competing network marketing companies.

Holders of shares of Common Stock are entitled to receive dividends in cash, property or shares when and if dividends are declared by the Board of Directors out of funds legally available therefor. There are no limitations on the payment of dividends. A quorum for any meeting of shareholders is fifty percent (50%) of the outstanding shares entitled to be voted at the meeting. Holders of Shares are entitled to one (1) vote per share. Upon any liquidation, dissolution or winding up of the business of the Company, any assets will be distributed to the holders of shares after payment or provision for payment of all debts, obligations or liabilities of the Company. There are no preemptive rights, subscription rights, conversion rights and redemption provisions relating to the shares and none of the shares carry any liability for further calls.

The rights of holders of shares of Common Stock may not be modified other than by vote of two-thirds (2/3) of the shares voting on such modification.

                 SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for securities of the Company. No prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of share of Common Stock for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amount of Common Stock of the Company in the public market after the lapse of the restrictions through the registration of the underlying shares, could adversely affect the prevailing market price of the Common Stock.

Upon completion of the Minimum Offering, the Company will have outstanding 10,993,540 shares of Common Stock. Upon completion of the Maximum Offering, the Company will have outstanding 12,993,540 shares of Common Stock. Of these shares, 500,000 shares of Common Stock, representing all of the shares sold in the Minimum Offering, or 2,500,000 shares of Common Stock, representing all of the shares sold in the Maximum Offering, as the case may be, will be freely tradable without restriction or limitation under the Securities Act, except for shares, if any, purchased by an "affiliate" of the Company (as defined in the rules and regulations of the Commission under the Securities Act) which shares will be subject to the resale limitations of Rule 144 under the Securities Act. The remaining outstanding shares are "restricted" shares within the meaning of the Securities Act (the "Restricted Shares"). The Restricted Shares outstanding on the date hereof were issued and sold by the Company in private transaction in reliance upon exemptions from registration under the Securities Act and may be sold only if they are registered under the Securities Act or unless any exemption from registration is available. See Prior Sales of Securities and Subsequent Registration of Privately Held Shares.

                       PLAN OF DISTRIBUTION

The securities offered hereby are being offered on a "best efforts" basis by WIN Capital Corporation. Subject to the terms and conditions of the Underwriting Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, WIN Capital Corporation has agreed to act as representative of the several underwriters who will form the proposed selling group. See Revised Underwriting Agreement.

The Company will bear all costs and expenses incident to the issuance, offer, sale and delivery of the Common Stock. The Issuer has agreed to reimburse WIN Capital Corporation's counsel, Shustak, Jalil, Sanders & Heller, its legal fees estimated to be $35,000. Richard S. Heller, a member of the firm, has had options conferred on him by the Issuer for 25,000 common shares as an exercise price of $0.20 per share (post-split). (These options are restricted for 12 months from the date of SEC effectiveness). The members of the selling group, if any, have agreed to pay all fees and expenses of any legal counsel who it may employ to represent it separately in connection with or on account of the proposed offering by the Company, mailing, telephone, travel and clerical costs and all other office costs incurred or to be incurred by the Underwriters or by their representatives in connection with this offering.

The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the 1933 Act, and, if such indemnifications are unavailable or insufficient, the Company and the Underwriters have agreed to damage contribution agreements between them based upon relative benefits received from this offering and relative fault resulting in such damages. The Company also has agreed with the Underwriters that the Company will file and cause to become effective a registration statement pursuant to Section 12(g) of the Securities Exchange Act of 1934 no later than the date of this Prospectus.

The Company intends to sell the shares of Common Stock in this offering only in the states in which the offering is qualified. An offer to purchase may only be made and consummated in such states. The Subscription Agreement for the shares of Common Stock must be executed, and the shares of Common Stock may only be delivered only in such states. Resales or transfer of the shares of Common Stock may be restricted under state law.

If the Company does not terminate the offering earlier, the offering of shares of Common Stock will continue beyond the minimum amount of $5,000,000 until the Company raises an aggregate of $25,000,000, provided that the offering period for all of the shares of Common Stock of the Company will not exceed 120 days from the effective date of this Prospectus.

The participating members of the selling group have agreed in accordance with the provisions of Rule 15c2-4 promulgated by the Securities and Exchange Act of 1934, as amended, to cause all funds received upon subscription for shares of Common Stock to be forwarded to the Escrow Agent upon the receipt of the executed Subscription Agreement and related funds by the member of the selling group by or before noon of the next business day following the subscription for said shares of Common Stock.

Any and all proceeds received by the Underwriter from the sale of the Stock shall be deposited in an escrow account with Continental Trust & Transfer Company (the "Escrow Agent") pursuant to the terms and conditions of the Escrow Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Company shall pay the fee for establishing and maintaining the escrow account. Subscribers' checks shall be made payable to the Escrow Agent and the Underwriter will transmit such checks directly to the Escrow Agent by noon the next business day after receipt. The Escrow Agent promptly shall release to the Company the net proceeds (proceeds less commissions) from the sales of the Stock as and when requested by the Company but in any event, no earlier than the closing of the offering beginning with the first closing upon receipt of the Minimum Offering amount of $5,000,000 and the Maximum Offering amount of $25,000,000 or until the termination of the offering. The commission relating to a particular sale shall be released by the Escrow Agent to the Underwriter when the net proceeds of that sale are released to the Company.

Prior to this offering, there has been no public market for the Common Stock. The initial public offering price has been unilaterally determined by the Company without being negotiated with an underwriter or other third party. Among factors considered by the Company in determining the price were the history of, and the prospects for, the Company and the industry in which it competes, its past and present operations, its past and present earnings and the trend of such earnings, the prospects for future earnings, the present state of the Company's development, the general condition of the securities markets at the time of this offering, and the recent market prices of publicly traded common stocks of comparable companies.

                            LEGAL MATTERS

The legality of the Securities offered hereby has been passed upon for the Company by Wood & Francis, PLLC, Raleigh, North Carolina. The Underwriter will be represented by Shustak Jalil Sanders & Heller, New York, New York.

                             EXPERTS

The balance sheets of the Company as of July 31, 1996 (historical and pro forma) and December 31, 1995, and the statements of loss, changes in stockholders' deficit, cash flow and the consolidated financial statement schedules for the period from April 28, 1995 (inception) to December 31, 1995, and the seven months ended July 31, 1996 appearing in this Prospectus and Registration Statement, have been included herein in reliance on the reports of Eilers, Jones, Brown & McLeod, CPAs, PA, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                      ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"), all of which may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company intends to provide its shareholders with annual reports, including audited financial statements, and such other reports as the Company may determine.

The Company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto. For further information with respect to the Company and the securities offered hereby, or with respect to any contract or other document referred to, reference is made to such Registration Statement and exhibits, including the copy of such contract or other documents as it is filed as an exhibit to the Registration Statement. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549 upon the payment of the fees prescribed by the SEC.


                  INTERNATIONAL HERITAGE, INC.

   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTAL
                           INFORMATION

        Periods Ended July 31, 1996 and December 31, 1995


                                                              PAGE(S)

INDEPENDENT AUDITORS' REPORT                                    F-2

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets                               F-3 & F-4

Consolidated Statements of Loss                                 F-5

Consolidated Statements of Stockholders' Deficit                F-6

Consolidated Statements of Cash Flows                           F-7

Notes to Consolidated Financial Statements              F-8 to F-16

SUPPLEMENTAL INFORMATION:

Schedules of Consolidated Selling and Administrative Expenses  F-17































                       INDEPENDENT AUDITORS' REPORT



        To the Shareholders of
        International Heritage, Inc.
        Raleigh, North Carolina

        We have audited the accompanying consolidated balance sheets of International Heritage, Inc. as of July 31, 1996 and December 31, 1995, and the related consolidated statements of loss, stockholders' deficit and cash flows for the periods January 1, 1996 to July 31, 1996 and April 28, 1995 (date of inception) to December 31, 1995. These consolidated financial statements are the responsibility of the management of International Heritage, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Heritage, Inc. as of July 31, 1996 and December 31, 1995, and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.

        Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplemental information on page F-17 is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the same auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects, in relation to the basic consolidated financial statements taken as a whole


        /s/ EILERS, JONES, BROWN & McLEOD, CPAs, PA



        August 24, 1996
		Raleigh, North Carolina


                  INTERNATIONAL HERITAGE, INC.

                   CONSOLIDATED BALANCE SHEETS

               July 31, 1996 and December 31, 1995


                             ASSETS

                                                   1996       1995
CURRENT ASSETS
 Cash                                         $ 274,797  $ 454,671
 Certificates of deposit                         70,265     10,000
 Inventory                                      423,193    283,371
 Employee and stockholder advances               54,093     39,556
 Due from representatives, less allowance for
     doubtful accounts of $11,595 in 1996       347,177    142,028
 Sales tax refunds due                           44,214          -
 Other receivables                               45,457     22,998
 Deposits                                       122,179     79,419
 Prepaid expenses                               378,911      1,438
     Total Current Assets                     1,760,286  1,033,481

PROPERTY AND EQUIPMENT - AT COST
 Construction in process                         18,876          -
 Computer software                              108,081     81,102
 Computer hardware                              260,121    101,114
 Office furniture and equipment                 132,511     88,137
 Vehicle                                         32,775         -
 Leasehold improvements                           4,547         -
                                                556,911    270,353
 Less accumulated depreciation and amortization 114,701     36,411
     Net Property and Equipment                 442,210    233,942

ORGANIZATIONAL AND START-UP COSTS, NET           804,630    864,861

DOWNLINE DEVELOPMENT COSTS, NET                  200,374    146,709





                                               $3,207,500 $2,278,993





The accompanying notes are an integral part of these consolidated financial statements.

                  INTERNATIONAL HERITAGE, INC.

                   CONSOLIDATED BALANCE SHEETS

               July 31, 1996 and December 31, 1995


              LIABILITIES AND STOCKHOLDERS' DEFICIT


                                                   1996       1995
CURRENT LIABILITIES
 Trade accounts payable                       $ 909,877  $ 594,566
 Payable to representatives                     148,399    103,331
 Cash overdrafts                                      -    242,606
 Deferred revenue                               464,914    408,375
 Sales tax payable                               41,703    135,913
 Accrued payroll and payroll taxes              218,640     13,215
 Accrued commissions                          1,542,132    915,421
 Accrued earn-out product                       413,255    253,913
 Accrued award trip                              50,000          -
 Accrued interest payable                             -      2,675
 Notes payable from stockholders                 10,000     33,733
 Notes payable - other                                -    131,812
 Current maturities of long-term debt             7,097          -
 Potential investor deposits                          -    115,650
     Total Current Liabilities                3,806,017  2,951,210

LONG-TERM DEBT, less current maturities          12,447        -

STOCKHOLDERS' DEFICIT
 Common stock                                    10,494      9,987
 Additional paid-in capital                   1,596,566  1,247,463
 Equity adjustment for foreign currency translation
                                                  2,592        156
 Paid-in capital -- stock options             1,566,000         -
 Accumulated deficit                         (2,520,616)(1,929,823)
                                                655,036   (672,217)
 Deferred compensation expense               (1,266,000)         -
     Total Stockholders' Deficit              (610,964)  (672,217)


                                              $3,207,500 $2,278,993






The accompanying notes are an integral part of these consolidated financial statements.

                  INTERNATIONAL HERITAGE, INC.

                 CONSOLIDATED STATEMENTS OF LOSS

        Periods Ended July 31, 1996 and December 31, 1995



                                                   1996        1995
REVENUE
 Sales - product                            $17,099,074     $4,254,278
 Sales - business kits                        1,321,925        312,110
 Sales - administrative fees                    658,497        285,854
     Total Revenue                           19,079,496      4,852,242

COST OF SALES
Commissions                                    8,372,285     2,580,177
Product                                        5,624,063     1,912,157
Business kits                                  1,249,711       358,549
Other                                            711,476        67,454
     Total Cost of Sales                      15,957,535     4,918,337

      GROSS INCOME (LOSS)                      3,121,961       (66,095)

SELLING AND ADMINISTRATIVE EXPENSES            3,712,754     1,863,728


NET  LOSS                                  $   (590,793)   $(1,929,823)


NET  LOSS  PER SHARE                       $       (0.08)  $     (2.20)

Weighted  average  number of common shares  outstanding
                                                7,495,387   877,446
















The accompanying notes are an integral part of these consolidated financial statements.
                          INTERNATIONAL HERITAGE, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                Periods Ended July 31, 1996 and December 31, 1995

                 Common Stock; $.001 par value, 25,000,000 shares authorized
                                                            Adjustment for
                                            Additional Paid Foreign Currency
                        Shares      Amount     in Capital   Translation

Initial issuance of common stock
                        1,615 $         16   $   111,475 $        -

Stock split (500 for 1)
                       805,885        8,059        (8,059)        -

Issuance of common stock
                      114,475        1,145        803,320         -

Conversion of notes payable to
 common stock
                       76,700          767        340,727         -

Adjustment for foreign currency tran
                           -            -              -        156

Net Loss
                           -            -              -          -

Balance as of December 31, 1995
                      998,675        9,987      1,247,463       156

Issuance of common stock
                       50,679          507        349,103         -

Issuance of common stock options
                           -            -              -          -

Stock split (10 for 1)
                    9,444,186           -              -          -

Adjustment for foreign currency tran-
 slation                   -            -              -       2,436

Net Loss
                           -            -              -          -

Balance as of July 31, 1996
                   10,493,540 $      10,949 $    1,596,566 $   2,592




                        Paid-in                         Deferred         Total
                        Capital        Accumulated   Compensation Stockholders'
                        Stock Options      Deficit       Expensed      Deficit

Initial issuance of common stock
                        $          $            $              $       111,491

Stock split (500 for 1)
                              -            -              -              -

Issuance of common stock
                              -            -              -            804,465

Conversion of notes payable to
 common stock
                             -            -              -             341,494

Adjustment for foreign currency tran
                             -            -              -                 156

Net Loss
                             -       (1,929,823)                   (1,929,823)

Balance as of Decemer 31, 1995
                            -        (1,929,823)                    ($672,217)

Issuance of common stock
                            -            -              -             349,610

Issuance of common stock options
                     1,566,000           -        (1,266,000)         300,000

Stock split (10 for 1)
                            -            -              -              -

Adjustment for foreign currency tran-
 slation                    -            -              -               2,436

Net Loss
                          -           (590,793)        -            (590,793)

Balance as of July 31, 1996
                 $  1,566,000  $   (2,520,616)   $(1,266,000)     $ (610,694)




  The accompanying notes are an integral part of these consolidated financial statements.
                        INTERNATIONAL HERITAGE, INC.

                    CONSOLIDATED STATEMENTS OF CASH FLOWS

              Periods Ended July 31, 1996 and December 31, 1995


                                                        1996        1995
  CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                      $(590,793)  $(1,929,823)
    Adjustments to reconcile net loss to net cash
      provided by operating activities:
       Depreciation                                   78,290      36,411
       Amortization                                  121,334      54,252
       Adjustments for foreign currency translation    2,436         156
       Issuance of stock bonus                       100,870           -
       Other                                         (1,260)           -
       Common stock options                          300,000           -
    Changes in Assets and Liabilities:
       Inventory                                    (139,822)   (283,371)
       Receivables                                  (286,359)   (204,582)
       Deposits and prepaid expenses                (170,233)    (80,857)
       Payables                                      360,379     697,897
       Deferred revenue                               56,539     408,375
       Accrued expenses                              944,593   1,321,137
  NET CASH PROVIDED BY OPERATING ACTIVITIES          775,974      19,595

  CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases  of  property  and  equipment         (286,558)   (270,353)
    Purchases  of  certificates  of  deposit         (60,265)    (10,000)
  NET  CASH  USED  IN  INVESTING ACTIVITIES         (346,823)   (280,353)

  CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds  from the sale of stock and conversion of notes payable
                                                         -      1,257,450
    Proceeds  from  notes payable and long term  debt 22,775      170,045
    Payments  on  notes payable and long term  debt (158,776)      (4,500)
    Deposits from potential investors                    -        115,650
    Refunds to investors                           (115,650)           -
    Payments for organization and start-up  costs   (36,446)     (905,776)
    Payments for downline development costs         (78,322)     (160,046)
    Cash overdraft                                 (242,606)      242,606
  NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
                                                   (609,025)      715,429

  NET INCREASE (DECREASE) IN CASH AT END OF PERIOD (179,874)      454,671
  Cash at Beginning of Period                        454,671           -

  CASH AT END OF PERIOD                           $  274,797  $  454,671

  The accompanying notes are an integral part of these consolidated financial statements.
                     INTERNATIONAL HERITAGE, INC.

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  July 31, 1996 and December 31, 1995


NOTE 1 -THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

        THE COMPANY - International Heritage, Inc. (the "Company") was incorporated in North Carolina on April 28, 1995. It is principally engaged in direct sales in forty-eight states. The Company is dedicated to helping Independent Retail Sales Representatives ("IRSR") build retail sales organizations to sell jewelry and collectibles.

        The Company has a wholly owned subsidiary, International Heritage of Canada, Inc., that was incorporated in Canada on July 26, 1995, and is engaged in the same direct sales business in Canada as the parent Company. The accounts of the Canadian Company have been consolidated with the Company and all significant intercompany accounts and transactions have been eliminated.

        USE OF ESTIMATES - The preparation of consolidated financial statements in conformity with generally accepted accounting
        principles requires  management  to   make   estimates   and
        assumptions that  affect  certain  reported   amounts   and
        disclosures. Accordingly, actual results could differ from those estimates.

        RECLASSIFICATIONS  -  Certain   1995   amounts   have   been
        reclassified to conform to current year presentation.   None
        of these reclassifications  effected  the  net   loss   or
        stockholders' deficit.

        CERTIFICATES OF DEPOSIT - The Company was required to deposit $70,000 in 1996 and $10,000 in 1995 into certificates of deposit in order to obtain a merchant credit card account with a financial institution. The certificates of deposit are required to be maintained with this financial institution until they mature on various dates in 1996 and 1997.

        INVENTORY - Inventory, consisting primarily of retail business center kits, is stated at the lower of cost or market, with cost determined under the first-in first-out
        (FIFO) method.

        PROPERTY  AND EQUIPMENT -  Depreciation expense is  calculated
        on   the  declining  balance  methods  over  useful  lives  as
        follows:
                                          Estimated Useful Life
            Computer software                5 years
            Computer hardware                5 years
            Office furniture and equipment   7 years
            Vehicle                          5 years
            Leasehold improvements           7 years

        Expenditures for repairs and maintenance are charged to expense as incurred. The cost of major renewals and betterments are capitalized and depreciated over their estimated useful lives. Upon disposition of equipment, the respective assets and accumulated depreciation accounts are relieved and any related gain or loss is reflected in operations.

                    INTERNATIONAL HERITAGE, INC.

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  July 31, 1996 and December 31, 1995


NOTE 1 -THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        ORGANIZATION AND START-UP COSTS - The  organization costs  are
        being   amortized    on    a straight-line basis  over  5
        years (accumulated amortization  was $120,914 as of July 31, 1996
        and $33,898 as of December 31,1995).   The start-up  costs are
        being amortized on a straight-line basis over 15 years (accumulated amortization was $16,679 as of July 31, 1996 and $7,017 as of December 31, 1995).

        DOWNLINE DEVELOPMENT COSTS - In order to facilitate a larger retail sales organization in a short time period, the Company allowed certain representatives to develop retail sales organizations with products paid for by the Company, not the representative. Accordingly, the costs associated with this downline development have been capitalized and are being amortized on a straight-line basis over 5 years (accumulated amortization was $37,994 as of July 31, 1996 and $13,337 as of December 31, 1995).

        REVENUE RECOGNITION AND DEFERRED REVENUE - The Independent Retail Sales Representative may join the Company at no cost, but must purchase a $75 professional retail business career kit (at cost), which then allows them to sell the Company's products. When the IRSR sells a product under a direct product purchase, the sale is recognized when the product is shipped. When the IRSR makes a down payment of $250 towards the purchase of product and signs a representative application and retailed business agreement with the Company, they can directly market the Company's products and build a retail sales organization. This agreement allows the buyer to cancel the agreement without penalty or obligation within 60 days and receive a complete refund ("cash-out"). The Company defers a portion of all other revenue at the time of receipt and after the 60 day time period has elapsed, the remaining revenue is recognized. Effective July 1996, those representatives who enter with more than one business center are not eligible to cash-out. The Company provides a 100% satisfaction guarantee on all products and sales aids purchased by representatives. The Company recognizes revenue based on a $25 administrative fee and the out-of-pocket cost when a representative first joins the company and every year thereafter. Commissions are earned by the representatives based on sales volume levels. The Company does not pay commissions on representative sponsorships, it only pays commissions on product sales. The Company does not accrue for commissions on an incremental basis between sales volume levels.

        ADVERTISING COSTS - Advertising costs are expensed the first time the advertising takes place.

        PER SHARE AMOUNTS - Per share amounts are calculated based on the weighted average number of common shares outstanding. Common stock options and contingent shares are excluded from the calculation due to their anti-dilutive nature.

                     INTERNATIONAL HERITAGE, INC.

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  July 31, 1996 and December 31, 1995


NOTE   1   -   THE  COMPANY  AND  SIGNIFICANT  ACCOUNTING  POLICIES
                (CONTINUED)
        INVESTOR DEPOSITS - Subsequent to the initial issuance of common stock, the Company received $804,465 of funds from potential investors. These securities may have been offered and sold without having been registered or exempted from registration under applicable federal and state securities laws. Thus, the Company offered to rescind such prior sales to all investors who deposited monies during the period from August to December 1995 by refunding the price paid for the securities plus interest. The Company has recorded deposits made by investors who rejected the Rescission Offer as equity. Three investors, for a total of $15,000, accepted the Rescission Offer and received a refund. All other investors rejected the Rescission Offer. Any investor who rejected the Rescission Offer received shares of the Company's stock at the rate of one pre-split share for each $10 investment.

        EMPLOYEE STOCK OPTIONS - The Company recognizes compensation cost for nonvariable employee stock options at the differences between what the stock has sold for to outside investors ($1.00 per share post-split) less the amount, if any, the employee is required to pay. The method used here is the intrinsic value based method (which approximates the fair value based method) and is expensed over the estimated period of service (estimated to be three years).

        STATEMENT OF CASH FLOWS - For purposes of reporting cash flows, cash includes cash on hand and amounts due from banks. Cash paid for interest was $20,872 for the period ended July 31, 1996 and $2,833 for the period ended December 31, 1995. Cash received for interest was $266 for the period ended July 31, 1996. Noncash financing activities in 1996 include the exchange of approximately $250,000 of common stock as prepayment for services to be provided by a related party in connection with a planned stock offering, and $100,870 of common stock for services provided by the President of the Company. Noncash financing activities in 1995 included the exchange of approximately $522,485 of common stock for services provided by individuals who assisted in the organization of the Company. As of July 31, 1996, the Company had U.S. bank balances of $746,745 of which $546,745 was in excess of the insured limits prescribed by the Federal Deposit Insurance Corporation.

NOTE 2 -    DEVELOPMENT STAGE OPERATIONS

        The Company was formed April 28, 1995 and from that date until June 21, 1995, the Company's operations consisted primarily of raising capital, developing and implementing business policies and administrative activities. During this development stage, the Company incurred approximately $225,000 of losses.




                     INTERNATIONAL HERITAGE, INC.

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  July 31, 1996 and December 31, 1995


NOTE 3 -    OPERATING STATUS

        As noted in the accompanying financial statements, the Company incurred a net loss of $2,520,616 for the period April 28, 1995 (date of inception) to July 31, 1996. In addition, the Company has a stockholders' deficit of $610,964 as of July 31, 1996, and its current liabilities exceed its current assets by $2,045,731 as of July 31, 1996. This situation has been caused by the nature of the Company's business (deferred revenue and commissions are the highest at the start of a business center) and the fact that it has taken more capital to establish an international direct sales Company than was originally anticipated. The Company is currently completing the required filings that will allow them to issue common stock in the Company to raise additional capital. The Company's ability to continue as a going concern is dependent on its ability to maintain future profitability through cutting corporate expenses, to successfully obtain the above mentioned capital and the change in the cash-out policy (see Note 1). The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 -    ORGANIZATION AND START-UP COSTS

        The   Company   was  incorporated  April  28,  1995  and  accordingly,
        significant  organization  and start-up  expenses  were  incurred.   A
        portion of these costs were paid to or exchanged for services from various parties. The components of organization and start-up costs are detailed below:
                                                          1996      1995
         Consulting services and expense
           reimbursements charged by Mayflower
           Holdings, Inc. (a stockholder)               $104,065  $104,065
         Exchange of common stock for services
           provided                                      434,985   434,985
         Legal and accounting fees                       277,595   242,668
         Consulting fees                                  50,806    50,806
         Exchange of common stock for services
          provided Mayflower Holdings, Inc. and
          Eagle  Harbor  Holdings  (a  stockholder)       38,500    38,500
         Video  production                                32,412    32,412
         Trademarks                                        3,860     2,340
                                                         _______   _______
                                                         942,223   905,776
         Less accumulated amortization                   137,593    40,915
                                                        $804,630  $864,861





                       INTERNATIONAL HERITAGE, INC.

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    July 31, 1996 and December 31, 1995


    NOTE 5 -NOTES PAYABLE AND LETTERS OF CREDIT

    The Company has loans of $10,000 outstanding to two stockholders. These notes have interest rates of 12% and mature in one year. In order to provide the note holders with a rate of return commensurate with risk of their investment, the notes were discounted 10% and the discount is being amortized over the 12 month period.

    The Company has a $10,000 letter of credit with a bank for the benefit of a telephone company. The related note bears interest at a variable rate (8.25% as of July 3, 1996) and matures on July 3, 1997. The note is secured by certain cash balances maintained with the bank. The Company has a $7,300 (10,000 Canadian dollars) letter of credit with a bank for the benefit of the Canadian Ministry of Housing, Recreations and Consumer Services. The related note bears interest at one percent above the prime rate (prime rate was 8.25% as of July 31, 1996) and matures on September 17, 1996. The note is secured by a certificate of deposit with the bank. No amounts are outstanding under either letter as of July 31, 1996.

    NOTE 6 -LONG-TERM DEBT

    At July 31, 1996, the Company was indebted on long-term debt as follows:

    $22,775 note payable to Ford Motor Credit Company,
    bearing interest at 12.5%.  Principle and interest are
    payable in monthly    installments of $762.  The note is
    secured  by  a  vehicle  and  matures  January  4,  1999.     $19,544
    Less    current    maturities                                   7,097
                                                                  $12,447
    Interest expense was $1,544 in 1996.

NOTE 7 -    PROVISION FOR INCOME TAXES

    The Company has a Federal income tax net operating loss of approximately $590,000 in 1996 and $1,930,000 in 1995. As a result, no provision for income taxes has been recorded. As of July 31, 1996, The Company has a net operating loss carryforward for Federal income tax purposes of approximately $2,520,000. The net operating loss carryforward is available to offset against future Federal taxable income and expires in 2010 and 2011.





                         INTERNATIONAL HERITAGE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      July 31, 1996 and December 31, 1995



    NOTE 8 -COMMON STOCK AND STOCK OPTIONS

             On July 1, 1996, the shareholders approved an increase in authorized shares of common stock to 25,000,000 shares and a ten for one common stock split. Concurrent with this amendment, the par value of common stock changed from $0.01 to $0.001 per share. The Company has granted the following stock options, all of which remain exercisable as of July 31, 1996:


                                   Optioned    Exercise     Expiration
        Optionee                     Shares    Price        Date

        1995 Board of Directors   5% of issued
                                  and outstanding
                                  shares    $   0.002        May 4, 1998
        1996 Board of Directors   800,000   $   0.20     January 1, 1999
        1996 Management           500,000   $   0.20     January 1, 1999
        Advisory Board            600,000   $   1.00     January 1, 1999
        Consultants               700,000   $   1.50     January 1, 1999
        Legal Service Providers   325,000   $   1.00       June 30, 1999
        Others                    250,000   $   0.20     January 1, 1999


             The Company has promised 462,000 shares of stock as employee stock bonuses and salesman incentives. The share issuance is contingent on the employee or salesman remaining employed by or in good standing with the Company through December 31, 1996 with an award date of January 1, 1997.

             Under an employment contract and based on the Company's achievement of certain revenue goals, the President of the Company is entitled to receive stock incentives in the amount of 2% of issued and outstanding shares as of December 31, 1996 and 3% as of each year ended December 31, 1997 through 2000.

    NOTE 9  -  LEASE COMMITMENTS

             On November 11, 1995, the Company entered into a lease for its U.S. office space under an operating lease agreement expiring on November 30, 2002. The rental rate will escalate each November based on changes in the consumer price index, not to exceed a five percent annual increase. On September 1, 1995, the Company entered into a lease for its Canadian operations under an operating lease expiring on August 31, 1996. The lease automatically renews for six month terms. Certain office equipment is being leased under operating leases expiring in 1999. Certain other office equipment is being leased on a month-to-month basis. The combined future minimum lease payments are as follows:



                       INTERNATIONAL HERITAGE, INC.

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    July 31, 1996 and December 31, 1995



    NOTE 9  -  LEASE COMMITMENTS (CONTINUED)

                Year Ending July 31,                           Amount
                        1997                               $  23,867
                        1998                                  20,087
                        1999                                  19,034
                        2000                                  11,492
                        2001                                  11,094
                        Thereafter                           177,501
                                                           $ 263,075

             Rent expense was $90,679 in 1996 and $94,197 in 1995.

    NOTE 10 -  ECONOMIC DEPENDENCY

             A material amount of the Company's jewelry and collectibles products are acquired from one supplier, the loss of which may have an adverse effect on the Company. The supplier accounted for approximately 100% of the jewelry products purchased as of July 31, 1996. The Company has recently made an arrangement with a stockholder to provide jewelry products which are being tested for future sales by the Company's representatives.

             A material amount of the Company's inventory is acquired from three principal suppliers, the loss of which may also have an adverse effect on the Company. These suppliers accounted for approximately 100% of the inventory on hand at July 31, 1996.

    NOTE 11 -  SEGMENT REPORTING OF FOREIGN OPERATIONS

                                             United
                                             States    Canada  Consolidated
             Period ended December 31, 1995:

             Total revenue                $4,808,711    $43,531  $4,852,242

             Operating loss              $(1,822,500)  $(80,715)$(1,903,215)
             General corporate expenses                             (18,546)
                   Interest expense                                  (8,062)
                   Net loss                                     $(1,929,823)

             Identifiable assets         $1,459,098    $ 506,481 $1,965,579
             Corporate assets                                    $  313,414
             Total assets as of
                   December 31, 1995                             $2,278,993



                       INTERNATIONAL HERITAGE, INC.

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    July 31, 1996 and December 31, 1995


    NOTE 11 -  SEGMENT REPORTING OF FOREIGN OPERATIONS (CONTINUED)

                                       United
                                       States      Canada  Consolidated
             Period ended July 31, 1996:
          Total   revenue         $19,003,642     $75,854  $19,079,496

          Operating loss          $ (184,881)   $(169,901) $ (354,782)
          General corporate expenses                         (216,348)
          Interest expense                                    (19,663)
                  Net loss                                 $ (590,793)

          Identifiable assets      $2,599,814   $ 431,131  $3,030,945
          Corporate assets                                    176,555
                   Total assets as of
                      July 31, 1996                        $3,207,500

             Operating loss is total revenue less operating expenses. In computing operating loss, none of the following items has been added or deducted: general corporate expenses, interest expense and income tax expense. Identifiable assets are those assets of the Company that are identified with the operations in each geographic area. Corporate assets are principally certain cash accounts and certificates of deposit.

    NOTE 12 -  RELATED PARTY TRANSACTIONS

             The Company paid for or received services and expense reimbursements (excluding those costs capitalized as described in Note 4) totaling approximately $12,530 in 1996 and $258,000 in 1995 from Mayflower Holdings, Inc., a stockholder which is owned by the President of the Company, for services related to the start-up and other operating expenses of the Company. As of July 31, 1996, the amount due from Mayflower Holdings, Inc. was $25,000.

             The Company subleases office space to Mayflower Holdings, Inc. on a month-to-month basis. Rental income is $3,500 in 1996.

             In  1996, the Company issued Mayflower Holdings, Inc.  25,000
             shares   of common stock ($10 a share pre-split) in  exchange
             for prepaid consulting services.

             In 1996, the President of the Company received 10,087 shares of common stock ($10 a share pre-split) for having attained certain corporate revenue goals pursuant to his employment contract.


                         INTERNATIONAL HERITAGE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      July 31, 1996 and December 31, 1995



    NOTE 12 -  RELATED PARTY TRANSACTIONS (CONTINUED)

             The Company entered into an agreement with the President and a relative to create a sales training handbook for its sales representatives. The agreement calls for a lump sum payment of $10,000 to the authors as well as a $4 per book royalty for all books sold to the Company. $52,000 was paid to these individuals in 1996 and $30,600 was paid in 1995. No amounts were due at July 31, 1996.

             The Company has an agreement with a stockholder to provide the Company with a promotional line of merchandise.

             As of July 31, 1996, two stockholders owe the Company $25,537 and $17,100, respectively, for employee advances.

             The Company owed $131,812 outstanding to the President and to Mayflower Holdings, Inc. as of December 31, 1995. The notes were paid off in February 1996.

             In 1995, the Company received services totaling 45,000 shares of common stock ($10 a share pre-split) in exchange for services related to the start-up and organization of the Canadian subsidiary.

    NOTE 13 -  SUBSEQUENT EVENT

             In August 1996, Mayflower Holdings, Inc. loaned the Company $178,500, with interest at 12%. The note is payable in monthly installments of $50,000 beginning in October 1996 with a final payment including interest due in January 1997. The note is secured by the assets of the Company.

                        INTERNATIONAL HERITAGE, INC.

       SCHEDULES OF CONSOLIDATED SELLING AND ADMINISTRATIVE EXPENSES

             Periods Ended July 31, 1996 and December 31, 1995


                                                   1996           1995

    Salaries and employee benefits           $1,923,308     $  526,613
    Rent                                         90,679         94,197
    Seminars and meeting room                    18,623          3,893
    Telephone                                   114,067         94,919
    Insurance                                    29,526         12,280
    Office supplies                              60,651         24,035
    Postage and shipping                        205,824        107,367
    Repair and maintenance                        1,051          3,705
    Dues  and subscriptions                       1,258          1,041
    Fulfillment fees                             56,887         53,297
    Taxes and licenses                            8,362          1,343
    Advertising                                  15,702         17,444
    Sales presentations and promotions          114,486        248,815
    Printing and binders                         51,580        120,700
    Royalties                                    52,000         17,500
    Meals and entertainment                      52,024          2,968
    Travel                                      191,068        113,046
    Professional and consulting fees            177,113        128,145
    Directors fees                                4,000          -
    Computer services                            48,174         20,661
    Temporary and contract help                  98,476         18,716
    Depreciation                                 78,290         36,411
    Amortization                                121,334         54,252
    Product development                          20,000              -
    Conference calls                             16,760              -
    Bank fees and charges                        18,303         25,656
    Recruiting and training                       2,229          4,950
    Business development                         59,456         96,182
    Bad debt                                     11,595              -
    Fax and mobile communications                33,329         23,929
    Interest                                     19,663          8,062
    Charitable contributions                     11,000              -
    Exchange loss                                 2,745            737
    Other                                         3,191          2,864

                                              $3,712,754   $ 1,863,728







                  INTERNATIONAL HERITAGE, INC.

  INDEX TO CONSOLIDATED BALANCE SHEET AND PRO FORMA INFORMATION

                          July 31, 1996


                                                      PAGE(S)

INDEPENDENT AUDITORS' REPORT                          F-19

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet                            F-20 & F-21

Notes to Consolidated Balance Sheet                   F-22 & F-29


                       INDEPENDENT AUDITORS' REPORT



        To the Shareholders of
        International Heritage, Inc.
        Raleigh, North Carolina

        We have audited the accompanying historical consolidated balance sheet of International Heritage, Inc. as of July 31, 1996. The consolidated balance sheet is the responsibility of the management of International Heritage, Inc. Our responsibility is to express an opinion on the consolidated balance sheet on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the historical consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of International Heritage, Inc. as of July 31, 1996 in conformity with generally accepted accounting principles.

        We have also audited the pro forma adjustments reflecting the transactions described in Note 13 and the application of those adjustments to the historical amounts in the accompanying July 31, 1996, consolidated balance sheet. Our audit was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances. The objective of this pro forma consolidated balance sheet is to show what the significant effects on the historical financial information might have been had the transactions described in Note 13 been consummated as of July 31, 1996.

        In our opinion, the July 31, 1996 pro forma amounts reflect the proper application of the pro forma adjustments to the historical consolidated balance sheet amounts in the aforementioned pro forma consolidated balance sheet.


        /s/ EILERS, JONES, BROWN & McLEOD, CPAs, PA

        August 24, 1996
	  Raleigh, North Carolina





                  INTERNATIONAL HERITAGE, INC.

                   CONSOLIDATED BALANCE SHEET

                          July 31, 1996


                             ASSETS

                                                 Pro Forma
                                                 Adjustment
                                          1996   (See Note 13)     Pro Forma
CURRENT ASSETS
 Cash                                   $ 274,797   $3,514,842     $3,789,639
 Certificates of deposit                   70,265           -          70,265
 Inventory                                423,193           -         423,193
 Employee and stockholder advances         54,093           -          54,093
 Due from representatives, less allowance
     for doubtful accounts of $11,595     347,177           -         347,177
 Sales tax refunds due                     44,214           -          44,214
 Other receivables                         45,457           -          45,457
 Deposits                                 122,179           -         122,179
 Prepaid expenses                         378,911           -         378,911
     Total Current Assets               1,760,286   3,514,842       5,275,128

PROPERTY AND EQUIPMENT - AT COST
 Construction in process                   18,876          -           18,876
 Computer software                        108,081          -          108,081
 Computer hardware                        260,121          -          260,121
 Office furniture and equipment           132,511          -          132,511
 Vehicle                                   32,775          -           32,775
 Leasehold improvements                     4,547          -            4,547
                                          556,911          -          556,911
 Less accumulated depreciation and amortization
                                          114,701           -         114,701
     Net Property and Equipment           442,210          -          442,210

ORGANIZATIONAL AND START-UP COSTS, NET    804,630          -          804,630

DOWNLINE DEVELOPMENT COSTS, NET           200,374          -          200,374


                                      $3,207,500     $3,514,842    $6,722,342






The accompanying notes are an integral part of these consolidated balance sheet.

                  INTERNATIONAL HERITAGE, INC.

                   CONSOLIDATED BALANCE SHEET

                          July 31, 1996


         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                              Pro Forma
                                              Adjustments
                                       1996  (See Note 13)  Pro Forma
CURRENT LIABILITIES
 Trade accounts payable              $ 909,877   $      -   $ 909,877
 Payable to representatives            148,399          -     148,399
 Deferred revenue                      464,914   (327,000)    137,914
 Sales tax payable                      41,703          -      41,703
 Accrued payroll and payroll taxes     218,640          -     218,640
 Accrued commissions                 1,542,132          -   1,542,132
 Accrued earned-out product            413,255          -     413,255
 Accrued award trip                     50,000          -      50,000
 Notes payable from stockholders        10,000          -      10,000
 Current maturities of long-term debt    7,097          -       7,097
Total Current Liabilities            3,806,017   (327,000)  3,479,017

LONG-TERM  DEBT,  less  current  maturities
                                        12,447       -          12,447

STOCKHOLDERS' EQUITY (DEFICIT)
 Common stock                           10,494          -       10,494
 Additional paid-in capital          1,596,566          -    1,596,566
 Equity  adjustment  for  foreign currency  translation
                                         2,592           -       2,592
 Paid-in capital--stock options      1,566,000           -   1,566,000
 Retained earnings (deficit)        (2,520,616)   3,841,842  1,321,226
                                       655,036    3,841,842  4,496,878
     Deferred  compensation expense (1,266,000)         -   (1,266,000)
       Total  Stockholders' Equity (Deficit)
                                      (610,964)   3,841,842  3,230,878

                                    $3,207,500   $3,514,842 $6,722,342






The accompanying notes are an integral part of these consolidated balance sheet.

                  INTERNATIONAL HERITAGE, INC.

               NOTES TO CONSOLIDATED BALANCE SHEET

                          July 31, 1996


NOTE 1 -THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

        THE COMPANY - International Heritage, Inc. (the "Company") was incorporated in North Carolina on April 28, 1995. It is principally engaged in direct sales in forty-eight states. The Company is dedicated to helping Independent Retail Sales Representatives ("IRSR") build retail sales organizations to sell jewelry and collectibles.

        The Company has a wholly owned subsidiary, International Heritage of Canada, Inc., that was incorporated in Canada on July 26, 1995, and is engaged in the same direct sales business in Canada as the parent Company. The accounts of the Canadian Company have been consolidated with the Company and all significant intercompany accounts and transactions have been eliminated.

        USE OF ESTIMATES - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

        CERTIFICATES OF DEPOSIT - The Company was required to deposit $70,000 in 1996 and $10,000 in 1995 into certificates of deposit in order to obtain a merchant credit card account with a financial institution. The certificates of deposit are required to be maintained with this financial institution until they mature on various dates in 1996 and 1997.

        INVENTORY - Inventory, consisting primarily of retail business center kits, is stated at the lower of cost or market, with cost determined under the first-in first-out
        (FIFO) method.

        PROPERTY  AND EQUIPMENT -  Depreciation expense is  calculated
        on   the  declining  balance  methods  over  useful  lives  as
        follows:
                                          Estimated Useful Life
            Computer software                5 years
            Computer  hardware               5 years
            Office furniture and equipment   7 years
            Vehicle                          5 years
            Leasehold improvements           7 years

        Expenditures for repairs and maintenance are charged to expense as incurred. The cost of major renewals and betterments are capitalized and depreciated over their estimated useful lives. Upon disposition of equipment, the respective assets and accumulated depreciation accounts are relieved and any related gain or loss is reflected in operations.

        ORGANIZATION AND START-UP COSTS - The organization  costs  are
        being   amortized on   a  straight-line  basis  over 5 years
        (accumulated amortization  was $120,914  as   of July  31,  1996).
        The start-up costs  are  being amortized  on   a straight-line
        basis over 15 years (accumulated amortization  was $16,679   as
        of July 31, 1996).

                      INTERNATIONAL HERITAGE, INC.

                  NOTES TO CONSOLIDATED BALANCE SHEET

                             July 31, 1996


NOTE 1 -THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        DOWNLINE DEVELOPMENT COSTS - In order to facilitate a larger retail sales organization in a short time period, the Company allowed certain representatives to develop retail sales organizations with product paid for by the Company, not the representative. Accordingly, the costs associated with this downline development have been capitalized and are being amortized on a straight-line basis over 5 years (accumulated amortization was $37,994 as of July 31, 1996).

        REVENUE RECOGNITION AND DEFERRED REVENUE - The Independent Retail Sales Representative may join the Company at no cost, but must purchase a $75 professional retail business career kit (at cost), which then allows them to sell the Company's products. When the IRSR sells a product under a direct product purchase, the sale is recognized when the product is shipped. When the IRSR makes a down payment of $250 towards the purchase of product and signs an agreement with the Company, they can directly market the Company's products and build a retail sales organization. This agreement allows the buyer to cancel the agreement without penalty or obligation within 60 days and receive a complete refund ("cash-out"). The Company defers a portion of all other revenue at the time of receipt and after the 60 day time period has elapsed, the remaining revenue is recognized. Effective July 1996, those representatives who enter with more than one business center are not eligible to cash-out. The Company provides a 100% satisfaction guarantee on all products and sales aids purchased by representatiaves. The Company recognizes revenue based on a $25 administrative fee and the out-of-pocket cost when a representative first joins the Company and every year thereafter. Commissions are earned by the representatives based on sales volume levels. The Company does not accrue for commissions on an incremental basis between sales volume levels. The Company does not pay commissions on representatiave sponsorships, it only pays commissions on product sales.

        INVESTOR DEPOSITS - Subsequent to the initial issuance of common stock, the Company received $804,465 of funds from potential investors. These securities may have been offered and sold without having been registered or exempted from registration under applicable federal and state securities laws. Thus, the Company offered to rescind such prior sales to all investors who deposited monies during the period from August to December 1995 by refunding the price paid for the securities plus interest. The Company has recorded deposits made by investors who rejected the Rescission Offer as equity. Three investors, for a total of $15,000, accepted the Rescission Offer and received a refund. All other investors rejected the Rescission Offer. Any investor who rejected the Rescission Offer received shares of the Company's stock at the rate of one pre-split share for each $10 investment.

        EMPLOYEE STOCK OPTIONS - The Company recognizes compensation cost for nonvariable employee stock options at the differences between what the stock has sold for to outside investors ($1.00 per share post-split) less the amount, if any, the employee is required to pay. The method used here is the intrinsic value based method (which
                     INTERNATIONAL HERITAGE, INC.

                  NOTES TO CONSOLIDATED BALANCE SHEET

                             July 31, 1996


NOTE 1 -THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        approximates the fair value based method) and is expensed over the estimated period of service (estimated to be three years).

NOTE 2 -    OPERATING STATUS

        As noted in the accompanying historical balance sheet, the Company incurred a net loss of $2,520,616 for the period April 28, 1995 (date of inception) to July 31, 1996. In addition, the Company has a stockholders' deficit of $610,964 as of July 31, 1996, and its current liabilities exceed its current assets by $2,045,731 as of July 31, 1996. This situation has been caused by the nature of the Company's business (deferred revenue and commissions are the highest at the start of a business center) and the fact that it has taken more capital to establish an international direct sales Company than was originally anticipated. The Company is currently completing the required filings that will allow them to issue common stock in the Company to raise additional capital. The Company's ability to continue as a going concern is dependent on its ability to maintain future profitability through cutting corporate expenses, to successfully obtain the above mentioned capital and the change in the cash-out policy (see Note 1). The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 -    ORGANIZATION AND START-UP COSTS

        The Company was incorporated April 28, 1995 and accordingly, significant organization and start-up expenses were incurred. A portion of these costs were paid to or exchanged for services from various parties. The components of organization and start-up costs are detailed below:

      Consulting services and expense reimbursements
       charged by Mayflower Holdings, Inc. (a stockholder)     $104,065
      Exchange of common stock for services provided            434,985
      Legal  and accounting fees                                277,595
      Consulting fees                                            50,806
      Exchange of common stock for services provided Mayflower Holdings, Inc. and Eagle Harbor Holdings (a stockholder)
                                                                38,500
      Video production                                          32,412
      Trademarks                                                 3,860
                                                               942,223
Less  accumulated amortization                                 137,593
                                                        $      804,630

                       INTERNATIONAL HERITAGE, INC.

                    NOTES TO CONSOLIDATED BALANCE SHEET

                               July 31, 1996


NOTE 4 -    NOTES PAYABLE AND LETTERS OF CREDIT

        The   Company  has  loans  of  $10,000  outstanding   to   two
        stockholders. These notes have interest rates of 12% and mature in one year. In order to provide the note holders with a rate of return commensurate with risk of their investment, the notes were discounted 10% and the discount is being amortized over the 12 month period.

        The Company has a $10,000 letter of credit with a bank for the benefit of a telephone company. The related note bears interest at a variable rate (8.25% as of July 3, 1996) and matures on July 3, 1997. The note is secured by certain cash balances maintained with the bank. The Company has a $7,300 (Canadian dollars) letter of credit with a bank for the benefit of the Canadian Ministry of Housing, Recreations and Consumer Services. The related note bears interest at one percent above the prime rate (prime rate was 8.25% as of July
        31,  1996)  and matures on September 17, 1996.   The  note  is
        secured  by  a  certificate  of deposit  with  the  bank.   No
        amounts are outstanding as of July 31, 1996.

NOTE 5 -    LONG-TERM DEBT

        At July 31, 1996, the Company was indebted on long-term debt as follows:

        $22,775 note payable to Ford Motor Credit Company,
        bearing interest at 12.5%.  Principle and interest are
        payable in monthly installments of  $762.   The note is
        secured by a vehicle and matures January 4,1999.
                                                          $   19,544

        Less current maturities                                7,097
                                                          $   12,447

NOTE 6 -    COMMON STOCK AND STOCK OPTIONS

        On July 1, 1996, the shareholders approved an increase in authorized shares of common stock to 25,000,000 shares and a ten for one common stock split. Concurrent with this amendment, the par value of common stock changed from $0.01 to $0.001 per share. The Company has granted the following stock options, all of which remain exercisable as of July 31, 1996:


                       INTERNATIONAL HERITAGE, INC.

                    NOTES TO CONSOLIDATED BALANCE SHEET

                               July 31, 1996



NOTE 6 -    COMMON STOCK AND STOCK OPTIONS (CONTINUED)

                                   Optioned    Exercise     Expiration
        Optionee                     Shares    Price        Date

        1995 Board of Directors   5% of issued
                                  and outstanding
                                  shares    $   0.002        May 4, 1998
        1996 Board of Directors   800,000   $   0.20     January 1, 1999
        1996 Management           500,000   $   0.20     January 1, 1999
        Advisory Board            600,000   $   1.00     January 1, 1999
        Consultants               700,000   $   1.50     January 1, 1999
        Legal Service Providers   325,000   $   1.00       June 30, 1999
        Others                    250,000   $   0.20     January 1, 1999

        The Company has promised 462,000 shares of stock as employee stock bonuses and salesman incentives. The share issuance is contingent on the employee or salesman remaining employed by or in good standing with the Company through December 31, 1996 with an award date of January 1, 1997.

        Under an employment contract and based on the Company's achievement of certain revenue goals, the President of the Company is entitled to receive stock incentives in the amount of 2% of issued and outstanding shares as of December 31, 1996 and 3% as of each year ended December 31, 1997 through 2000.

NOTE 7 -    PROVISION FOR INCOME TAXES

        The Company has a Federal income tax net operating loss of approximately $590,000 in 1996. As a result, no provision for income taxes has been recorded. As of July 31, 1996, the Company has a net operating loss carryforward for Federal income tax purposes of approximately $2,520,000. The net operating loss carryforward is available to offset against future Federal taxable income and expires in 2010 and 2011.

 NOTE 8  -  LEASE COMMITMENTS

        On November 11, 1995, the Company entered into a lease for its U.S. office space under an operating lease agreement expiring on November 30, 2002. The rental rate will escalate each November based on changes in the consumer price index, not to exceed a five percent annual increase. On September 1, 1995, the Company entered into a lease for its Canadian operations under an operating lease expiring on August 31, 1996. The lease automatically renews for six month terms. Certain office equipment is being leased under operating leases expiring in 1999. Certain other office equipment is being leased on a month-to-month basis. The combined future minimum lease payments are as follows:

                       INTERNATIONAL HERITAGE, INC.

                    NOTES TO CONSOLIDATED BALANCE SHEET

                            July 31, 1996



 NOTE 8  -  LEASE COMMITMENTS (CONTINUED)

        Year Ending July 31                                Amount
                 1997                                  $    23,867
                 1998                                       20,087
                 1999                                       19,034
                 2000                                       11,492
                 2001                                       11,094
                 Thereafter                                177,501
                                                     $     263,075

NOTE 9 -    ECONOMIC DEPENDENCY

        A material amount of the Company's jewelry and collectibles products are acquired from one supplier, the loss of which may have an adverse effect on the Company. The supplier accounted for approximately 100% of the jewelry products purchased as of July 31, 1996. The Company has recently made an arrangement with a stockholder to provide jewelry products which are being tested for future sales by the Company's representatives.

        A material amount of the Company's inventory is acquired from three principal suppliers, the loss of which may also have an adverse effect on the Company. These suppliers accounted for approximately 100% of the inventory on hand at July 31, 1996.

NOTE 10 -   SEGMENT REPORTING OF FOREIGN OPERATIONS

        Segment information by geographic area as of July 31, 1996 is as follows:

                                         United
                                         States    Canada   Consolidated
            Identifiable assets      $2,599,814   $431,131  $3,030,945
            Corporate assets                                   176,555
               Total Assets                                 $3,207,500

        Identifiable assets are those assets of the Company that are identified with the operations in each geographic area. Corporate assets are principally certain cash accounts and certificates of deposit.

NOTE 11 -   RELATED PARTY TRANSACTIONS

        The Company paid for or received services and expense reimbursements (excluding those costs capitalized as described in Note 4) totaling approximately $12,530 in 1996 and $258,000 in 1995 from Mayflower Holdings, Inc., a stockholder which is owned by the

                        INTERNATIONAL HERITAGE, INC.

                    NOTES TO CONSOLIDATED BALANCE SHEET

                                July 31, 1996


NOTE 11 -   RELATED PARTY TRANSACTIONS (CONTINUED)

President  of the Company, for services related to the start-up and  other
operating  expenses of the Company.   As  of  July  31, 1996, the amount
due from Mayflower Holdings, Inc. was $25,000.

The Company subleases office space to Mayflower Holdings, Inc. on a month-to-month basis. Rental income is $3,500 in 1996.


In 1996, the Company issued Mayflower Holdings, Inc. 25,000 shares of common stock ($10 a share pre-split) in exchange for prepaid consulting services.

In 1996, the President of the Company received 10,087 shares of common stock ($10 a share pre-split) for having attained certain corporate revenue goals pursuant to his employment contract.

The Company entered into an agreement with the President and a relative to create a sales training handbook for its sales representatives. The agreement calls for a lump sum payment of $10,000 to the authors as well as a $4 per book royalty for all books sold to the Company. $52,000 was paid to these individuals in 1996. No amounts were due at July 31, 1996.

The Company has an agreement with a stockholder to provide the Company with a promotional line of merchandise.

As of July 31, 1996, two stockholders owe the Company $25,537 and $17,100, respectively, for employee advances.

The Company owed $131,812 outstanding to the President and to Mayflower Holdings, Inc. as of December 31, 1995. The notes were paid off in February 1996.

In 1995, the Company received services totaling 45,000 shares of common stock ($10 a share pre-split) in exchange for services related to the start-up and organization of the Canadian subsidiary.

NOTE 12 - SUBSEQUENT EVENT

In August 1996, Mayflower Holdings, Inc. loaned the Company $178,500, with interest at 12%. The note is payable in monthly installments of $50,000 beginning in October 1996 with a final payment including interest due in January 1997. The note is secured by the assets of the Company.



               INTERNATIONAL HERITAGE, INC.

           NOTES TO CONSOLIDATED BALANCE SHEET

                    July 31, 1996


NOTE 13 - PRO FORMA ADJUSTMENT

Effective July 1, 1996, the Board of Directors of the Company approved a change in policy such that those representatives who enter with more than one business center will not be eligible to cash-out. This change has been implemented prospectively and is designed to encourage potential representatives to weigh their options carefully prior to entering the business. If this adjustment had been effective since the Company's inception (April 28, 1995) through July 31, 1996, it would have provided $3,841,842 in additional income, $3,514,842 in additional cash, $327,000 reduction in deferred revenue and would have changed the retained earnings to a positive $1,321,226. The attached pro forma balance sheet has been adjusted for this change as if it was made on April 28, 1995.
































No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                        Table of Contents

                                                             Page
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . .2
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . .5
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 11
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . 11
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . 13
Selected Financial Information . . . . . . . . . . . . . . . . 13
Management's Discussion and
     Analysis of Financial Condition
     and Results of Operations . . . . . . . . . . . . . . . . 14
Business . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Prior Sales of Securities. . . . . . . . . . . . . . . . . . . 21
Related Party Transactions . . . . . . . . . . . . . . . . . . 22
Management . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Options Grants . . . . . . . . . . . . . . . . . . . . . . . . 25
Security Ownership of Certain Beneficial
     Owners and Management . . . . . . . . . . . . . . . . . . 28
Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Description of Common Stock. . . . . . . . . . . . . . . . . . 30
Shares Eligible for Future Sale. . . . . . . . . . . . . . . . 32
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . 32
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . 34
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Aditional Information. . . . . . . . . . . . . . . . . . . . . 34
Financial Statements . . . . . . . . . . . . . . . . . . . . .F-1



     Until September 30, 1996 (25 days after the date of this Prospectus), all dealers effecting transactions in the Common Stock offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus.



                         2,500,000 Shares




                   International Heritage, Inc

                           Common Stock
                         $.001 Par Value




                            PROSPECTUS





















                        SEPTEMBER 5, 1996





                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.


                                               Minimum        Maximum

SEC registration fee                           $1,724*        $8,620*
Printing and engraving                         25,000*        35,000*
Legal Fees and expenses                        50,000*        50,000*
Accounting fees and expenses                   35,000*        35,000*
Blue Sky fees and expenses                     13,785*        13,785*
Transfer Agent and Registrar fees               5,000*         5,000*
Miscellaneous                                   5,000*        10,000*
           Total                             $135,509*      $157,405*


*Estimated cost

Item 14.  Indemnification of Directors and Officers

    The Registrant's Amended Articles of Incorporation and Bylaws include provisions to (i) eliminate personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted by Section 55-8-30(e) of the North Carolina Business Corporation Act and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Sections 55-8-50 thorough 55-8-58 of the North Carolina Business Corporation Act. Pursuant to Section 55-8-51 and 55-8-57 of the North Carolina Business Corporation Act, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the Company, and with respect to criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the North Carolina Business Corporation Act. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law. For acts or omissions that the director believes to be contrary to the best interests of the Registrant or its shareholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, for improper transactions between the director and the Registrant and for improper distributions to shareholders and loans to directors and officers. Theses provisions do not affect a director's responsibilities under any other laws, such as the federal securities laws.

    The Registrant's Amended Articles of Incorporation require the Registrant to indemnify its directors and officers against expenses, judgements, fines, settlements and other amounts actually and reasonably incurred in connection with the defense of, or for advice concerning, any claim asserted or proceeding brought against him by reason of his or her being or having been a director or officer of the Registrant, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal proceeding, had no reasonable caused to believe his or her conduct was unlawful.

    At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification in being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

    The Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the Underwriters of the Registrant and its directors and officers, and by the Registrant of the Underwriters, for certain liability arising under the Securities Act of 1933, as amended (the "Securities Act") or otherwise.

Item 15.  Recent Sales of Unregistered Securities

    Since April 28, 1995 (inception) the Company has sold and issued the following securities:

Generally

    Fred B. Smith & Associates purchased on April 31, 1995, 50 shares of common stock and a convertible note in the amount of $12,600, which was converted to 2,520 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 275,200 shares.

    Eagle Harbor Holdings purchased on May 4, 1995, 175 shares of common stock and a convertible note in the amount of $20,000, which was converted to 4,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 915,000 shares. Eagle Harbor Holdings assigned all right, title and interest in these shares to Omega Leasing Services on April 4,1996.

    Mayflower Holdings, Inc. purchased on May 4, 1995, 175 shares of common stock and a convertible note in the amount of $20,000, which was converted to 4,000 shares on August 15, 1995, including interest. These shares were split 500:1 for a total of 91,500 shares. February 16, 1996, Stanley H. Van Etten, President, received 10,087 shares pursuant to the terms of his employment contract with the Company and assigned these shares to Mayflower Holdings, Inc. who gifted these shares to several individuals. March 11, 1996, the Board of Directors gave Stanley H. Van Etten a bonus of 25,000 shares as prepayment for services in connection with a corporate capitalization plan. Mr. Van Etten assigned these shares to Mayflower Holdings, Inc., who in turn gifted the shares to several individuals. Subsequent to the gifting of several shares and the 10:1 stock split, Mayflower Holdings, Inc. owns a total of 885,280 shares.

    Claude W. Savage purchased on May 4, 1995, 175 shares of common stock and a convertible note in the amount of $20,000, of which $10,000 was converted to 2,000 shares on August 15, 1995, including interest and the remaining $10,000 was repaid June 4, 1995. The non-converted shares were split 500:1 for a total of 89,500 shares. Mr. Savage gifted certain shares to his children. Subsequent to the gifting of shares and the 10:1 stock split, Mr. Savage owns a total of 797,000 shares.

    Wendell and Jodie C. Elliott purchased on May 9, 1995, 20 shares of common stock and a convertible note in the amount of $10,000, which was converted to 2,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 for a total of 12,000 shares. The Elliotts purchased an additional 1,650 shares. Subsequent to the 10:1 stock split, the Elliotts own a total of 136,500 shares.

    Dean Elliott purchased on May 10, 1995, 5 shares of common stock and a convertible note in the amount of $2,500, which was converted to 500 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 for a total of 3,000 shares. Mr. Elliott purchased and additional 400 shares on August 18, 1995 for $4,000. Mr. Elliott purchased an additional 350 shares. Subsequent to the 10:1 stock split, Mr. Elliott owns a total of 37,500 shares.

    Larry Ellis purchased on May 10, 1995, 20 shares of common stock and a convertible note in the amount of $12,500, which was converted to 2,500 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 for a total of 12,500 shares. Mr. Ellis purchased on June 8, 1995, an additional 5,000 shares for $5,000. Mr. Ellis purchased on July 21, 1995, an additional 7,500 shares for $7,500. Subsequent to the 10:1 stock split, Mr. Ellis owns 250,000 shares.

    Calvin Michael Ward purchased on May 22, 1995, 25 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 135,000 shares.

    Geni and Michael D. Batchelor purchased on May 22, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    John Buhrman purchased on May 23, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    Jimmie and Portia Knowles purchased on May 24, 1995, 45 shares of common stock and a convertible note in the amount of $19,450, which was converted to 3,890 shares on August 15, 1995, including interest. Mr. and Mrs. Knowles purchased an additional 80 shares of common stock and a convertible note in the amount of $50,000 on July 19, 1995. The note was repaid October 6, 1995. The non-converted shares were split 500:1 and again 10:1 for a total of 663,900 shares.

    To The Top We Go, Inc. received on May 24, 1995, 25 shares in exchange for services rendered to the Company. These shares were split 500:1 for a total of 12,500 shares. To The Top We Go, Inc. Gifted some of its shares to others. Subsequent to the gifts and the 10:1 stock split, To The Top We Go, Inc. owns 110,000 shares.

    Jeffrey L. Hooks received on May 24, 1995, 25 shares in exchange for services rendered to the Company. These shares were split 500:1 and again 10:1 for a total of 125,000 shares.

    Dr. Martin R. and Nina R. Runion purchased on May 24, 1995, 45 shares of common stock and a convertible note in the amount of $20,000, which was converted to 4,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 265,000 shares.

    Harold W. and Linda W. Queen purchased on May 26, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    Steven E. and Nanette N. Taitt purchased on May 28, 1995, 5 shares of common stock and a convertible note in the amount of $2,500, which was converted to 500 shares on August 15, 1995, including interest. The non-convertible shares were split 500:1 and again 10:1 for a total of 30,000 shares.

    George B. Bain purchased on May 30, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    Bobby W. and Shirley E. Bristow purchased on May 30, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    Joseph F. Spoon purchased on May 30, 1995, 5 shares of common stock and a convertible note in the amount of $2,500, which was converted to 500 shares on August 15, 1995, including interest. The non-convertible shares were split 500:1 and again 10:1 for a total of 30,000 shares.

    Ronald W. Cassese purchased on May 31, 1995, 25 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 135,000 shares.

    Nick Collias purchased on May 31, 1995, 30 shares of common stock and a convertible note in the amount of $15,000, which was converted to 3,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 180,000 shares.

    Barry Ackel purchased on June 1, 1995, 100 shares of common stock and a convertible note in the amount of $12,500, which was converted to 2,520 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 525,200 shares.

    Jack F. Weatherly purchased on June 2, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    Leisure Time Rentals & Management purchased on June 3, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    Dennis E. And Linda C. Brackett purchased on June 5, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    Braxton Merritt purchased on June 5, 1995, 40 shares of common stock and a convertible note in the amount of $20,000, which was converted to 4,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 240,000 shares.

    Dwight and Jennifer Hallman received on June 6, 1995, 25 shares of common stock in exchange for Mr. Hallman's services to the Company in establishing their computer system for the tracking of sales and computation of compensation to Independent Retail Sales Representatives and other services in the start-up of the Company. These shares were split 500:1 and again 10:1 for a total of 125,000 shares.

    William A. Blackman purchased on June 7, 1995, 5 shares of common stock and a convertible note in the amount of $2,500. On July 20, 1995, Mr. Blackman purchased an additional 5 shares of common stock and a convertible note in the amount of $3,750. Both notes were converted to 1,250 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 62,500 shares.

    Diane B. James purchased on June 7, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which will be repaid from offering proceeds. These share were split 500:1 and again 10:1 for a total of 50,000 shares.

    Harold Scott Jr. purchased on June 7, 1995, 10 shares of common stock and a convertible note in the amount of $5,000. Mr. Scott accepted the Company's offer of rescission and was repaid the amount of his investment plus interest at the legal rate September 29, 1995.

    Paul Hoyle purchased on June 8, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    Jimmy Aymond purchased on June 8, 1995, 50 shares of common stock and a convertible note in the amount of $12,600, which was converted to 2,520 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 275,200 shares.

    Faiger M. Blackwell purchased on June 9, 1995, 5 shares of common stock and a convertible note in the amount of $2,500, which was converted to 500 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 30,000 shares.

    Clotilda Rodgers purchased on June 9, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    Michael Francis Canning, Jr. purchased on June 12, 1995, 5 shares of common stock and a convertible note in the amount of $2,500, which was converted to 500 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 for a total of 3,000 shares. Mr. Canning purchased on August 10, 1995, an additional 800 shares for $8,000. The shares were split 10:1 for a total of 38,000 shares.

    Neva Marie Canning purchased on June 12, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    Kenneth W. and Helen W. Wilkinson purchased on June 12, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    Kay Wood Disman purchased on June 13, 1995, 20 shares of common stock and a convertible note in the amount of $10,000, which was converted to 2,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 120,000 shares.

    Rodger Dale Gadd received on June 13, 1995, 10 shares of common stock in exchange for downline development services. These shares were split 500:1 and again 10:1 for a total of 50,000 shares.

    John F. and Margaret H. Hudson purchased on June 13, 1995, 5 shares of common stock and a convertible note in the amount of $2,500, which was converted to 500 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 30,000 shares.

    Edgar Collins purchased on June 14, 1995, 15 shares of common stock and a convertible note in the amount of $7,500, which was converted to 1,500 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 for a total of 9,000 shares. Mr. Collins gifted 3,000 shares to others. Subsequent to the gift and a 10:1 stock split, Mr. Collins owns a total of 60,000 shares.

    Clinton S. (Jr.) and Lavada P. Forbis received on June 14, 1995, 5 shares of common stock in exchange for downline development services rendered. These shares were split 500:1 and again 10:1 for a total of 25,000 shares.

    Conda McCall purchased on June 14, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    Derrick L. Rodgers purchased on June 14, 1995, 100 shares of common stock and a convertible note in the amount of $47,500, which was converted to 9,500 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 for a total of 59,500 shares. Mr. Rogers gifted 2,200 shares to others. Subsequent to the gift and a 10:1 stock split, Mr. Rodgers owns 577,000 shares.

    James Ronnie and Sylvia M. Sherrill purchased on June 14, 1995, 5 shares of common stock and a convertible note in the amount of $2,500, which was converted to 500 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 30,000 shares.

    Christopher S. Brackett purchased on June 15, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    Stephen E. Brackett purchased on June 15, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    James Pinkney and Nina Lou Blackwelder purchased on June 15, 1995, 5 shares of common stock and a convertible note in the amount of $2,500, which was converted to 500 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 for a total of 3,000 shares. On November 17, 1995, the Blackwelders purchased an additional 3,150 shares of common stock for $1,500. These shares were split 10:1 for a total of 61,500 shares.

    Gold Raven, Inc. received on June 16, 1995, 10 shares of common stock in exchange for downline development services. These shares were split 500:1 and again 10:1 for a total of 50,000 shares.

    Eddie L. Mattox Irrevocable Trust purchased on June 16, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    Sunrise Pro Glass purchased on June 16, 1995, 5 shares of common stock and a convertible note in the amount of $2,500, which was converted to 500 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 for a total of 3,000 shares. The shares were issued to the individual shareholders who invested through Sunrise Pro Glass to include: David Andrew and Kathy June Holt, Gary Lee and Valerie Bisby, Darin and Jennifer Brewer, Donald and Patricia Snyder, and Brian D. and Debra Jean Waite, who subsequent to the 10:1 stock split, own 6,000 shares, respectively.

    Robert L. Chalmers purchased on June 20, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    Kathleen Illian received on June 20, 1995, 5,000 shares of common stock in exchange for establishing a group health insurance program for Company IRSRs. These shares were split 10:1 for a total of 50,000 shares.

    Samuel W. (III) and Carolyn Johnston purchased on June 21, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000 shares.

    Egbert Louis Ming purchased on June 22, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 for a total of 6,000. Mr. Ming purchased on August 22, 1995, an additional 1,000 shares for $10,000. Mr. Ming purchased on October 5, 1995, and additional 1,500 shares for $15,000. These shares were split 10:1 for a total of 85,000 shares.

    Joanne and Ray Norville purchased on June 22, 1995, 5 shares of common stock and a convertible note in the amount of $2,500, which was converted to 500 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 30,000 shares.

    Larry J. Rickard purchased on June 22, 1995, 5 shares of common stock and a convertible note in the amount of $2,500, which was converted to 500 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 30,000 shares.

    Evonne B. Eckenroth purchased on July 3, 1995, 60 shares of the common stock and a convertible note in the amount of $12,600, which was paid July 23, 1996. These shares were split 500:1 for a total of 30,000 shares. On August 18, 1995, Ms. Eckenroth purchased an addition 5,000 shares for $1,300. These shares were split 10:1 for a total of 300,000 shares.

    Richard C. Hungate purchased on August 10, 1995, 18,750 shares of common stock and a convertible note in an amount of $12,600, which was repaid March 27, 1996. These shares were split 10:1 for a total of 187,500 shares.

    Kathryn C. Crist received on August 10, 1995, 1,250 shares of common stock as a gift of shares from Richard C. Hungate. These shares were split 10:1 for a total of 12,500 shares.

    John Bell Neil purchased on August 10, 1995, 300 shares of common stock for $3,000. These share were split 10:1 for a total of 3,000 shares.

    Richard Blaine Smith purchased on August 11, 1995, 200 shares of common stock for $2,000. These shares were split 10:1 for a total of 2,000 shares.

    David Lane Tillman purchased on August 11, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    Terry D. Phillips purchased on August 14, 1995, 10 shares of common stock and a convertible note in the amount of $5,000, which was converted to 1,000 shares on August 15, 1995, including interest. The non-converted shares were split 500:1 and again 10:1 for a total of 60,000.

    Kathi Jean Jones purchased on August 15, 1995, 70 shares of common stock for $700. These shares were split 10:1 for a total of 700 shares.

    Bobby Wren Bristow purchased on August 18, 1995, 200 shares of common stock for $2,000. These shares were split 10:1 for a total of 2,000 shares.

    James R. Reynolds received on August 18, 1995, 4,000 shares of common stock as a gift from Evonne Eckenroth. These shares were split 10:1 for a total of 40,000 shares.

    Thomas Suber (Jr.) and Betty Jean Cromer purchased on August 21, 1995, 200 shares of common stock for $2,000. These shares were split 10:1 for a total of 2,000 shares.

    Claude W. Savage, Jr. purchased on August 22, 1995, 5,000 shares of common stock for $5,000. These shares were split 10:1 for a total of 50,000 shares.

    Frank S. Hart purchased on August 24, 1995, 200 shares of common stock for $2,000. Mr. Hart purchased on November 9, 1995, 300 shares of common stock for $3,000. These shares were split 10:1 for a total of 5,000 shares.

    Frank Wesley Alexander purchased on August 28, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    John H. Giles purchased on August 28, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    Edmund Eugene and Rosemarie Jaqueline Dreyer purchased on August 31, 1995, 500 shares of common stock for $5,000. These shares were split 10:1 for a total of 5,000 shares.

    Russell Hugh Caston purchased on September 5, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    Charles Campbell Edmondson, Jr. purchased on September 7, 1995, 1,000 shares of common stock for $10,000. These shares were split 10:1 for a total of 10,000 shares.

    Paul Bourque purchased on September 20, 1995, 600 shares of common stock for $6,000. These shares were split 10:1 for a total of 6,000 shares.

    Rhyon Caldwell received on September 20, 1995, 5,000 shares of common stock in exchange for working with International Heritage of Canada, Inc. to establish a Canadian office for the Company and to assist in developing IRSRs in the various provinces of Canada in which the Company conducts business. These shares were split 10:1 for a total of 50,000 shares.

    James Law received on September 20, 1995, 5,000 shares of common stock in exchange for working with International Heritage of Canada, Inc. to establish a Canadian office for the Company and to assist in developing IRSRs in the various provinces of Canada in which the Company conducts business. These shares were split 10:1 for a total of 50,000 shares.

    Felix Li received on September 20, 1995, 5,000 shares of common stock in exchange for working with International Heritage of Canada, Inc. to establish a Canadian office for the Company and to assist in developing IRSRs in the various provinces of Canada in which the Company conducts business. These shares were split 10:1 for a total of 50,000 shares.

    Paradise Investments, Ltd. received on September 20, 1995, 25,000 shares of common stock in exchange for working with International Heritage of Canada, Inc. to establish a Canadian office for the Company and to assist in developing IRSRs in the various provinces of Canada in which the Company conducts business. These shares were split 10:1 for a total of 250,000 shares.

    Lawrence A. Canning purchased on September 20, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    Neva Marie Canning and Freeland R. Goldammer purchased on September 20, 1995, 500 shares of common stock for $5,000. These shares were split 10:1 for a total of 5,000 shares.

    Kathleen Canning Leone purchased on September 20, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    Frederick Michael Kennel purchased on September 22, 1995, 300 shares of common stock for $3,000. Mr. Kennel purchased an additional 400 shares of stock for $4,000. These shares were split 10:1 for a total of 7,000 shares.

    Hans Fiedrich Kennel purchased on September 22, 1995, 300 shares of common stock for $3,000. Mr. Kennel purchased an additional 400 shares for $4,000. These shares were split 10:1 for a total of 7,000 shares.

    Aubry L. and Brenda Sue Vincent purchased on September 25, 1995, 500 shares of common stock for $5,000. These shares were split 10:1 for a total of 5,000 shares.

    Ray Paul Boudreaux purchased on September 27, 1995, 50 shares of common stock for $500. These shares were split 10:1 for a total of 500 shares.

    The Dujay Living Trust of 1994 purchased on September 28, 1995, 500 shares of common stock for $5,000. These shares were split 10:1 for a total of 5,000 shares.

    McCleldon Van and Judith Ann Evans purchased on September 28, 1995, 300 shares of common stock for $3,000. These shares were split 10:1 for a total of 3,000 shares.

    Charles C. Geoffroy purchased on September 28, 1995, 250 shares of common stock for $2,500. These shares were split 10:1 for a total of 2,500 shares.

    Eric J. Geoffroy purchased on September 28, 1995, 250 shares of common stock for $2,500. Mr. Geoffroy purchased an additional 200 shares of common stock for $2,000. These shares were split 10:1 for a total of 4,500 shares.

    Lloyd Geoffroy, Jr. purchased on September 28, 1995, 300 shares of common stock for $3,000. Mr. Geoffroy purchased an additional 300 shares of common stock for $3,000. These shares were split 10:1 for a total of 6,000 shares.

    Robin K. Savage McDaniel purchased on September 28, 1995, 100 shares of common stock for $1,000. Ms. McDaniel received 4,900 shares of common stock as a gift from Claude W. Savage. These shares were split 10:1 for a total of 50,000 shares.

    Tracy E. Sabates purchased on September 28, 1995, 100 shares of common stock for $1,000. Ms. Sabates received 4,900 shares of common stock as a gift from Claude W. Savage. These shares were split 10:1 for a total of 50,000 shares.

    Charles Edward and Patricia Joanne White purchased on September 28, 1995, 500 shares of common stock for $5,000. These shares were split 10:1 for a total of 5,000 shares.

    Kathleen Helen Caldwell purchased on September 29, 1995, 200 shares of common stock for $2,000. These shares were split 10:1 for a total of 2,000 shares.

    Melissa Aine Caldwell purchased on September 29, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    Muriel Kathleen Caldwell purchased on September 29, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    Charles Barron Elrod purchased on September 29, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    Bruce W. Jones purchased on September 29, 1995, 500 shares of common stock for $5,000. These shares were split 10:1 for a total of 5,000 shares.

    Melvola J. Mitchell purchased on September 29, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    David Matthew Canning purchased on October 2, 1995, 500 shares of common stock for $5,000. These shares were split 10:1 for a total of 5,000 shares.

    Douglas L. Simms purchased on October 2, 1995, 200 shares of common stock for $2,000. Mr. Simms purchased an additional 200 shares of common stock for $2,000. These shares were split 10:1 for a total of 4,000 shares.

    Rhett M. Starnes purchased on October 2, 1995, 150 shares of common stock for $1,500. These shares were split 10:1 for a total of 1,500 shares.

    Darrell Murray Olinger purchased on October 3, 1995, 1,000, shares of common stock for $10,000. These shares were split 10:1 for a total of 10,000 shares.

    Norbert Louis Ming purchased on October 5, 1995, 500 shares of common stock for $5,000. Mr. Ming purchased an additional 2,000 shares for $20,000. These shares were split 10:1 for a total of 25,000 shares. Douglas Rene Schexnayder purchased on October 5, 1995, 320 shares of common stock for $3,200. These shares were split 10:1 for a total of 3,200 shares.

    Harold Walter Queen purchased on October 6, 1995, 110 shares of common stock for $1,100. These shares were split 10:1 for a total of 1,110 shares.

    Rebecca G. Rushing purchased on October 6, 1995, 50 shares of common stock for $500. These shares were split 10:1 for a total of 500 shares.

    Patricia S. Schnell purchased on October 9, 1995, 500 shares of common stock for $5,000. These shares were split 10:1 for a total of 5,000 shares.

    Joyce M. Hatley received on October 10, 1995, 400 shares of common stock as a gift from Derrick L. Rodgers. These shares were split 10:1 for a total of 4,000 shares.

    William A. Myers, III received on October 10, 1995, 100 shares of common stock as a gift from Derrick L. Rodgers. These shares were split 10:1 for a total of 1,000 shares.

    Ann M. Smoak received on October 10, 1995, 400 shares of common stock as a gift from Derrick L. Rodgers. These shares were split 10:1 for a total of 4,000 shares.

    Betty Jean H. Taylor purchased on October 10, 1995, 200 shares of common stock for $2,000. These shares were split 10:1 for a total of 2,000 shares.

    Elizabeth M. Oakley purchased on October 11, 1995, 200 shares of common stock for $2,000. These shares were split 10:1 for a total of 2,000 shares.

    Enrico Victor Cannella purchased on October 16, 1995, 1,000 shares of common stock for $10,000. These shares were split 10:1 for a total of 10,000 shares.

    Dorothy Grant Eaddy purchased on October 16, 1995, 300 shares of common stock for $3,000. These shares were split 10:1 for a total of 3,000 shares.

    Patricia A. Gore purchased on October 18, 1995, 30 shares of common stock for $300. These shares were split 10:1 for a total of 300 shares.

    Marc Homer Mitchell purchased on October 18, 1995, 270 shares of common stock for $2,700. These shares were split 10:1 for a total of 2,700 shares.

    Luke J. Carline purchased on October 19, 1995, 60 shares of common stock for $600. These shares were split 10:1 for a total of 600 shares.

    Daivd R. Fanning purchased on October 23, 1995, 200 shares of common stock for $2,000. Mr. Fanning purchased an additional 300 shares of common stock for $3,000. These shares were split 10:1 for a total of 5,000 shares.

    Carl Richard Fears purchased on October 23, 1995, 500 shares of common stock for $5,000. Mr. Fears purchased an additional 200 shares of common stock for $2,000. These shares were split 10:1 for a total of 7,000 shares.

    John Vales purchased on October 23, 1995, 20 shares of common stock for $200. These shares were split 10:1 for a total of 200 shares.

    The Vales Revocable Living Trust purchased on October 23, 1995, 2,500 shares of common stock for $25,000. These shares were split 10:1 for a total of 25,000 shares.

    Bobbie Lee Baer purchased on October 24, 1995, 200 shares of common stock for $2,000. These shares were split 10:1 for a total of 2,000 shares.

    Rachel H. Clark purchased on October 24, 1995, 200 shares of common stock for $2,000. Ms. Clark accepted the Company's offer of rescission dated December 15, 1995, and was repaid the amount of her investment plus interest at the legal rate on January 30, 1996.

    Caroll Joseph Boutte, III purchased on October 25, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    Joe Oscar Matthews purchased on October 25, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    Byron Keith and Elizabeth McKellips purchased on October 25, 1995, 300 shares of common stock for $3,000. Mr. and Mrs. McKellips accepted the Company's offer of rescission dated December 15, 1995, and were repaid the amount of their investment plus interest at the legal rate on January 30, 1996.

    Barbara M. Romero purchased on October 25, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    Helen G. Rourk purchased on October 25, 1995, 400 shares of common stock for $4,000. These shares were split 10:1 for a total of 4,000 shares.

    Philip Andre Martin purchased on October 26, 1995, 500 shares of common stock for $5,000. Mr. Martin purchased an additional 500 shares for $5,000. These shares were split 10:1 for a total of 10,000 shares.

    Terry Lane Neustrom purchased on October 26, 1995, 1,000 shares of common stock for $10,000. Mr. Neustrom accepted the Company's offer of rescission dated December 15, 1995, and was repaid the amount of his investment plus interest at the legal rate on January 30, 1996.

    Sherry T. Macklin purchased on October 27, 1995, 115 shares of common stock for $1,150. These shares were split 10:1 for a total of 1,150 shares.

    Lawrence L. and Dorothy Smith purchased on October 27, 1995, 500 shares of common stock for $5,000. These shares were split 10:1 for a total of 5,000 shares.

    William Larry Duncan purchased on October 30, 1995, 50 shares of common stock for $500. These shares were split 10:1 for a total of 500 shares.

    Fannie Lenora Ross purchased on October 30, 1995, 800 shares of common stock for $8,000. These shares were split 10:1 for a total of 8,000 shares.

    Karen Elaine Sardinas purchased on October 30, 1995, 200 shares of common stock for $2,000. These shares were split 10:1 for a total of 2,000 shares.

    Henry C. and Winifred E. Turner purchased on October 30, 1995, 400 shares of common stock for $4,000. These shares were split 10:1 for a total of 4,000 shares.

    Mollie M. Stewart purchased on November 2, 1995, 200 shares of common stock for $2,000. These shares were split 10:1 for a total of 2,000 shares.

    Mollie M. Stewart and Pharoh H. Smith purchased on November 2, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    Bradley Reed Thomas, Jr. received on November 8, 1995, 100 shares of common stock in exchange for pulling cable and wire network for computer in home office. These shares were split 10:1 for a total of 1,000 shares.

    Joel Daniel Thomas received on November 8, 1995, 100 shares of common stock in exchange for pulling cable and wire network for computer in home office. These shares were split 10:1 for a total of 1,000 shares.

    Scot Rolland Thomas received on November 8, 1995, 100 shares of common stock in exchange for pulling cable and wire network for computer in home office. These shares were split 10:1 for a total of 1,000 shares.

    Ronald Franklin Hopson purchased on November 10, 1995, 100 shares of common stock for $1,000. Mr. Hopson purchased an additional 100 shares for $1,000. These shares were split 10:1 for a total of 2,000 shares.

    David P. Accurso purchased on November 13, 1995, 250 shares of common stock for $2,500. Mr. Accurso purchased an additional 750 shares for $7,500. These shares were split 10:1 for a total of 10,000 shares.

    Jerome Victor and Sandra Yvonne Leventhal purchased on November 13, 1995, 500 shares of common stock for $5,000. These shares were split 10:1 for a total of 5,000 shares.

    James LeRoyal Lucas purchased on November 13, 1995, 100 shares of common stock for $1,000. Mr. Lucas purchased an additional 50 shares for $500.00. These shares were split 10:1 for a total of 1,500 shares.

    McDaniel Air Conditioning and Heating, Inc. purchased on November 13, 1995, 2,500 shares of common stock for $25,000. These shares were split 10:1 for a total of 25,000 shares.

    David and Leslie Newman Family Trust purchased on November 13, 1995, 500 shares of common stock for $5,000. These shares were split 10:1 for a total of 5,000 shares.

    Kenneth R. Hines purchased on November 14, 1995, 200 shares of common stock for $2,000. These shares were split 10:1 for a total of 2,000 shares.

    Houston Allen Little purchased on November 17, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    Charles T. and Rachel E. Moore purchased on November 17, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    Charles Otto and Deborah Ann Reynolds purchased on November 17, 1995, 50 shares of common stock for $500. These shares were split 10:1 for a total of 500 shares.

    Eric O. and Trina C. Skidmore purchased on November 17, 1995, 400 shares of common stock for $4,000. These shares were split 10:1 for a total of 4,000 shares.

    Jerry Dean and Dorthea P. Staley purchased on November 17, 1995, 500 shares of common stock for $5,000. These shares were split 10:1 for a total of 5,000 shares.

    Homer R. and Ruth J. Fears purchased on November 23, 1995, 200 shares of common stock for $2,000. These shares were split 10:1 for a total of 2,000 shares.

    Bobby Dean Sidden purchased on November 27, 1995, 1,000 shares of common stock for $10,000. These shares were split 10:1 for a total of 10,000 shares.

    Helen W. Kennedy purchased on December 1, 1995, 100 shares of common stock for $1,000. These shares were split 10:1 for a total of 1,000 shares.

    Johnny R. Kennedy, Sr. purchased on December 1, 1995, 200 shares of common stock for $2,000. These shares were split 10:1 for a total of 2,000 shares.

    Reine R. and David Hemelright purchased on December 6, 1995, 200 shares of common stock for $2,000. These shares were split 10:1 for a total of 2,000 shares.

Washington State

    Similar to the shares issued above, securities were sold to several investors in Washington. Upon filing of the proposed offer of rescission by the Company, the securities administrator indicated that in order to make an offer of rescission the Company would have to register the shares, therefore the Company opted to return to each of the investors in Washington the amount of their investment along with interest at the legal rate rather than pursue a registration with the State. The transactions were as follows:

    David Andrew and Kathy June Holt purchased on August 8, 1995, 500 shares of common stock for $5,000. Mr. and Mrs. Holt were repaid the amount of their investment plus interest at the legal rate on March 8, 1996.

    Glen M. Christopherson purchased on August 9, 1995, 500 shares of common stock for $5,000. Mr. Chistopherson was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Geraldine June Coons purchased on August 11, 1995, 50 shares of common stock for $500. Ms. Coons was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    Christine L. Del Nagro purchased on August 11, 1995, 100 shares of common stock for $1,000. Ms. Del Nagro was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    Walter E. Dewater purchased on August 11, 1995, 150 shares of common stock for $1,500. Mr. Dewater was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Rodney Dean Alvord purchased on August 11, 1995, 500 shares of common stock for $5,000. Mr. Alvord was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Mildred Gerard purchased on August 11, 1995, 50 shares of common stock for $500. Ms. Gerard was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    Karon Lee Hill purchased on August 11, 1995, 100 shares of common stock for $1,000. Ms. Hill was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    Kenneth Lee Huff purchased on August 11, 1995, 100 shares of common stock for $1,000. Mr. Huff was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Vickie Lea Parks purchased on August 11, 1995, 300 shares of common stock for $3,000. Ms. Parks was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    James Paul Ramos purchased on August 11, 1995, 150 shares of common stock for $1,500. Mr. Ramos was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Timothy Thorpe purchased on August 11, 1995, 100 shares of common stock for $1,000. Mr. Thorpe was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Steven Keith Hagen purchased on August 14, 1995, 350 shares of common stock for $3,500. Mr. Hagen was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Darik Brewer purchased on August 14, 1995, 50 shares of common stock for $500. Mr. Brewer was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Darin Brewer purchased on August 14, 1995, 500 shares of common stock for $5,000. Mr. Brewer was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Darin and Jennifer Brewer purchased on August 14, 1995, 50 shares of common stock for $500. Mr. and Mrs. Brewer were repaid the amount of their investment plus interest at the legal rate on March 8, 1996.

    Shirley Mae Carter purchased on August 14, 1995, 300 shares of common stock for $3,000. Ms. Carter was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    Randall C. And Wanda K. Knight purchased on August 14, 1995, 125 shares of common stock for $1,250. Mr. and Mrs. Knight were repaid the amount of their investment plus interest at the legal rate on March 8, 1996.

    Ruben Marshall Lalish purchased on August 14, 1995, August 18, 1995, and August 24, 1995, 60, 130, and 250 shares of common stock for ($600, $1,300 and $2,500), respectively. Mr. Lalish was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Debra Jean Waite purchased on August 14, 1995, 100 shares of common stock for $1,000. Ms.Waite was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    Brian D. And Debra Jean Waite purchased on August 14, 1995, 50 shares of common stock for $500. Mr. and Mrs. Waite were repaid the amount of their investment plus interest at the legal rate on March 8, 1996.

    Patricia A. Wells purchased on August 14, 1995, 200 shares of common stock for $2,000. Ms. Wells was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    Heather Michelle Zeilestra purchased on August 14, 1995, 200 shares of common stock for $2,000. Ms. Zeilestra was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    Barbara J. Dickson purchased on August 15, 1995, 50 shares of common stock for $500. Ms. Dickson was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    Gary Lee Bisby purchased on August 16, 1995, 500 shares of common stock for $5,000. Mr. Bisby was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Gary Lee and Valerie Bisby purchased on August 16, 1995, 50 shares of common stock for $500. Mr. and Mrs. Bisby were repaid the amount of their investment plus interest at the legal rate on March 8, 1996.

    John Hilde purchased on August 16, 1995, 150 shares of common stock for $1,500. Mr. Hilde was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Donna A. Leslie purchased on August 18, 1995, 500 shares of common stock for $5,000. Ms. Leslie was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    Ronald Raymond Cartwright purchased on August 21, 1995, 500 shares of common stock for $5,000. Mr. Cartwright was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Sharon M. Klykken purchased on August 21, 1995, 200 shares of common stock for $2,000. Ms. Klykken was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    Sidney Wen Monwai purchased on August 22, 1995, 500 shares of common stock for $5,000. Mr. Monwai was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Sandra Leigh Orestad purchased on August 28, 1995, 50 shares of common stock for $500. Ms. Orestad was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    Lori Halverson purchased on August 30, 1995, 100 shares of common stock for $1,000. Ms. Halverson was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    John Ernest White purchased on September 5, 1995, 200 shares of common stock for $2,000. Mr. White was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Michael Anthony and Cheri Diane Rovick purchased on September 12, 1995, 500 shares of common stock for $5,000. Mr. and Mrs. Rovick were repaid the amount of their investment plus interest at the legal rate on March 8, 1996.

    Joanne Shirley Boyer purchased on September 25, 1995, 50 shares of common stock for $500. Ms. Boyer was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    Ena T. Shepard purchased on October 2, 1995, 500 shares of common stock for $5,000. Ms. Shepard was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    Moreen Margot Allen purchased on October 2, 1995, 50 shares of common stock for $500. Ms. Allen was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    Robert J. Sumner purchased on October 5, 1995, 500 shares of common stock for $5,000. Mr. Sumner was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Dean R. Dietrich purchased on October 9, 1995, 500 shares of common stock for $5,000. Mr. Dietrich was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Robert L. Undsderfer purchased on October 24, 1995, 200 shares of common stock for $2,000. Mr. Undsderfer was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    Marilyn L. VanDelinder purchased on December 1, 1995, 100 shares of common stock for $1,000. Ms. VanDelinder was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

    William R. Baker purchased on December 1, 1995, 50 shares of common stock for $500. Mr. Baker was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

    The sale and issuance of the securities in the transactions described above were believed by the Company to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof as transactions not involving any public offering. The recipients represented their intention to acquire the securities for investment only and not with a view to distribution thereof. Appropriate legends were affixed to the stock certificates issued in such transactions. All recipients had adequate access to information about the Registrant.




      [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      Item 16.  Exhibits and Financial Statement Schedules

    (a) Exhibits

Number            Description

1.1               Underwriting Agreement

3.1               Certificate of Incorporation of the Company, with
				  Certificate of Amendment

3.2               Bylaws of the Company

4.1               Specimen Common Stock Certificate

5.1               Opinion and Consent of Wood & Francis, PLLC

10.1              Employment Agreement - Stanley H. Van Etten

10.2              Confidentiality/Non-Competition Agreement - John D. Brothers

10.3              Confidentiality/Non-Competition Agreement - Mary E. Breen

10.4              Confidentiality/Non-Competition Agreement - Dwight Hallman

10.5              Confidentiality/Non-Competition Agreement - Clark A. Jones

10.6              Confidentiality/Non-Competition Agreement - Dawn E. McIntyre

10.7              Confidentiality/Non-Competition Agreement - Stephanie Harris

21.1              Certificate of Incorporation International Heritage of
				  Canada, Inc.

21.2              Bylaws of International Heritage of Canada, Inc.

23.1              Consent of Eilers, Jones, Brown & McLeod, CPAs, PA

25.1              Powers of Attorney (included on Signature Page)


Item 17.  Undertaking

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the North Carolina Business Corporation Act, the Amended Articles of Incorporation or the Bylaws of the Company, Indemnification Agreements entered into between the Company and its officers and directors, the Underwriting Agreement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suite or proceeding) asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The Company hereby undertakes that:

    (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant ro Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raleigh, North Carolina on this 30th day of August, 1996.

                                   INTERNATIONAL HERITAGE, INC.


                              By:  /s/STANLEY H. VAN ETTEN
                                   Stanley H. Van Etten
                                   (Chairman of the Board)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

     Signature                     Title                    Date


/s/ STANLEY H. VAN ETTEN  President, Chief Executive Officer  August 30, 1996
Stanley H. Van Etten      And Chairman of the Board


/s/ JOHN D. BROTHERS      Secretary and Director             August 30, 1996
John D. Brothers


/s/ LARRY G. SMITH       Director                            August 30, 1996
Larry G. Smith

/s/ CLAUDE W. SAVAGE     Director                            August 30, 1996
Claude W. Savage


/s/ BARRY ACKEL          Director                            August 30, 1996
Barry  Ackel


/s/ JIMMIE D. KNOWLES    Director                            August 30, 1996
Jimmie D. Knowles


/s/ SABRINA L .H. WEI    Director                            August 30, 1996
Sabrina L.H. Wei


/s/ STANLEY H. VAN ETTEN Attorney-in-fact                    August 30, 1996
Stanley H. Van Etten
Attorney-in-fact



                             EXHIBITS

                        INDEX OF EXHIBITS


Description                                                Number

Revised Underwriting Agreement . . . . . . . . . . . . . . . .1.1

Certificate of Incorporation of the Company, with Certificate of
Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . .3.1

Bylaws of the Company. . . . . . . . . . . . . . . . . . . . .3.2

Specimen Common Stock Certificate. . . . . . . . . . . . . . .4.1

Opinion and Consent of Wood & Francis, PLLC  . . . . . . . . .5.1

Employment Agreement - Stanley H. Van Etten. . . . . . . . . 10.1

Confidentiality/Non-Competition Agreement - John D. Brothers 10.2

Confidentiality/Non-Competition Agreement - Mary E. Breen. . 10.3

Confidentiality/Non-Competition Agreement - Dwight Hallman . 10.4

Confidentiality/Non-Competition Agreement - Clark A. Jones  .10.5

Confidentiality/Non-Competition Agreement - Dawn E. McIntyre 10.6

Confidentiality/Non-Competition Agreement - Stephanie Harris 10.7

Certificate of Incorporation International Heritage of Canada, Inc.21.1

Bylaws of International Heritage of Canada, Inc. . . . . . . 21.2

Consent of Eilers, Jones, Brown & McLeod, CPAs, PA . . .     23.1



                               REVISED
                        UNDERWRITING AGREEMENT

    THIS UNDERWRITING AGREEMENT (the "Agreement") is made and entered into this 30th day of August 1996, by and between International Heritage, Inc., a North Carolina corporation, the address of which is 2626 Glenwood Avenue, Raleigh, North Carolina 27608 (the "Issuer"), and WIN Capital Corporation, a New York corporation, the address of which is 26 Ludlam Avenue, Bayville, New York 11709 (the "Agent").

    Recitals:

    A. The Issuer desires to offer and sell up to 2,500,000 shares of its Common Stock, $0.001 par value (the "Stock"), at a price of Ten Dollars ($10.00) per share in cash to outside investors in a public offering in the States of Alabama, California, Florida, Georgia, Kansas, Louisiana, Maryland, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas and Virginia (the "Jurisdictions"), among other places (the "Offering").

    B. The Offering will be made pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), which was originally filed with the U.S. Securities and Exchange Commission (the "SEC") on, or about, July 16, 1996, (the "Offering Statement") and pursuant to registrations and/or exemptions therefrom in each of the above Jurisdictions.

    C. The Issuer desires to obtain the services of an Agent to assist it in the offering and sale of the Stock in the Jurisdictions.

    D. The Agent is a member of the National Association of Securities Dealers, Inc. (the "NASD") and is willing, as an Agent, to assist the Issuer in the offering and sale of the Stock in the Jurisdictions on the terms and conditions set forth herein.

    Agreement:

    NOW, THEREFORE, for and in consideration of the foregoing, and of the mutual covenants, agreements undertakings, representations and warranties contained herein, the parties hereto agree as follows:

    1. Appointment of Agent. The Issuer hereby appoints the
    Aqent as its Agent in the Jurisdictions for the Offering.

    The Issuer further appoints the Agent to act in its behalf to form and menage a selling group to sell the Offering.
    The Issuer maintains the right in its sole discretion to approve or disapprove any potential member of the selling group.

    2. Acceptance of Appointment; Best Efforts. The Agent hereby accepts the appointment described in Section 1 above and agrees, as Agent for the Issuer, to use its best efforts to find purchasers for the Stock in the Jurisdictions. The Agent makes no commitment to purchase all or any of the shares of the Stock.

    3. Other Jurisdictions. The Issuer retains the right to employ other agents in jurisdictions other than the Jurisdictions for and in connection with the sale of the Stock. However, the Issuer. in its sole discretion, may accept or reject those agents.

    4. Termination of Offering. The Offering shall terminate upon the happening of the earlier of (i) the sale of all of the Stock, (ii)
    December 31, 1996 (or such later date if the Offering is extended by the Issuer for an additional period, not to extend beyond January 3, 1997), or
    (iii) the withdrawal or cancellation of the Offering by the Issuer in its sole and absolute discretion (the earlier of (i), (ii) and (iii) being sometimes referred to herein as the "Termination Date"). Upon the Agent's receipt of written notice from the Issuer of the termination of the Offering, the Agent immediately shall cease making offers of the Stock and shall terminate all then pending offers.

    5. Proceeds to Issuer. The net proceeds that shall be paid to the Issuer on the sale of Stock by the Agent are Nine Dollars and Ten Cents ($9.10) per share.

    6. Agent Compensation. As compensation for its activities hereunder and pursuant hereto, the Agent shall be paid a commission equal to Ninety Cents ($0.90) per share of the Stock (whose subscription is accepted by the Issuer) sold by the Agent or other broker-dealers joining the syndicate with the Agent. A sales commission of Cents ($ . ) per share of Stock sold in the Offering shall be paid to members of the selling syndicate.

    In the event the offering is terminated prior to closing, the Agent will be reimbursed only for its actual, accountable out of pocket expenses.

    Options or Warrants to be granted to the Agent and to the Agent's counsel, Richard Heller of Shustak Jalil Sanders & Heller will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the effective date of the offering.

    7. Escrow and Release of Proceeds. Any and all proceeds received by the Agent from the sale of the Stock shall be deposited in an escrow account with Continental Trust & Transfer Company (the "Escrow Agent") pursuant to that certain Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement"). The Issuer shall pay the fee for establishing and maintaining the Escrow Account. Subscribers' checks shall be made payable to the Escrow Agent and the Agent will transmit such checks directly to the Escrow Agent by noon the next business day after receipt. The Escrow Agent promptly shall release to the Issuer the net proceeds (proceeds less commissions) from the sales of the Stock as and when requested by the Issuer but in any event, no earlier than the closing of the offering beginning with the first closing upon receipt of the minimum offering amount of $5,000,000 and the maximum offering amount of $25,000,000 or until the termination of the offering. The commission relating to a particular sale shall be released by the Escrow Agent to the Agent when the net proceeds of that sale are released to the Issuer.

    8. Agent Expenses. The Agent shall be responsible for payment of all of its, travel, printing and other expenses, whether or not there is a closing under the Offering.

    The Issuer shall, however, reimburse the Agent for its reasonable legal fees and disbursements related to the offering.

    9. Subscriptions. Each subscriber purchasing Stock through the Agent shall subscribe for the Stock by completing and executing a subscription agreement in the form attached hereto as Exhibit B ("Subscription Agreement") and delivering the completed and executed Subscription Agreement along with payment to the Agent. The Agent will transmit such Subscription Agreements directly to the Issuer by noon the next business day after receipt.

    10. Acceptance or Rejection of Subscriptions. The Issuer has the right to accept or reject any subscription. Only upon the acceptance of a subscription by the Issuer is a sale made. Upon the acceptance of a subscription, the Issuer shall execute the acceptance on the Subscription Agreement, and shall forward a duplicate of the accepted Subscription Agreement to the subscriber with a copy to the Agent.

    11. Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with the Agent that:

    (a) The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of North
    Carolina with power and authority to own its properties and to conduct its business as described in the Offering Statement;

    (b) The Issuer has a duly authorized and outstanding capitalization as set forth in the Offering Statement, its capital stock conforms to the description contained in the Offering Statement and the Stock conforms to the description contained in the Offering Statement and the Stock, when issued and delivered pursuant to Subscription Agreements, shall be duly and validly issued, fully paid and non-assessable;

    (c) The Issuer shall prepare and file the Offering Statement with the SEC, the NASD and, to the extent required by law, the Jurisdictions, and shall use its best efforts to cause the registration or exemption with each such regulatory agency to become effective, as well as those of any other jurisdiction in which the Stock is to be offered and sold;

    (d) The Offering Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements in the Offering Statement, in light of the circumstances under which they are made, not misleading;

    (e) The consolidated financial statements and schedules filed with, and as part of, the Offering Statement present fairly the cost of the assets, the liabilities and the capital stock of the Issuer as of the dates of the statements and schedules, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire periods involved, except that those of such financial statements and schedules that are unaudited do not contain the notes normally required by GAAP and are subject to audit adjustments, and since the respective dates of the financial statements and schedules there has been no material adverse change in the condition or general affairs of the Issuer, financial or otherwise, other than as referred to in, or contemplated by, the Offering Statement;

    (f) The execution and delivery of this Agreement, the consummation of the transactions contemplated in this Agreement and compliance with the terms and provision of this Agreement shall not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Articles of Incorporation, as amended, or the Bylaws of the Issuer or any of its subsidiaries, or any indenture, mortgage or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which any of their respective assets or properties are bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of their respective assets or properties, except for instances where not material to the Issuer:

    (g) This Agreement has been duly authorized, executed and delivered on behalf of the Issuer, and is the valid, binding and enforceable obligation of the Issuer; and

    (h) No authorization, approval, consent or license of any regulatory body or authority is required for the valid authorization, issuance, sale and delivery of the Stock, or, if so required, all authorizations, approvals, consents and licenses have been obtained and are in full force and effect, except for instances where not material to the Issuer.

    12. Covenants of the Issuer. The Issuer covenants that:

    (a) The Issuer shall not at any time make or file any amendment or supplement to the Offering Statement of which the Agent previously has not been advised and furnished a copy, or to which the Agent reasonably may object in writing. The Issuer shall prepare and file any amendments or supplements to the Offering Statement that in the reasonable opinion of counsel for the Agent may be necessary in connection with the offering and sale of the Stock by the Agent, and shall use its best efforts to cause each such amendment or supplement to become effective as promptly as possible.

    (b) The Issuer shall deliver to the Agent a confidential listing of potential investors for the Offering, including contact information for each such potential investor (the "Confidential Investor List"). The Issuer shall also deliver to the Agent, without charge, from time to time during the term of this Agreement as many copies of the Offering Statement, the Offering Circular included therein (as amended from time to time, the "Circular") and any other documents as the Aqent reasonably may request.

    (c) The Issuer shall use its best efforts to comply with, and to continue to comply with, all applicable state and federal securities and other laws so as to permit the continuation of the offering and sale of the Stock.

    (d) The Issuer promptly shall notify the Agent in the event of
    (i) the issuance by any federal or state securities commission or authority of any stop order suspending the effectiveness of the Offering Statement, or (ii) the institution or notice of the intended institution of any action or proceeding for that purpose. The Issuer shall make every reasonable effort to prevent the issuance of such a stop order, and, if such a stop order is issued at any time, to obtain the withdrawal of the order at the earliest possible time.

    (e) The Issuer will cooperate with the Agent in connection with, and shall make available to the Agent such documents and other information as the Agent shall reasonably require to satisfy, its reasonable due diligence requirements.

    13. Representations and Warranties of the Agent. The Agent represents and warrants to, and agrees with the Issuer that:

    (a) The Agent is a member in good standing of the NASD and is currently licensed in the jurisdictions in which the offering will be sold;

    (b) The Agent and all persons employed by it or who work for it as agents have all necessary permits, licenses and permissions to enable it and them to act as agent for the Issuer in the offering and sale of the Stock as required by applicable state and federal securities and other laws; and

    (c) Neither the Agent nor any partner, director or officer of the Agent is disqualified under Rule 262 promulgated under the Securities Act or any applicable disqualification provision of any Jurisdiction's law.

    14. Covenants of the Agent. The Agent covenants that:

    (a) The Agent shall not sell the stock offered pursuant to the Offering Statement in any manner that violates the conditions imposed by applicable state or federal securities laws in connection with an offer and sale of securities pursuant to registrations pertaining to the Offering and under the Securities Act and the registrations and/or exemptions therefrom in each of the Jurisdictions.

    (b) The Agent shall use its best efforts to contact all of the potential investors listed in the Confidential Investor List to be provided by the Issuer for purposes of Offering and selling the Stock in the Offering. However, the Agent shall not be limited to offering the Stock solely to the potential investors listed in the Confidential Investor List, and the Agent shall not be required to contact any additional potential investors listed in the Confidential Investor List not already contacted by the Agent, after the Issuer has accepted Subscription Agreements from investors for the total amount of stock in the Offering.

    15. Termination of Aqreement. This Agreement may, subject to the other Provisions hereof, be terminated as follows:

    (a) At any time prior to the commencement of the Offering, the Issuer may, by notice to the Agent, terminate this Agreement; and at any time prior to the commencement of the Offering, the Agent may, by notice to the Issuer, terminate this Aqreement;

    (b) By the Agent at any time by notice to the Issuer because of any failure on the part of the Issuer to comply with any of the terms and provisions, or to fulfill any of the conditions hereof, or if for any reason the Issuer is unable to perform its obligations hereunder;

    (c) By the Issuer at any time by notice to the Agent because of any failure on the part of the Agent to comply with any of the terms and provisions, or to fulfill any of the conditions hereof, or if for any reason the Agent is unable to perform its obligations hereunder;

    (d) By the Issuer at any time by notice to the Agent because of disapproval of the terms of this Agreement by the NASD, SEC, or any state securities regulatory authority charged with approving such agreements or the registration of the Offering or any exemption therefrom. However, without first terminating this Agreement, the Issuer and the Agent, by mutual written consent, may amend this Agreement, by adding, deleting, or modifying any of the provisions hereof if necessary to obtain approval of this Agreement or of the offering by the NASD, SEC, or any state securities regulatory authority.

    (e) Upon the occurrence and satisfactory completion of the offering and sale of all of the Stock and the distribution of the proceeds to the Agent.

    16. Indemnification. The Issuer shall indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as provided below, shall reimburse the Agent and each controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as the losses, claims, damages, expenses, liabilities actions or expenses (collectively, "Losses") arising out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Statement, or arising out of or based upon the omission or alleged omission to state a material fact contained in the Offering Statement, or arising out of or based upon the omission or alleged omission to state a material fact required to be stated in the Offering Statement necessary in order to make the statements in the Offering Statement not misleading, unless the untrue statement or omission was made in the Offering Statement in reliance upon and in conformity with information furnished in writing to the Issuer by the Agent directly or through counsel expressly for the purpose of inclusion therein. However, this indemnification provision shall not benefit the Agent or any person controlling the Agent if the Agent failed to send or give a copy of the Offering Statement to a person at or prior to the time an offer of Stock was made to that person, or acted in violation of any covenants made by it herein.

    Promptly after receipt by the Agent or any person controlling the Agent of notice of the commencement of any action with respect to which indemnification may be sought from the Issuer under this Section, the Agent shall notify the Issuer in writing of the commencement, and, subject to the provisions stated below, the Issuer shall assume the defense of the action (including the employment of counsel and the payment of expenses) in so far as the action relates to any alleged Losses with respect to which indemnification may be sought from the Issuer. The Agent or any person controlling the Agent shall have the right to employ separate counsel in any action and to participate in the defense of the action, but the fees and expenses of such counsel must be specifically authorized in writing by the Issuer before being incurred. The Issuer shall not be liable, and shall not be required, to indemnify any person in connection with any settlement of any action effected without the Issuer's consent in writing.

    The Agent shall indemnify and hold harmless the Issuer, each of its directors, each of its officers, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act from and against any and all Losses to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as provided below, shall reimburse the Issuer and each director, officer or controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, (i) insofar as the Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained the Offering Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in the Offering Statement or necessary in order to make the statements in the Offering Statement not misleading, but only in so far as the untrue statement or omission was made in the Offering Statement in reliance upon and in conformity with information furnished in writing to the Issuer by the Agent directly or through counsel expressly for the purpose of inclusion therein, or (ii) in so far as the Losses arise out of or are based upon any statements made or action taken in connection with an offer or sale in connection with the offering and under the Securities Act and the registrations and/or exemptions therefrom in each of the Jurisdictions.

    Promptly after receipt of notice of the commencement of any action with respect to which indemnification may be sought from the Agent under this Section, the Issuer shall notify the Agent in writing of the commencement, and, subject to the provisions stated below, the Agent shall assume the defense of the action (including the employment of counsel and the payment of expenses) in so far as the action relates to any alleged Losses with respect to which indemnification may be sought from the Agent. The Issuer and each director, officer or controlling person shall have the right to employ separate counsel in any action and to participate in the defense of the action, but the fees and expenses of the counsel shall not be the expense of the Agent unless the employment of the counsel has been specifically authorized in writing by the Agent. The Agent shall not be liable, and shall not be required, to indemnify any person in connection with any settlement of any action effected without the Agent's consent in writing.

    17. Contribution. If the indemnity referred to in Section
    17 should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each indemnified person harmless, the indemnified person shall pay to or on behalf of each indemnified person contributions for Losses so that each indemnified person ultimately bears only a portion of such Losses as is appropriate (i) to reflect the relative benefits received by each such indemnified person, respectively, on the one hand and the indemnifying person on the other hand in connection with the transaction, or (ii) if the allocation of that basis is not permitted by applicable law, to reflect not only the relative fault of each such indemnified person, respectively, and the indemnifying person as well as any other relevant equitable considerations. The respective relative benefits received by the Agent and the Issuer shall be deemed to be in the same proportion as the aggregate commission paid to the Agent bears to the total gross proceeds of the Offering. The relative fault of each indemnifying person shall be determined by reference to, among other things, whether the actions or omissions to act were by such indemnifying person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

    18. Provisions to Survive Delivery. The representations, warranties, covenants, indemnities, understandings, agreements, and other statements of the Issuer and the Agent contemplated by, set forth in, or made pursuant to, this Agreement and the indemnification agreements of the Issuer and the Agent shall survive delivery of, and payment for, the Stock.

    19. Arbitration. Any dispute arising out this Agreement or breach hereof shall, at the election of a party hereto, by written notice to the other (the "Non-electing Party"), be referred to the American Arbitration Association (the "AAA") to be settled by arbitration in the city and state where the Non-electing Party, or its principal executive office, is located under the then existing Commercial Arbitration Rules of the AAA. Any arbitration conducted pursuant hereto shall be conducted by a recognized independent and impartial arbitrator mutually agreed to by the Issuer and the Agent involved in such dispute, or, if they cannot agree, by three (3) arbitrators, one chosen by the Issuer, one chosen by the Agent and the third
    (who shall be a recognized independent and impartial arbitrator and who shall act as chairperson of the arbitrators) selected by the first two arbitrators; provided, however, that if either party fails to appoint an arbitrator within fifteen (15) calendar days of its receipt of written notice by the other that the other has appointed an arbitrator, the arbitration shall be conducted by an arbitrator selected by the AAA. If the arbitrators selected by the issuer and the Agent fail to agree on a third arbitrator, the third arbitrator shall be appointed by the AAA. All costs of each arbitration pursuant to this Section (including, without limitation, all fees of the arbitrator(s) and attorneys' fees) shall be borne by the party whose last written offer of settlement (or claim if no offer of settlement was made by such party) differed by a greater amount from the award made by the arbitrator(s), or in the case of an arbitration to determine a matter other than a dollar amount or percentage, by the party against whom the decision of the arbitration(s) shall be rendered, as such issue is determined by the arbitrator(s); provided, however, that no offer of settlement shall be disclosed by a party to the arbitrator(s) until after the arbitrator(s) has (have) rendered an award or decision on the merits.

    Any award granted or decision reached pursuant to arbitration hereunder shall be final and binding upon the parties and payment shall be made as so determined within seven calendar days of the date of the award or decision. Judgment upon the arbitration award or decision may be entered in any court having competent jurisdiction.

    20. Governing Law. This Agreement shall be construed in accordance with the laws of the State of North Carolina without regard to conflict of law principles.

    21. Assignment. Neither this Agreement nor any interest of any party herein may be assigned, pledged or transferred without the prior written consent of the parties hereto.

    22. Binding Effect. This Agreement inures to the benefit of, and is binding upon, the parties hereto, and their respective heirs, representatives, successors, assigns and controlling person, but nothing herein shall be construed as an authorization or right of any party to assign its rights and obligations hereunder. A successor or an assign does not include a purchaser of Stock of the Issuer solely by reason of that purchase.

    23. Waiver. No waiver of any provision hereof is valid unless it is in writing and signed by the person against whom it is charged.

    24. Notice. Any notice required or permitted to be given pursuant hereto must be in writing addressed to the person at the address specified herein, or at an address changed in this manner.

    25. Entire Agreement. This Agreement, including all exhibits, constitutes the entire agreement among parties with respect to subject matter hereof.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.


    The ISSUER:			International Heritage, Inc

				By /s/ Stanley Van Etten
				Its President and CEO


				WIN Capital Corporation
    THE  AGENT:
				By /s/ Barry Hawk
				Its President



                          ESCROW AGREEMENT
                          PUBLIC OFFERING
    AGREEMENT made 28th day of August, 1996 by and among the Issuer and the Underwriter whose names and addresses appear on the Information Sheet (as defined herein) attached to this Agreement and Continental Stock Transfer & Trust Company (the "Escrow Agent") with a principal place of business located at: 2 Broadway, New York, New York 10004.

				W I T N E S S E T H

    WHEREAS, the Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the
    "Registration Statement") covering a proposed public offering of its securities as described on the Information Sheet;

    WHEREAS, the Underwriter proposed to offer the Securities, as agent for the Issuer, for sale to the public on a "best efforts," minimum/maximum basis with respect to the Minimum Securities Amount and Minimum Dollar Amount and at the price per share or other unit all as set forth on the Information Sheet;

    WHEREAS, the Issuer and the Underwriter propose to establish an escrow account (the "Escrow Account"), to which subscription monies which are received by the Escrow Agent from the Underwriter in connection with such public offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and

    WHEREAS, the Escrow Agent has an agreement with Chase Bank to establish a special bank account (the "Bank Account") into which the subscription monies, which are received by the Escrow Agent from the Underwriter and credited to the Escrow Account, are to be deposited; NOW,

    THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

	    1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement and is incorporated by reference herein and made a part hereof (the "Information Sheet").

    2. Establishment of the Bank Account.

	    2.1 The Escrow Agent shall establish a non-interest-bearing bank account at the branch of Chase Bank selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the "Bank Account"). The purpose of the Bank Account is for (a) the deposit of all subscription monies (checks, cash or wire transfers) which are received by Issuer from the Underwriter from prospective purchasers of the Securities and are delivered by the Underwriter to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system, and (c) the disbursement of collected funds, all as described herein.

	2.2 On or before the date of the initial deposit in the Bank Account pursuant to this Agreement, the Underwriter shall notify the Escrow Agent in writing of the effective date of the Registration Statement (the "Effective Date"), and the Escrow Agent shall not be required to accept any amounts for credit to the Escrow Account or for deposit in the Bank Account prior to its receipt of such notification.

        2.3 The Offering Period, which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended by an Extension Period only if the Escrow Agent shall have received written notice thereof at least five (5) business days prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Exten-sion Period (if the Escrow Agent has received written notice thereof as hereinabove provided), is referred to herein as the "Termination Date." Except as provided in Section 4.3 hereof, after the Termination Date the Underwriter shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

    3. Deposits to the Bank Account.
3.1 The Underwriter shall promptly deliver to the Escrow Agent all monies which it receives from prospective purchasers of the Securities, which monies shall be in the form of checks, cash, or wire transfers. Upon the Escrow Agent's receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to "Continental Stock Transfer & Trust Company, as Escrow Agent for the offering by International Heritage, Inc." Any check payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Underwriter (together with any Subscription Information, as defined below or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

3.2 Promptly after receiving subscription monies as described in
    Section 3.1 the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as "Escrow Amounts." The Escrow Agent shall cause Chase Bank to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Underwriter (or the Issuer, if such deposit is made by the Issuer) shall inform the Escrow Agent in writing of the name and address of the prospective purchaser, the amount of Securities subscribed for by such purchaser, and the aggregate dollar amount of such subscription (collectively, the "Subscription Information").

            3.3 The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Bank Account checks which are not accompanied by the appropriate Subscription Information. Wire transfers and cash representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

	    3.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check, cash or wire, except during the Escrow Agent's regular business hours

	    3.5 Only those Escrow Amounts, which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the "Fund "

	    3.6 If the proposed offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with
    Article 4 hereof upon instructions in writing signed by both the Issuer and the Underwriter.

    4.  Disbursement from the Bank Account.

	    4.1 Subject to Section 4.3 below, if by the close of regular banking hours on the Termination Date the Escrow Agent determines that the amount in the Fund is less than the Minimum Dollar Amount or the Minimum Securities Amount, as indicated by the Subscription Information submitted to the Escrow Agent, then in either case, the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing checks on the Bank Account for the amounts of such payments and transmitting them to the purchasers. In such event, the Escrow Agent shall promptly notify the Issuer and the Underwriter of its distribution of the Fund.

	    4.2 Subject to Section 4.3 below, if at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent determines that the amount in the Fund is at least equal to the Minimum Dollar Amount and represents the sale of not less than the Minimum Securities Amount, the Escrow Agent shall promptly notify the Issuer and the Underwriter of such fact in writing. The Escrow Agent shall promptly disburse the Fund, by drawing checks on the Bank Account in accordance with instructions in writing signed by both the Issuer and the Underwriter as to the disbursement of the Fund, promptly after it receives such instructions.

	    4.3 [This provision applies only if a Collection Period has been provided for by the appropriate indication on the Information Sheet.] If the Escrow Agent or the Underwriter has on hand at the close of business on the Termination Date any uncollected amounts which then added to the Fund would raise the amount in the Fund to the Minimum Dollar Amount, and result in the Fund representing the sale of the Minimum Securities Amount, the Collection Period (consisting of the number of business days set forth on the Information Sheet) shall be utilized to allow such uncollected amounts to clear the banking system. During the Collection Period, the Underwriter (and the Issuer) shall not deposit, and the Escrow Agent shall not accept, any additional amounts; provided, however, that such amounts as were received by the Underwriter (or the Issuer) by the close of business on the Termination Date may be deposited with the Escrow Agent by noon of the next business day following the Termination Date. If at the close of business on the last day of the Collection Period an amount sufficient to raise the amount in the Fund to the Minimum Dollar Amount and which would result in the Fund representing the sale of the Minimum
    Securities Amount shall not have cleared the banking system, the Escrow Agent shall promptly notify the Issuer and the Underwriter in writing of such fact and shall promptly return all amounts then in the Fund, and any amounts which thereafter clear the banking system, to the prospective purchasers as provided in Section 4.2 hereof.

	    4.4 Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

    5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

	    5.1 The Escrow Agent shall notify the Underwriter, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

	    5.2 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Underwriting Agreement or any other agreement between the Underwriter and the Issuer nor shall the Escrow Agent be responsible for the performance by the Underwriter or the Issuer of their respective obligations under this Agreement.

           5.3 The Escrow Agent shall not be required to accept from the Underwriter (or the Issuer) any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks, cash, or wire transfers meeting the requirements of Section 3.1, nor shall the Escrow
    Agent be required to keep records of any information with respect to payments deposited by the Underwriter (or the Issuer) except as to the amount of such payments; however, the Escrow
    Agent shall notify the Underwriter within a reasonable time of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

	    5.4 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Underwriter any check received which is dishonored, together with the Subscription Information, if any which accompanied such check.

            5.5 The Escrow Agent shall be entitled to rely upon the accu-racy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

	    5.6 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Fund (and any other Escrow Amounts that thereafter become part of the Fund) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder unless due to the Escrow Agent's willful misconduct or gross negligence.

	    5.7 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

        5.8 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

    6. Amendment. This Agreement may be altered or amended only with the written consent of the Issuer, the Underwriter and the Escrow Agent.

    7.  Representations and Warranties.  The Issuer and the
    Underwriter hereby jointly and severally represent and warrant to the Escrow Agent that:

	    7.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest the Escrow Amounts or the Fund or any part thereof.

	    7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow
    Amounts or the Fund or any part thereof.

	    7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Securities set forth in such Subscription Information.

	    7.4 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at any time of any disbursement of the Fund, true and correct.

    	8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer and the Underwriter jointly and severally agree to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees. Upon receipt of the Minimum Dollar Amount, the Escrow Agent shall have a lien upon the Fund to the extent of its fees for services as Escrow Agent.

	    9.  Indemnification and Contribution.

	    9.1 The Issuer and the Underwriter (collectively referred to as the "Indemnitors") jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees by a third party arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

	    9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to act actions or omissions of the Indemnitors.

	    9.3 The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

	    10. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be valid upon the written consent of the parties hereto.

	    11. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Post Office, and addressed, if to the Issuer or the Underwriter, at their respective addresses set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

	    12. Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

	    13. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.


	    14. Entire Agreement. This agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

    THE ISSUER:  International Heritage, INC.		CONTINENTAL STOCK
							TRANSFER & TRUST COMPANY

    By:     /s/ Stanley Van Etten

    THE UNDERWRITER: WIN CAPITAL CORPORATION
    By:  /s/Barry Hawk


    ESCROW AGREEMENT INFORMATION SHEET
     1.  The Issuer

         Name: International Heritage, Inc.
         Address: 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608 State of incorporation or organization:
         North Carolina

     2.  The Underwriter
         Name: WIN Capital Corporation Address: 26 Ludlam Avenue, Bayville, New York 11709 State of incorporation or organization: New York

    3.  The Securities
         Description of the Securities to be offered (e.g., shares of or warrants for common stock, debentures, units consisting shares and warrants, etc.):  2,500,000 shares
         of common stock Par value, if any: $0.001 Offering price per share/unit/other: $10.00

 4. Minimum Amounts Required for Disbursement of the Escrow Account Aggregate dollar amount which must be collected before the
            Escrow Account may be disbursed to the Issuer ("Minimum Dollar Amount"): $5,000,000 Total amount of securities which must be subscribed for before the Escrow Account may be disbursed to the Issuer ("Minimum Securities Amount"): 500,000 shares

 5.  Plan of Distribution of the Securities
        Offering Period: 120 calendar days
         Extension Period, if any: none
         Collection Period if any:
         calendar/business days

 6. Title of Escrow Account: "Continental Stock Transfer & Trust Company, Escrow Agent for the offering by International
         Heritage, Inc."

 7.  Escrow Agent Fees
    Amount due on execution of the Escrow Agreement: $1,000.00 and $1,000.00 upon completion of the escrow. Fee for each check disbursed pursuant to the terms of the Escrow Agreement $ Fee for each cheek returned pursuant to the terms of the Escrow Agreement $







  		STOCK SUBSCRIPTION AGREEMENT
                INTERNATIONAL HERITAGE, INC.

     ARTICLE I

                            SUBSCRIPTION
    The undersigned SUBSCRIBER, (the "SUBSCRIBER") hereby applies to subscribe to shares of Common Stock, (the "SHARES") of International Heritage, Inc., a North Carolina corporation (the "CORPORATION"), in consideration for Ten and 00/100 Dollars ($10.00) per share. Enclosed with this application is a check payable to International Heritage, Inc., as a tender of the total purchase price of the shares subscribed for in the total sum of DOLLARS ($ ), in accordance with the terms and conditions of the Prospectus ( ) dated , 1996 (the "PROSPECTUS").


    THE SUBSCRIBER ACKNOWLEDGES THAT THE SHARES BEING SUBSCRIBED FOR HEREUNDER ARE OFFERED SUBJECT TO ALL OF THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS, A COPY OF WHICH THE SUBSCRIBER HAS BEEN FURNISHED. THE SUBSCRIBER ALSO ACKNOWLEDGES THAT THIS SUBSCRIPTION AGREEMENT IS SUBJECT TO THE UNCONDITIONAL RIGHT OF THE CORPORATION TO ACCEPT OR REJECT THE SAME IN WHOLE OR PART. ACCEPTANCE SHALL BE EFFECTIVE UPON CORPORATION'S TRANSMITTAL OF NOTICE TO SUBSCRIBER AT THE ADDRESS SPECIFIED HEREIN.

                                 ARTICLE II
                       REPRESENTATIONS BY SUBSCRIBER

    A. The SUBSCRIBER has received and read the PROSPECTUS relating to this offering (the "OFFERING") of the SHARES, and has relied only on the information contained therein.

    B. The SUBSCRIBER understands that the PROSPECTUS is part of a Registration Statement filed with the Securities and Exchange Commission and the respective state regulatory divisions that regulate the sale of securities in Alabama, Florida, Georgia, Kansas, Louisiana, Maryland, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia (the "DIVISION(s)") and that such registration does not constitute approval of the merits of this OFFERING by the respective Division nor does it indicate the offering is complete or accurate.

    C. The SUBSCRIBER (and the SUBSCRIBER's representative(s), (if any), has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment which represents A SUBSTANTIAL RISK OF LOSS. The SUBSCRIBER represents and warrants that:

    (1) the SUBSCRIBER has adequate means of providing for the SUBSCRIBER's current needs and possible personal contingencies:

    (2) the SUBSCRIBER has no need for liquidity with respect to this investment:

    (3) the SUBSCRIBER has no reason to anticipate any change in the SUBSCRIBER's personal circumstances, financial or otherwise, which may cause or require any sale or distribution of the SUBSCRIBER's SHARES; and

    (4) the SUBSCRIBER is able to bear the economic risk of this investment--specifically, the SUBSCRIBER is able to bear the COMPLETE LOSS OF THIS INVESTMENT (i.e., the full purchase price of the SUBSCRIBER's SHARES and any additional capital contributions, if applicable).

    D. The SUBSCRIBER (and the SUBSCRIBER's representative, if any), has been given: (1) a copy of the PROSPECTUS, (2) any additional information requested, and (3) the opportunity to communicate directly with the officers and directors of the CORPORATION, in order to verify the accuracy of, or amplify upon, the information in the PROSPECTUS.

    E. SUBSCRIBER understands that SUBSCRIBER's payment will be deposited with Continental Stock Transfer & Trust Company as CORPORATION's escrow agent (the "BANK") in connection with the CORPORATION'S best efforts offering and will not be released to CORPORATION until a minimum of $5,000,000 has been received by the BANK. (A copy of the entire agreement will be provided to the Subscriber upon request.) Once a minimum of $5,000,000 has been sold, the proceeds will be released to the CORPORATION by the BANK. THEREAFTER, UPON THE COMPLETION OF THE OFFERING, ANY AND ALL AMOUNTS RECEIVED BY THE BANK IN EXCESS OF THE $5,000,000 REFERRED TO ABOVE WILL BE RELEASED TO THE CORPORATION BY THE BANK. IF THE MINIMUM OFFERING OF $5,000,000 IS NOT SOLD, THE BANK WILL RETURN TO EACH INVESTOR THE AMOUNT THAT INVESTOR INVESTED WITHOUT INTEREST.

    F. As a condition of the right to subscribe for the SHARES, the SUBSCRIBER acknowledges that the SHARES are offered solely by the PROSPECTUS, dated , 1996, and on the terms and conditions described herein. IF ANY REPRESENTATIONS HAVE BEEN MADE OTHER THAN THOSE MADE IN THE PROSPECTUS, SUCH REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING

    BEEN AUTHORIZED BY THE CORPORATION.
              (initial)

      G.  I will hold title to my SHARES as follows:

         _____Community Property with___________

         _____Tenants in Common with ___________

     Joint Tenants, with Right of Survivorship, with _
                                  .
    Separate Property

    Other (corporation, partnership, trust, etc
 (please indicate)
    (initial)



     Section 14 of the Securities Act of 1933, as amended, (the "Act") provides that any condition, stipulation, or provision binding any person acquiring any security to waive compliance with any provision of the Act or of the rules and regulations of the Securities and Exchange Commission shall be void.

                               Signatory Page
                        (Corporation or Partnership)

    The undersigned, _________________________________________
    (herein "SUBSCRIBER") hereby certifies that the foregoing information is true and correct to the best of his/her knowledge and that he/she has read the entire Stock Subscription Agreement and has full authority to execute this document.

    DATED:		19       .   TIME:
	NAME OF CORPORATION
	OR PARTNERSHIP

    Signature: BY:
    Printed Name:
    Title:

     Address to which correspondence
     should be directed:
     Street:
     City:                          State:               Zip:
     Telephone:
     Tax Identification:

    WHEN COMPLETED AND SIGNED THIS SUBSCRIPTION AGREEMENT AND THE
    SUBSCRIBER'S CHECK SHOULD BE DELIVERED TO:
    International Heritage, Inc.
    2626 Glenwood Avenue: Suite 200
    Raleigh. North Carolina 27608

    MAKE CHECK PAYABLE TO: CONTINENTAL STOCK TRANSFER & TRUST COMPANY, N.A., Escrow Account






    Section 14 of the Securities Act of 1933, as amended, (the
    "Act") provides that any condition, stipulation, or provision binding any person acquiring any security to waive compliance with any provision of the Act or of the rules and regulations of the Securities and Exchange Commission shall be void.

                               Signatory Page
                        	     (Individual)

    The undersigned, _________________________________________
    (herein "SUBSCRIBER") hereby certifies that the foregoing information is true and correct to the best of his/her knowledge and that he/she has read the entire Stock Subscription Agreement and has full authority to execute this document.

    DATED:		19       .   TIME:

    Signature: BY:
    Printed Name:
    Title:

    Address to which correspondence
    should be directed:
    Street:
    City:                          State:               Zip:
    Telephone:
    Tax Identification:
    Social Security Number:

    WHEN COMPLETED AND SIGNED THIS SUBSCRIPTION AGREEMENT AND THE
    SUBSCRIBER'S CHECK SHOULD BE DELIVERED TO:
    International Heritage, Inc.
    2626 Glenwood Avenue: Suite 200
    Raleigh. North Carolina 27608

    MAKE CHECK PAYABLE TO: CONTINENTAL STOCK TRANSFER & TRUST COMPANY, N.A., Escrow Account







 			   ACCEPTANCE BY CORPORATION
    International Heritage, Inc., a North Carolina corporation, having offered SHARES of its Common Stock (par value $.001 per share) and being authorized to issue the same to the SUBSCRIBER mentioned in the foregoing Stock Subscription Agreement (the "SUBSCRIPTION") in the amount therein set forth, and based upon the representations and warranties made by the SUBSCRIBER in that SUBSCRIPTION, hereby acknowledges receipt of contributions in the amount of $10.00 per share for value, accepts the SUBSCRIPTION, and agrees to issue said SHARES to SUBSCRIBER.


     DATED this _____ day of	______	, 19____.


    Attest: INTERNATIONAL HERITAGE, INC.



    Stanley H. VanEtten, President







			THE ESCROW AGENT FOR THE OFFERING IS:

                        CONTINENTAL STOCK TRANSFER & TRUST
                                  COMPANY


                   ALL CHECKS ARE TO BE MADE PAYABLE TO:


    CONTINENTAL STOCR TRANSFER & TRUST COMPANY, AS ESCROW AGENT FOR THE OFFERING BY INTERNATIONAL HERITAGE, INC.

    THE UNDERSIGNED ACKNOWLEDGES THAT CONTINENTAL STOCK
    TRANSFER AND TRUST COMPANY IS ACTING ONLY AS AN ESCROW AGENT
    IN CONNECTION WITH THE OFFERING OF THE SECURITIES DESCRIBED
    HERE AND HAS NOT ENDORSED, RECOMMENDED OR GUARANTEED THE
    PURCHASE, VALUE OR REPAYMENT OF SUCH SECURITIES.



    ____________________________________
    SUBSCRIBER(S)

    Exhibit 1.1


                                  WOOD & FRANCIS, PLLC


                             ATTORNEYS & COUNSELORS AT LAW

BRENT E. WOOD              TWO HANNOVER SQUARE          MAILING ADDRESS:
CHARLES T. FRANCIS     434 FAYETVILLLE STREET MALL      Post Office Box 164
LORI G. CHRISTIAN                SUITE 2300             Raleigh, NC 27602
VICTOR  S. LEE           RALEIGH, NORTH CAROLINA 27601

                               TELEPHONE (919) 828-0801
                               TELECOPY (919) 828-0804
                                  September 3, 1996


    International Heritage, Inc.
    2626 Glenwood Avenue, Suite 200
    Raleigh, North Carolina 27608

    Re: International Heritage, Inc.

    Gentlemen:

	We have represented International Heritage, Inc. (the "Company") in connection with its preparation of a Registration Statement on Form S- 1 and filing of such Registration Statement on Form S-1 and filing of such Registration Statement with the Securities and Exchange Commission covering the offering (the "Offering") of shares of Common Stock (the "Common Stock") of the Company.

    We advise you that in our opinion, when the Common Stock is issued pursuant to the Offering, such Common Stock will be legally issued, fully paid and non assessable shares of Common Stock of the Company.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 333-5268) relating to Common
    Stock referred to above and to the use of our name and to the references to our firm in said Registration Statement.


    Very truly yours,
    WOOD & FRANCIS, PLLC
    By: /s/ Charles T. Francis
               Charles T. Francis

    Exhibit 5.1




        STATE OF
	NORTH 			Department Of The
        CAROLINA                Secretary of State

	To all whom these presents shall come, Greetings:

	I, Rufus L. Edmisten, Secretary of State of the State of
	North Carolina, do hereby certify the following and hereto attached to be a true copy of

			ARTICLES OF INCORPORATION
				OF
			INTERNATIONAL HERITAGE, INC.

        the original of which was filed in this office on the 28th day of April, 1995.




			IN WITNESS WHEREOF, I have herunto set my hand and affixed my official seal at the City of Raleigh, this 28th day of April, 1995.

			/s/ Rufus L. Edmisten
			     Secretary of State


	Exhibit 3.1



                                                  C. 0367869
																								  F I L E D
                                                9:00 AM
                                                April 28, 1995
                                                EFFECTIVE
                                                RUFUS EDMINSTEN


			         ARTICLES OF INCORPORATION
                                           OF
			        INTERNATIONAL HERITAGE, INC



	    Pursuant to North Carolina General Statute 55-2-02, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.



	                                ARTICLE 1: NAME

          	The name of the Corporation is INTERNATIONAL HERITAGE, INC.


	                              ARTICLE 11: DURATION

            	The Corporation shall have perpetual existence.

	                        ARTICLE 111: PURPOSE AND POWERS

	To Conduct Business To own, operate, manage and/or administer any legal corporate entity, more specifically, but not limited to, a multi-level marketing company. Initially, the company shall own, operate and manage a multi-level marketing company.

    	To Act As Agent To manage or administer as agent the business of property of any corporation, firm, or person carrying on any authorized business and to sell or dispose of, receive and make disbursements for, or arrange for the management or administration of the whole or any part of the business or property of any corporation, firm, or person, and to act as agent, broker, consignee, or factor of others in buying and selling all manner and kind of goods, and to make contracts with others in reference to the handling and disposing of the same, and to deliver goods on bills of lading in the name of this Corporation, to draw drafts against such bills of lading, and to carry insurance in the name of this Corporation on goods consigned for sale, and to develop and extend the business interests of any corporation, firm, or person.

    	To Borrow Money To borrow or raise money without limit as to amount; to sell, create security interests in, pledge, and otherwise dispose of and realize upon book accounts and other choses in action; to make, draw, accept, endorse, execute, and issue bonds, debentures, notes, or other obligations of any nature or in any manner for money borrowed or in payment for property purchased or for any other of the objects or purposes of this Corporation, and to secure the principal thereof and the interest thereon by mortgage upon, or creation of security interests in, all or any part of the Corporation's property.

    	To Make Contracts To enter into, make, perform, and carry out contracts of every sort and kind which may be necessary or convenient for the business of the Corporation, or business of a similar nature, with any person, corporation, private, public or municipal body politic under the government of the United States, or any state, territory, or possession thereof, or any foreign government so far as and to the extent that the same may be done and performed by corporations organized under the Business Corporation laws of any state, territory, dependency, or possession of the United States, and in any foreign country.

	 To Enter into Partnership Arrangements To enter into any partnership, limited or general, as limited or general partner, or both, and to enter into any other arrangement for sharing profits, union of interest, unitization or farmout agreement, reciprocal concession, or cooperation, with any corporation, association, partnership, syndicate, entity, person, or governmental, municipal, or public authority, domestic or foreign, in the carrying on of any business which this Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient, or incidental to carrying out any of the purposes of this Corporation.

	To Deal in Property in General To acquire, own, hold, improve, develop, operate, exploit, sell, convey, assign, lease, exchange, transfer, dispose of, pledge, mortgage, create security interests in, deal in, and loan or borrow money upon, alone or in conjunction with others, real and personal property, tangible and intangible, of every kind, character, and description, or any interest therein, and all kinds and forms of securities, shares of capital stock, scrip, bonds, debentures, coupons, mortgages, notes, bills of exchange, acceptances, assignments, accounts, fees, evidences of indebtedness, obligations, trust certificated, interim receipts, warrants, and certificates issued or created by or being claims against any corporation, association, partnership, syndicate, entity, or person, or governmental, municipal, or public subdivision, district or authority.

        To Acquire Real Property To acquire by purchase, lease, gift, devise, or otherwise, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, improve, develop, divide, and otherwise handle, deal in, and dispose of real estate, real property, and any interest or right therein, whether as principal, agent, broker, or otherwise, and to manage, operate, service, equip, furnish, alter, and keep in repair real and personal property of every kind, nature and description, whether as principal, agent, broker or otherwise, and generally to do anything and everything necessary and proper, and to the extent permitted by law, in connection with the owning, managing, leasing and operating real and personal property of any and all kinds.

       To Deal in All Classes of Property To acquire by purchase, exchange, lease, or otherwise, and to own, hold, use, develop, operate, sell, assign, lease, transfer, convey, exchange, mortgage, create security interests in, pledge, or otherwise dispose of, deal in and with, real and personal property of every class or description and rights and privileges therein wheresoever situate.

       To Mortgage Assets To borrow money and contract debts; to make, issue, and dispose of bonds, debentures, notes, and other obligations, secured or unsecured; and to make any lawful contract of guaranty, suretyship, or of any kind whatsoever in connection with, or in aid of, any corporation or other organizations any of whose securities this Corporation owns or in which this Corporation has an interest; to secure contracts, obligations, and liabilites or any thereof, in whole or in part, by mortgage, deed of trust, creation of security intersts in, pledge, or other lien, upon any or all the property of this Corporation wheresoever situated, acquired, or to be acquired.

 To Deal in its Own Share To purchase, hold, cancel reissue, sell, exchange, transfer, or otherwise deal any of its outstanding shares from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine; provided that this Corporation shall not use its funds or property for the purchase of its own shares when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of the Corporation belonging to it shall not be voted upon directly or indirectly.

 To Invest Corporate Funds To invest and deal with the funds of this Corporation in any manner, and to acquire by purchase or otherwise the stocks, bonds, notes, debentures and other securities and obligations of any government, state, municipality, corporation, association or partnership, domestic or foreign and, while owner of any such securities or obligations, to exercise all the rights, powers, and privileges of ownership, including among other things the right to vote thereon for any and all purposes.

To Invest in the Shares of Other Corporations Subject to the restrictions or limitations imposed by law, to purchase or otherwise acquire, hold, sell, assign, transfer, create security interests in, pledge, exchange, or otherwise dispose of the shares, bonds, obligations, or other securities and evidences of indebtedness of other corporations, domestic and foreign, and the goodwill, rights, assets and property of any and every kind or any part thereof, of any person, firm, or corporation, domestic or foreign, and if desirable to issue in exchange therefor the shares, bonds, or other obligations of this Corporation, and while the owner of such shares to exercise all rights, powers, and privileges of ownership, including the power to vote thereon; and in furtherance of the corporate purposes, in the course of the transaction of the business and affairs of this Corporation, to acquire real and personal property, rights and interests of every nature, and to execute and issue bonds, debentures, and other negotiable or transferable instruments, and to mortgage and create a security interest in, or pledge, any or all of the property of the Corporation; to secure such bonds, debentures, or other instruments, upon such terms and conditions as may be set forth in the instrument or instruments, mortgaging, creating a security interest in, or pledging the same, or in any deed, contract or other instrument relating thereto.

 To Acquire Other Businesses To acquire, by purchase, exchange, or otherwise, all or any part of, or any interest in, the property, assets, business, and goodwill of any one or more persons, firms, associations, or corporations heretofore or hereinafter engaged in any business for which a corporation may now or hereafter be organized under the laws of this or any other state or country; to pay for the same in cash, property, its own or other securities; to hold, operate, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations, or contracts of such persons, firms, associations, or corporations, and to conduct the whole or part of any business thus acquired.

 To Assist Other Corporations To aid in any manner any corporation, association, or trust estate, domestic or foreign, or any firm or individual, any shares of stock in which or any bonds, debentures, notes, securities, evidences of indebtedness, contracts, or obligations of which are hold by or for this Corporation, directly or indirectly, or in which, or in the welfare of which, this Corporation shall have any interest and to do any acts designed to protect, preserve, improve, or enhance the value of any property at any time held or controlled by it or in which it may be at any time interested, directly or indirectly or through other corporations or otherwise; and to organize or promote or facilitate the organization of any corporation, association, partnership, syndicate, or entity, domestic or foreign.


 To Organize Other Corporations To organize or cause to be organized under the laws of any state of the United States, or of the District of Columbia, or of any territory, dependency, or possession of the United States, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting, or carrying on any or all of the objects or purposes for which this Corporation is organized, and to dissolve, wind up, liquidate, merge, or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

To Vote Shares in Other Corporations Shares in other corporations held by this Corporation shall be voted by such Officer or Officers of this Corporation as the Board of Directors, by a majority vote, shall designate for that purpose, or by a proxy thereunto duly authorized by like vote of such Board, except as otherwise ordered by vote of the holders of a majority of the shares outstanding and entitled to vote.


 To Act as a Holding Company To purchase, own and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "holding corporation," and especially to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock, or any bonds, notes, securities, or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state or district or country, nation, or government, and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency or country or subdivision or municipality thereof; to issue in exchange thereof shares of the capital stock, bonds, notes or other obligations of the Corporation and while the owner thereof, to exercise all the rights, powers, and privileges of ownership including the right to vote on any shares of stock or voting trust certificates so owned; to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts or other obligations, of and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall be held by or for this Corporation, or in which, or in the welfare of which, this Corporation shall have any interest, and to do any acts and things permitted by law and designated to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness of the property of this Corporation.

 To Act Outside the State To carry on its operations and conduct business in any state, district, territory, dependency, or possession of the United States, and in any foreign country.


 To Engage in Any Lawful Act To engage in any lawful act or activity for which corporation may be organized under the North
        Carolina Business Corporation Act.


 Construction of Power Clauses The foregoing clauses shall be construed as and shall be powers as well as purposes, and the matters expressed in each clause shall, unless otherwise herein expressly provided, be in no wise limited by reference to or reference from the terms of any other clause but shall be regarded as independent powers and purposes; and the enumeration of specific powers and purposes shall not be construed to limit or restrict in any manner the meaning of general terms or other general powers of this Corporation, nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature. This Corporation shall be authorized by the North Carolina Business Corporation Act, and all the powers conferred by all acts heretofore or hereafter amendatory of or supplemental to that statute, and the enumeration of certain powers as herein specified is not intended as exclusive of or, as a waiver of any of the powers, rights, or privileges granted or conferred by that statute now or hereafter in force; provided, however, that nothing herein contained shall be deemed to authorize or permit this Corporation to carry on any business, to exercise any power, or to do any act which a corporation formed under that statute may not at the time lawfully carry on or do.

                      ARTICLE IV: CAPITAL STOCK
        	Authorized Shares The maximum number of shares of stock of the Corporation that may be issued is one-thousand ( 1
        ,000) shares, consisting of one-thousand (1,000) shares of Class A Common, voting shares with $0.01 par value. The stated capital of the Corporation shall be at least equal to the sum of the aggregate amount of consideration received by the Corporation for the issuance of shares plus such amounts as, from time to time, by resolution of the Board of Directors may be transferred thereto.

        	Authority to Issue Warrants The Corporation is hereby expressly authorized and empowered, from time to time, by resolution of its Board of Directors, to create and issue, whether or not in connection with the issue and sale of any shares or other securities of the Corporation, rights or options entitling the holders or owners thereof to purchase or acquire from Corporation any shares of any class or series or other securities, whether now or hereafter authorized, such rights or options to be evidenced by or in such warrants or other instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such shares or other securities may be purchased or acquired from the Corporation upon the exercise of any such rights or options shall be such as shall be fixed in a resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or option, and set forth or incorporated by reference in the warrants or other instruments evidencing such rights or options, and as shall be permitted by law. The Board of Directors is hereby authorized and empowered to authorize the creation and issue of any such rights or options and any such warrant or other instruments from time to time, for such consideration as the Board of Directors may determine. Any and all shares which may be purchased or acquired or issued upon the exercise of any such right or option shall be deemed fully paid shares and not liable to any further call or assessment, as the terms of the warrants or other instruments evidencing such rights or options shall provide. Except as otherwise provided by law, the Board of Directors shall have full power and discretion to prescribe and regulate from time to time the procedure to be following in, and other matters concerning, the creation, issue, and exercise of any such rights and options and such warrants or other instruments, and the setting aside of shares of other securities for the purpose thereof, and the issuance of such shares or other securities upon the exercise thereof.

        Unissued Shares The Corporation may, at any time and from time to time, issue and dispose of any of the authorized and unissued shares of the stated capital of the Corporation for such consideration as may be fixed by the Board of Directors, subject to any provisions of law then applicable, and subject to the provisions of any resolutions of the shareholders of the Corporation relating thereto.

                      	          CLASS A COMMON STOCK
        Voting Rights Each holder of shares of Class A Common Stock shall be entitled to one vote for each share held, and as such shall be entitled to notice of all shareholder meetings of Corporation as set forth more specifically in the Bylaws of Corporation.

        Dividends The Board of Directors, in its discretion, may declare and pay dividends on the common stock concurrently with dividends on the preferred stock for any dividend period of any fiscal year when such dividends are applicable to the common stock; provided, that all accumulated dividends on the preferred stock of the previous dividend periods for the current fiscal year have been paid in full.

              	              ARTICLE V: PREEMPTIVE RIGHTS
        Every shareholder, upon the sale for cash of any additional stock of the Corporation of the same kind, class, or series as that which he already holds, shall have the right to purchase his pro rata share thereof (or as nearly as may be done without issuance of fractional shares) at the price at which such stock is offered to others.

                  ARTICLE VI: INITIAL REGISTERED OFFICE AND AGENT
        	The street address and county of the original registered office of the Corporation is: 2626 Glenwood Avenue, Suite
        300, Raleigh, Wake County, North Carolina 27608, and the name of the initial registered agent of this Corporation at that address is Stanley H. Van Ettten.


                      ARTICLE VII: INITIAL BOARD OF DIRECTORS
        The Corporation shall have three (3) directors initially. The number of directors may be either increased or decreased from time to time in accordance with the Bylaws, but shall never be fewer than one (1). The names of the initial directors of the Corporation are: Stanley H. Van Etten, Claude Savage, and Larry Smith. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of the Board of Directors, except as may be otherwise limited by these Articles of Incorporation or Bylaws of Corporation.

                      ARTICLE VllI: OFFICERS
        The Officers of the Corporation shall be elected by the Board of Directors of the Corporation at a meeting to be held immediately following each annual meeting of the shareholders. New offices may be created, and appointment may be made therefor, and any office that may become vacant may be filled by the Board of Directors of the Corporation at any regular meeting or at any special meeting called for that purpose. The duties of the Officers of the Corporation shall be prescribed by the Bylaws.

             ARTICLE IX: INDEMNIFICATION OF DIRECTORS AND OFFICERS Each Director and Officer in consideration for his services, shall be indemnified, whether then in office or not, for the reasonable costs and expenses incurred by him in connection with the defense of, or for advice concerning, any claim asserted or proceeding brought against him by reason of his being or having been a Director or Officer of the Corporation, whether or not wholly owned or by reason of any act or omission to act as such Director or Officer, provided that he shall not have been derelict in the performance of his duty as to the matter or matters in respect of which claim is asserted or proceeding brought. The foregoing right of indemnification shall not be exclusive, but shall expressly be in addition to, any other rights which any Director or Officer may be entitled to as a matter of law.


                    ARTICLE X: INTERESTED PARTY TRANSACTIONS
 	       No contract or other transaction between the Corporation and any other firm or corporation shall be affected or invalidated by reason of the fact that any one or more of the Directors or Officers of this Corporation is, or are interested in, or is a member, shareholder, Director, or Officer, or are members, shareholders, Directors or Officers of such other firm, partnership, association or corporation; and any Director or Officer or Officers, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this Corporation, shall be affected or invalidated by reason of the fact that any Director or Directors or Officer or Officers of this Corporation is a party to parties to, or are interested in such contract, act or association or corporation, and each and every person who may become a Director or Officer of this Corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this Corporation for the benefit of himself or any firm, partnership, association or corporation in which he may be in anywise interested.

                              ARTICLE XI: INCORPORATOR

             The name of the person signing these Articles is:
                             Stanley H. Van Etten
                             Mayflower Holdings, Inc
                             2626 Glenwood Avenue
                             Suite 300
                             Raleigh, North Carolina 27608

                         ARTICLE XII: BYLAWS
                 The power the adopt, alter, amend or repeal Bylaws not inconsistent with these Articles of Incorporation is vested in the Board of Directors of the Corporation.

                        ARTICLE XIII: AMENDMENT
        The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders, Directors, or Officers are subject to this reserved power.

               IN WITNESS WHEREOF, I have hereunto set my hand, and acknowledge the filing of the foregoing Articles of Incorporation under the laws of the State of North Carolina.

             This the 28th day of April, 1995.

                                       /s/ Stanley Van Etten
                                        Stanley Van Etten, Incorporator






STATE OF
	NORTH 			Department Of The
	 CAROLINA    		          Secretary of State

	To all whom these presents shall come, Greetings:

	I, JANICE H. FAULKNER, Secretary of State of the State of
	North Carolina, do hereby certify the following and hereto attached to be a true copy of

		ARTICLES OF AMENDMENT
		              OF
                      INTERNATIONAL HERITAGE, INC.

        the original of which was filed in this office on the 2nd day of July, 1996.




			IN WITNESS WHEREOF, I have herunto set my hand and affixed my official seal at the City of Raleigh, this 2nd day of July, 1996.

			/s/ Janice H. Faulkner
			     Secretary of State


							C-0367869
                                       State of North Carolina
                                      Department of the secretary of State
                                      ARTICLES OF AMENDMENT

       Pursuant to 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following
       Articles of Amendment for the purpose of amending its Articles of Incorporation.

       1. The name of the corporation is: International Heritage

       2. The text of each amendment adopted is as follows:
			Article IV; Capital Stock, the paragraph entitled
        	Authorized Shares shall be deleted in its entirety and in lieu thereof shall be added a new paragraph which shall read as follows:

         	Authorized Shares - The maximum number of shares of stock of the Corporation that may be issued is Twenty-Five Million (25,000,000) shares, consisting of common, voting shares with $.01 par value. Stated capital of the Corporation shall be at least equal to the sum of the aggregate amount of consideration and received by the Corporation for the issuance of shares plus such amounts as, from time to time, by resolution of the Board of Directors, may be transferred thereto.

        3.  If an amendment provides for an exchange,
			reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

            There is no provision for an exchange,
			reclassification, or cancellation of issued shares.

       4.  The date adoption of each amendment was as follows:
       		July 1, 1996.

       5. (Check either a, b, c, or d, whichever is applicable)
		a. The amendment(s) was (were) duly adopted by the incorporator[ors] prior to the issuance of shares.
        b.  The amendment(s) was (were) duly
             adopted by the board of directors prior to the issuance of shares.
        c. The amendments(s) was (were) duly adopted by the board of directors without shareholder approval as a shareholder approval was not required because
            (set forth a brief explanation of why
             shareholder action was not required)


                                 ARTICLES OF AMENDMENT
                                         Page 2

	        d.  X The amendment(s) was (were) approved by
                      shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

         6.  These articles will be effective upon
			 filing, unless a delayed time and date is specified:

             This the 1st day of July, 1996

		         CORPORATIONS DIVISION
                                      INTERNATIONAL HERITAGE INC.
                                      By:  /s/ Stanley H. Van Etten
                                      Stanley H. Van Etten, President

      Exhibit 3.1


                                  BYLAWS
                                    OF
                 * * * * * * * * * * * * * * * * * * * * * * * * * * * *
			    INTERNATIONAL HERITAGE, INC.
                 * * * * * * * * * * * * * * * * * * * * * * * * * *.* *
                ARTICLE I.OFFICES
	        Section 1. Principal office. The principal office of the corporation shall be located at such place as the Board of Directors may fix from time to time.

	        Section 2. Registered office. The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

	        Section 3. Other offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.

              		                         ARTICLE II.
	                                MEETINGS OF SHAREHOLDERS
	 Section 1. Place of meetings. All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall in each case be (i) fixed by the President, the Secretary, or the Board of Directors and designated in the notice of the meeting or (ii) agreed upon by a majority of the shareholders entitled to vote at the meeting.


	 Section 2. Annual meetings. The annual meeting of shareholders shall be held each year at 11:00 o'clock A.M. on the second Monday of the first month following the month in which the corporation's accounting year ends for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

               Section 3. Substitute annual meeting. If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article
        II. A meeting so called shall be designated and treated for all purposes as the annual meeting.


               Section 4. Special meetings. Special meetings of the shareholders may be called at any time by the President, the Secretary, or the Board of Directors, and shall be called pursuant to the written request of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

	Section 5. Notice of meetings. Written notice stating the date, time, and place of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of any shareholders' meeting, either by personal delivery, or by telegraph, teletype, or other form of wire or wireless communication, or by facsimile transmission or by mail or private carrier, by or at the direction of the Board of Directors, the President, the Secretary, or other person calling the meeting, to each shareholder entitled to vote at such meeting; provided that such notice must be given to all shareholders with respect to any meeting at which a merger or share exchange is to be considered and in such other instances as required by law. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, correctly addressed to the shareholder at the shareholder's address as it appears on the current record of shareholders of the corporation, with postage thereon prepaid.

        In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provisions of the North Carolina Business Corporation Act.

        When a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than one hundred twenty (120) days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this section to persons who are shareholders as of the new record date.

        	Section 6. Waiver of notice. Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

         	Section 7. Shareholders' list. Before each meeting of shareholders, the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two (2) business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, his agent or attorney, at any time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection by any shareholder, his agent or attorney, at any time during the meeting or any adjournment thereof.

	 Section 8. Voting group. All shares of one or more classes or series that under the articles of incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the articles of incorporation or the North Carolina
        Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the articles of incorporation or specifically required by law.


 	 Section 9. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of those shares exists, in person or by proxy.
        A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

        	Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

	In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, subject to the provisions of Section 5 of this Article II, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

	 Section 10. Proxies. Shares may be voted either in person or by one (1) or more proxies authorized by a written appointment of proxy signed by the shareholder or by his duly authorized attorney in fact. An appointment of proxy is valid for eleven (11) months from the date of its execution, unless a different period is expressly provided in the appointment form.

        	Section 11.  Voting of shares.  Subject to the
        provisions of the articles of incorporation, each outstanding share shall be entitled to one vote on each matter voted on at a meeting of shareholders.

        	Except in the election of directors as governed by the provisions of Section 3 of Article III, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law or the articles of incorporation or these bylaws.

	Absent special circumstances, shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the corporation to vote its own shares held by it in a fiduciary capacity.

        	Section 12. Informal action by shareholders. Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one (1) or more written consents, describing the action so taken, shall be signed by all of the shareholders who would be entitled to vote upon such action at a meeting, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

	 If the corporation is required by law to give notice to nonvoting shareholders of action to be taken by unanimous written consent of the voting shareholders, then the corporation shall give the nonvoting shareholders, if any, written notice of the proposed action at least ten (10) days before the action is taken.

                                   ARTICLE III.
                               BOARD OF DIRECTORS

        Section 1. General powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

        Section 2. Number and qualifications. The number of directors constituting the Board of Directors shall be not less than one (1) nor more than seven (7) as may be fixed or changed from time to time, within the minimum and maximum, by the shareholders or by the Board of Directors. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

        Section 3. Election. Except as provided in Section 6 of this Article III, the directors shall be elected at the annual meeting of shareholders. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.

        Section 4. Term of directors. Each initial director shall hold office until the first shareholders' meeting at which directors are elected, or until such director's death, resignation, or removal. The term of every other director shall expire at the next annual shareholders' meeting following the director's election or upon such director's death, resignation, or removal. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. A decrease in the number of directors does not shorten an incumbent director's term. Despite the expiration of a director's term, such director shall continue to serve until a successor shall be elected and qualifies or until there is a decrease in the number of directors.

        Section 5. Removal. Any director may be removed at any time with or without cause by a vote of the shareholders if the number of votes cast to remove such director exceeds the number of votes cast not to remove him. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting.

        Section 6. Vacancies. Any vacancy occurring in the Board of Directors, including without limitation a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors, whichever group shall act first. If the directors remaining in office do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors. If the vacant office was held by a director elected by a voting group, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy.

        Section 7. Chairman of Board. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

        Section 8. Compensation. The Board of Directors may provide for the compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.

              	                      ARTICLE IV.
              	                 MEETINGS OF DIRECTORS
        Section 1. Regular meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

        Section 2. Special meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, if any, by the President or by a majority of the duly elected directors. Such a meeting may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

        Section 3. Notice of meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least two (2) days before the meeting, give or cause to be given notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called. Any duly convened regular or special meeting may be adjourned by the directors to a later time without further notice.

        Section 4. Waiver of notice. Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A director's attendance at or participation in a meeting waives any required notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         Section 5. Quorum. Unless the articles of incorporation or these bylaws provide otherwise, a majority of the number of directors fixed by or pursuant to these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, or if no number is so fixed, the number of directors in office immediately before the meeting begins shall constitute a quorum.

         Section 6. Manner of acting. Except as otherwise provided in the articles of incorporation or these bylaws, including
         Section 9 of this Article IV, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 7. Presumption of assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or to transacting business at the meeting, or (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.

         Section 8. Action without meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records.

         Section 9. Committees of the Board. The Board of Directors may create an Executive Committee and other committees of the board and appoint members of the Board of Directors to serve on them. The creation of a committee of the board and appointment of members to it must be approved by the greater of (a) a majority of the number of directors in office when the action is taken or (b) the number of directors required to take action pursuant to Section 6 of this Article IV. Each committee of the board must have two
         (2) or more members and, to the extent authorized by law and specified by the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation. Each committee member serves at the pleasure of the Board of Directors. The provisions in these bylaws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees of the board established under this section.

                                           ARTICLE V.
                            		   OFFICERS
        Section 1. Officers of the corporation. The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as may from time to time be appointed by or under the authority of the Board of Directors. Any two (2) or more offices may be held by the same person, but no officer may act in more than one (1) capacity where action of two (2) or more officers is required.

        Section 2. Appointment and term. The officers of the corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one (1) or more officers or assistant officers. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor shall have been appointed.

        Section 3. Compensation of officers. The compensation of all officers of the corporation shall be fixed by or under the authority of the Board of Directors, and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation shall be duly authorized. The appointment of an officer does not itself create contract rights.

         Section 4. Removal. Any officer may be removed by the Board at any time with or without cause; but such removal shall not itself affect the officer's contract rights, if any, with the corporation.

        Section 5. Resignation. An officer may resign at any time by communicating his resignation to the corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. An officer's resignation does not affect the corporation's contract rights, if any, with the officer.

         Section 6. Bonds. The Board of Directors may by resolution require any officer, agent, or employee of the corporation to give bond to the corporation with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position and to comply with such other conditions as may from time to time be required by the Board of Directors.

       Section 7. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders. He shall sign, with the Secretary, an Assistant secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

       Section 8. Vice Presidents. In the absence of the president or in the event of his death, inability or refusal to act, the Vice Presidents in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be prescribed by the President or Board of Directors.

        Section 9. Secretary. The Secretary shall: (a) keep the minutes of the meetings of shareholders, of the Board of Directors, and of all committees in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) maintain and authenticate the records of the corporation and be custodian of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (e) maintain and have general charge of the stock transfer books of the corporation; (f) prepare or cause to be prepared shareholder lists prior to each meeting of shareholders as required by law; (g) attest the signature or certify the incumbency or signature of any officer of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be prescribed by the President or by the Board of Directors.

        Section 10. Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be prescribed by the Secretary, by the President, or by the Board of Directors. Any Assistant Secretary may sign, with the President or a Vice President, certificates for shares of the corporation.

        Section 11. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such depositories as shall be selected in accordance with the provisions of Section 4 of Article VI of these bylaws; (b) maintain appropriate accounting records as required by law; (c) prepare, or cause to be prepared, annual financial statements of the corporation that include a balance sheet as of the end of the fiscal year and an income and cash flow statement for that year, which statements, or a written notice of their availability, shall be mailed to each shareholder within one hundred twenty
        (120) days after the end of such fiscal year; and (d) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be prescribed by the President or by the Board of Directors.

        Section 12. Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be prescribed by the Treasurer, by the President, or by the Board of Directors.

                       ARTICLE VI.
            CONTRACTS, LOANS, CHECKS, AND DEPOSITS

        Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

        Section 3. Checks and drafts. All checks, drafts, or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors.

        Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as may be selected by or under the authority of the Board of Directors.

                               ARTICLE VII.
                             SHARES AND THEIR TRANSFER
       Section 1. Certificates for shares. The Board of Directors may authorize the issuance of some or all of the shares of the corporation's classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by the President or a Vice-President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer books of the corporation. When shares are represented by certificates, the corporation shall issue and deliver, to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by him. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.

       Section 2. Stock transfer books. The corporation shall keep a book or set of books, to be known as the stock transfer books of the corporation, containing the name of each shareholder of record, together with such shareholder's address and the number and class or series of shares held by him. Transfers of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney authorized to effect such transfer by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares (if the shares are represented by certificates).

       Section 3. Lost certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the corporation a bond in such sum and with such surety or other security as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.

        Section 4. Fixing record date. The Board of Directors may fix a future date as the record date for one (1) or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action. Such record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

        If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

        The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

        Section 5. Holder of record. Except as otherwise required by law, the corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers, and privileges of ownership of such shares.

        Section 6. Shares held by nominees. The corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary a written certificate in a form prescribed by the corporation, signed by the nominee, indicating the following: (i) the name, address, and taxpayer identification number of the nominee; (ii) the name, address, and taxpayer identification number of the beneficial owner; (iii) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder; and (iv) the purposes for which the beneficial owner shall be recognized as the shareholder.

        The purposes for which the corporation shall recognize the beneficial owner as the shareholder may include the following: (i) receiving notice of, voting at, and otherwise participating in shareholders' meetings; (ii) executing consents with respect to the shares; (iii) exercising dissenters' rights under Article 13 of the Business Corporation Act; (iv) receiving distributions and share dividends with respect to the shares; (v) exercising inspection rights; (vi) receiving reports, financial statements, proxy statements, and other communications from the corporation; (vii) making any demand upon the corporation required or permitted by law; and (viii) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.

        The certificate shall be effective ten (10) business days after its receipt by the corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.

        If the certificate affects less than all of the shares registered in the name of the nominee, the corporation may require the shares affected by the certificate to be registered separately on the books of the corporation and be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.

                                   ARTICLE VIII.
                                  INDEMNIFICATION

        Any person who at any time serves or has served as a director of the corporation, or who, while serving as a director of the corporation, serves or has served, at the request of the corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, incurred by him in connection with any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding (and any appeal therein), whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in any such action, suit, or proceeding.

        The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this bylaw, including, without limitation, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board shall give notice to, and obtain approval by, the shareholders of the corporation for any decision to indemnify.

        Any person who at any time after the adoption of this bylaw serves or has served in the aforesaid capacity for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw.

                                    ARTICLE IX.
              	                  GENERAL PROVISIONS
        Section 1. Distributions. The Board of Directors may from time to time authorize, and the corporation may grant, distributions and share dividends to its shareholders pursuant to law and subject to the provisions of its articles of incorporation.

        Section 2. Seal. The corporate seal of the corporation shall be on such form as shall be approved from time to time by the board of directors.

        Section 3. Fiscal year. The fiscal year of the corporation shall be fixed by the Board of Directors.

        Section 4. Amendments. Except as otherwise provided in the Articles of Incorporation or by law, these bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors.

        No bylaw adopted, amended, or repealed by the shareholders shall be readopted, amended, or repealed by the Board of Directors, un-less the articles of incorporation or a bylaw adopted by the share-holders authorizes the Board of Directors to adopt, amend, or repeal that particular bylaw or the bylaws generally.

        Section 5. Definitions. Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defind therein.

        These Bylaws were duly adopted by the Board of Directors, and are effective this 4th day of May, 1995.

CONSENTED AND ACCEPTED:
                                 BY /s/  Stanley H. Van Etten
                                         Stanley H. Van Etten, Director
                                 BY: /s/ Claude W. Savage
                                        Claude W. Savage, Director
                            		      BY: /s/ Larry Smith
                                      Larry Smith, Director

Exhibit 3.2


	Number		International Heritage Incorporated  	Shares

						Common Stock

 	This certifies that_____________is the owner of_________
  						fully paid
	and non-assessable. Of par, shares of the Capital Stock of International Heritage, Inc. a North Carolina corporation, transferable only on the books of Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. The Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be herunto affixed this______day of_____A.D. 19__


		Secretary/Treasurer					President



                          EXPLANATION OF ABBREVIATIONS

The following abbreviations, when used in the inscription of ownership on the face of this certificate, shall be construed as if they were written in full according to applicable laws or regulations. Abbreviations, in addition to those appearing below, may be used.

JT TEN			As joint tenants with right of survivorship
				and not as tenants in common
TET ENT			As tenants by the entireties
UNIT GIF MIN ACT        Uniform Gifts to Minors Act
TEN COM  		As tenants in common
CUST			Custodian for

For Value Received_________________hereby sell, asign and transfer unto _________________shares represented by the within Certificate and do hereby irrevocably constitute and appoint_______________Attorney to transfer the said shares on the books of within named Corporation with full power of substitution in the premises. Dated______19__
In presence of_____________________

Exhibit 4.1

For Ministry Use only                               Ontario Corporation Number
A lusage exclusif du ministere	   		Numero de la compagnie en Ontario
							1140938


Certificate			Certifcat
This is to certify that these   Ceci certifie que les presents
 articles are effective on              statuts entrent en vigueur le
July    26                      Juillet, 1995

/s/
Director/ Directeur
Business Corporations Act / Loi de sur les compagnies
                                           Trans   Line            Comp   Method
                                           Code    No.     Stat    Type   Incorp
                                           A       O       O       A       3
                                           18      20      28      29      30
                                                   Notice
                                           Share   Req'd           Jurisdiction
                                           S       N               ONTARIO
                                           31      32            33    47

				ARTICLES OF INCORPORATION
				    STATUTS CONSTITUTIFS
1.
        The name of the coporation is:   Denomination sociale de la compagnie:
	INTERNATIONAL HERITAGE OF
	CANADA, INC

2.  The address of registered office is :             Adresse du slege social:
	Suite 1001, 95 Wellington Street West
 (Street & Number or R.R. Number & Multi-office bulding give Room No.)
        (Rue et numero ou numero de la R.R. et,
          s'll s'agit d'un edifice a bureaux, numero du bureau)

        Toronto                                              M5J2N7
        (Name of Municipality or Post Office)           (Postal Code/Code Postal
        (Nom de la municipalite ou du bureau de poste)

        Toronto
        (Name of Municipality, Geographical Township)
        (Nom de la municipalite du canton)

        in the                      Metropolitan Toronto
        (dans lefla)                (County, District, Regional Municipality)
                                    (Comte, district, municipalite, regionale)

3. Number (or minimum and maximum number) of directors is:
    Nombre (ou nombres minimal et maximal)
     d'administrateurs:

	Minimum Number: 1
	Maximum Number: 5

4. The first director(s) is/are:              Premier(s) administrateur(s):
   First name, initials and surname           Residence address giving
   Prenom, initiales et nom de famille        street & no. or RR.
                                              Municipality and postal code
                                              Adresse peronnelle,
                                              y compris la rue et le
                                              numero,le numero de la
                                              r.r. ou, le nom de la
                                              municipalit et le code postal

   Resident Canadian State Yes or No
   Resident Canadian Oui/Non

   Robert Stikeman

   15 McGlashan Court
   North York, Ontario, M5M 4M6

   Yes


5. Restrictions, if any, on business the corporation may aux activites carry on or on powers the corporation may exercise.
   Limites, s'll y a lieu, inposees aux activites commerciales ou auz pouvoirs de la compagnie.

   None


6. The classes and any maximum number of shares that sll y a lieu, the corporation is authorized to issue:
    Categories et nombre maximal, s'll y a lieu, d'actions que la compagnie est autorisee a emettre:

    The corporation is authorized to issue an unlimited number of shares of one class designated as Common shares and an unlimited number of shares of a second class designated as preference shares.

7.  Rights, privileges, restrictions and conditions (if any)
                 attaching to each class of shares and directors authority with respect to any class of shares which may no issued in series:
    Droits, privileges, restrictions et conditions, s'll y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions qui peut etre emise en serie:

    7.01 the preference shares may be issued in one or more series;

    7.02 the directors are authorized to fix the number of shares in and to determine the designation, rights, privileges, restrictions and conditions attaching to the shares of each series except for the first series of such shares, in respect of which the number, designation, rights, privileges, restrictions and conditions are set out in paragraph 4 below;

    7.03 the preference shares of each series shall, with respect to the priority in payment of dividends and in the return of capital in the event of the liquidation, dissolution or winding up of the corporation be entitled to a preference over the Common shares of the corporation and over any other shares ranking junior to the preference shares;

    7.04 the first series of preference shares shall consist of 50,000 shares designated as Series 'A' preference shares and in addition to the preferences attaching to the preference shares as a class set out in paragraph 3 above shall have attached thereto the following rights, privileges, restrictions and conditions:
   7.04.1 the holder of each Series "A" preference share shall be entitled to receive as and when declared by the directors out of the monies properly applicable to the payment of dividends preferential non-cumulative cash dividends at the rate of eight per cent per share per annum, of the amount paid to the Corporation for such share and no more;
   7.04.2 the holder of each Series "A" preference share shall have the right to two votes for such Series "A" preference share at all meetings of the shareholders other than meetings of the holders of another class or series of shares; and
   7.04.3 in the event of the liquidation, dissolution or winding up of the corporation, the holder of each Series "A" preference share shall be entitled to receive the amount paid to the corporation for such share, together with all unpaid dividends declared thereon.

    7.05 the holder of each Common share has the right to one vote for such Common shares at all meetings of the shareholders other than meetings of the holders of any class of shares and to receive the remaining property of the corporation upon dissolution.


   8. The Issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
       L'emission, le transfert ou la propriete d'actions est/n'est pas restrainte. Le restrictions, s'll y a lieu, sont les suivantes:

The right to transfer shares of the corporation shall be restricted in that no shares shall be transferred without either:

             8.01 the previous consent of the directors of the
                  Corporation expressed by a resolution passed at a meeting of the directors or by an instrument or instruments in writing signed by a majority of the directors; or
             8.02 the previous consent of the holders of at least
                  51% of the shares for the time being outstanding entitled to vote expressed by resolution passed at a meeting of the shareholders or by an instrument or instruments in writing signed by such shareholders.



     9.  Other provisions, if any, are:
         Autres dispostions, s'll y a lieu:

     9.01 that the board of directors may from time to time, in such amounts and on such terms as it deems expedient:
          9.01.1 borrow money on the credit of the corporation;
          9.01.2 issue, reissue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the corporation;
          9.01.3 to the extent permitted by law, give a guarantee on behalf of the corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and
          9.01.4 charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or any money borrowed or other debt or liability of the corporation;

                   The board of directors may from time to time delegate such one or more of the directors and officers of the corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each such delegation;

            9.02 that the number of shareholders of the corporation,
                 exclusive of persons who are in the employment of the corporation and exclusive of persons who, having been formerly in the employment of the corporation, were, while in the employment, and have continued after the termination of that employment to be shareholders of the corporation, is limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder; and

            9.03 that any invitation to the public to subscribe for
                 any shares or securities of the corporation is hereby prohibited.


       10. The names and addresses of the incorporators are:
           Nom et adrese des fondateurs:

           First name, Initials and surname or corporate name
           Prenom, initiale et nom de famille ou denomination sociale

           Full residence address or address of registered office or of principal place of business giving street & No. or R.R. N., municipality and postal code
           Adresse personelle au complet, adresse du siege social ou adresse de l'etablissement principal, y compris la rue et la numera, la numera de la R.R., le nom de la municipalite et la code postal

                 Robert Stikeman	15 McGlashan Court
				North York, Ontario
				M5M 4M6



These articles are signed in duplicate.
Le presents statuts sont signees en double exemplaire.

Signatures of Incorporators
(Signatures des fondateurs)

/s/ Robert Stikeman

Exhibit 21.1



        STATE OF NORTH CAROLINA
        COUNTY OF WAKE
        EMPLOYMENT AGREEMENT
        This Employment Agreement (hereinafter "Agreement") made and effective as of June 1,1995, by and between International Heritage, Inc. and International Heritage of Canada, Inc. (hereinafter collectively referred to as "Employer"), both of which are corporations with International Heritage, Inc. being duly organized and existing under the laws of the State of North Carolina, with a place of business at 2626 Glenwood Avenue, Suite 200, City of Raleigh, County of Wake, and State of North Carolina, and with International Heritage of Canada, Inc. being duly organized and existing under the laws of Canada, with a place of business at 885 West Georgia Street, Suite 137O, City of Vancouver, Province of British Columbia, and Stanley H. Van Etten (hereinafter "Employee") with a residence at 11816 Mt. Batten Way, City of Raleigh, County of Wake, and State of North Carolina. (Throughout the Agreement, Employer and Employee will collectively be referred to as the "Parties.")

				        RECITALS
        WHEREAS, Employer is engaged in the business of multi-level network marketing, and desires to employ the services of Employee as Chief Executive Officer of its current operations and to assist in the opening and operation of additional regional offices; and WHEREAS, Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants, and conditions set forth in this Agreement. NOW, THEREFORE, for the reasons set forth above, and in consideration of the mutual promises and agreements set forth in this Agreement, Employer and Employee agree as follows:

                        SECTION ONE: EMPLOYMENT
        1. Employer hereby employs, engages, and hires Employee as Chief Executive Officer of Employer to assist Employer in becoming a successful multi-level network marketing company and provide financial and management services to the Employer, and Employee hereby accepts and agrees to such employment, engagement, and hiring, subject to the supervision of and pursuant to the orders, advice, and direction of the Board of Directors of the Employer.
        2. Employee shall perform such other duties as are customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by Employer, and shall additionally render such specific. other and unrelated services and duties as may be assigned to the Employee from time to time by the Board of Directors of the Employer.

                 SECTION TWO: BEST EFFORTS OF EMPLOYEE
        Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terns of this Agreement, to the reasonable satisfaction of Employer. Such duties shall be rendered at 2626 Glenwood Avenue, City of Raleigh, State of North Carolina, and at 995 West Georgia Street, Suite 137O, City of Vancouver, Province of British Columbia, and such other place or places as Employer shall in good faith require on a temporary basis or as the interests, needs, business, or opportunities of Employer shall require.

		        SECTION THREE: TERM OF EMPLOYMENT
         The term of this Agreement shall be for three (3) years commencing June 1, 1995, and terminating May 31, 1998, subject, however, to prior termination as provided in this Agreement. The execution of this Agreement after June 1, 1995, in no way limits or impacts the enforceability of this Agreement, and Employer hereby ratifies the terms of this Agreement for the time period of June 1, 1995, to the date of execution of this Agreement, and thereafter until termination of this Agreement pursuant to the provisions herein.

        	             SECTION FOUR: COMPENSATION OF EMPLOYEE
        1. Employer shall pay Employee, and Employee shall accept from Employer, in full payment of Employee's services as the Chief Executive Officer of Employer, a compensation equal to the greater of three percent (3%) of the net revenues of Employer, as defined by general accounting principals, or FOUR HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($425,000.00) per year, payable at least twice each month.(1)

         2. Employer shall reimburse Employee, pursuant to company policy, for all out-ofpocket expenses that Employee shall incur in connection with his services for Employer contemplated by this Agreement on presentation by Employee of appropriate vouchers or receipts for such expenses to Employer.

         (1) As of October 31, 1995, Employee has received compensation in the amount of $77,905.71 from Employer for services rendered between June 1, 1995, and October 31, 1995. Employer acknowledges that the compensation received by the Employee during this time period is not payment in full pursuant to the compensation agreement referenced above. Instead, the compensation received represents three percent (3 %) of the net revenues of Employer as defined by general accounting principals between June 1, 1995, and October 31, 1995, which is less than the $425,000.00 annualized minimum. Therefore, the Employer acknowledges that additional compensation is owed to the Employee for services rendered as the Chief Executive Officer for the period of June 1, 1995, through October 31, 1995, in the amount of $99.177.62. Pursuant to the terms of this Agreement, the Employer agrees to execute a promissory note for the balance owed as compensation, which promissory note shall be payable upon demand and shall bear interest at the rate of eight percent (8%) per annum. Furthermore, the Employer agrees to withhold from said additional compensation the necessary taxes due and owing the federal and state governments with respect to said compensation and withhold from its own gross revenues the necessary matching contribution due and owing the federal and state governments with respect to said compensation.

         3. In addition to the compensation referenced hereinabove, and in partial consideration for the guarantees previously executed by the Employee for the benefit of Employer, Employee shall be entitled to a stock bonus of one percent (1%) of the issued and outstanding common stock of Employer as of December 31, 1995, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $5,000,000.00; and a bonus of two percent (2%) of the issued and outstanding common stock of Employer as of December 31, 1996, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $25,000,000.00; and a bonus of three percent (3%) of the issued and outstanding common stock of Employer as of December 1, 1997, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $75,000,000.00; and a bonus of three percent (3%) of the issued and outstanding common stock of Employer as of December 31, 1998, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $125,000,000.00; and a bonus of three percent (3%) of the issued and outstanding common stock of Employer as of December 31, 1999, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $200,000,000.00; and a bonus of three percent (3%) of the issued and outstanding common stock of Employer as of December 31, 2000, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $275,000,000.00.

         4. In addition to the compensation set forth hereinabove, Employee shall receive a semi-annual bonus, which shall be payable no later than July 15th and January 15th (the first such installment being due no later than January 15, 1996, for the initial seven-month term of this agreement), equal to three percent (3%) of the operating profits of Employer before taxes, debt service, and depreciation at that time and determined by the six-month financial statement of Employer as of June 30th and December 30th. For the purpose of this paragraph, debt service shall include any loan to the Employer for the purpose of conducting business which is payable over a period of one (1) year or more.

                         SECTION FIVE: OTHER EMPLOYMENT
        Employee shall devote a sufficient amount of his time, attention, knowledge, and skills solely to the business and interests of Employer, Employer shall be entitled to all of the benefits, profits, or other issues arising from or incident to all work, services, and advice of Employee and Employee shall not, during the term of this Agreement, be interested directly or indirectly, in any manner, as partner, officer, director, shareholder, advisor, employee, or in any other capacity in any other business similar to Employer's business or any allied trade; provided, however, that nothing contained in this section shall be deemed to prevent or to limit the right of the Employee to invest any of his money in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything contained in this section be deemed to prevent Employee from investing or limiting Employee's right to invest his money in real estate. Furthermore, Employer acknowledges that the Employee currently has a substantial business relationship with Mayflower Holdings, Inc. and Mayflower Capital, LLC, which relationship the Employee shall not have to terminate during the term of this Agreement. The Employer acknowledges that nothing contained in this section shall prevent or limit the right of the Employee to continue his relationship with Mayflower Holdings, Inc. and Mayflower Capital, LLC, during the term of this Agreement, nor shall anything contained in this section prevent or limit the right of the Employee to devote a limited amount of his time, attention, knowledge, and skills to Mayflower Holdings, Inc.'s and Mayflower Capital, LLC's business or allied trade, so long as such relationship does not interfere with Employee's performance under this Agreement.

                    SECTION SIX: EMPLOYEE'S SERVICES AS DIRECTOR
        Employee hereby consents to serve as a director of Employer or any parent, subsidiary, or corporation affiliated with Employer, if duly elected and qualified, on condition that Employee receive the same compensation paid to other directors of any such company for their services as directors.

                              SECTION SEVEN: VACATION
         Employee shall be entitled to twenty (20) days of paid vacation each year during the term of this Agreement, the time for such vacation to be determined by mutual agreement between Employer and Employee.

                     SECTION EIGHT: HEALTH AND DEATH BENEFITS
         1. Employer agrees to provide health benefits to the Employee and his immediate family, which shall include the Employee's spouse and all children of Employee. In the event Employee selects a health plan other than that provided to all employees of Employer, Employer shall pay on behalf of Employee the amount that Employee and his immediate family would be charged under the health care plan provided to all employees of Employer. Any difference in health care benefit coverage shall be the responsibility of Employee.

         2. Employer agrees to purchase upon the execution of this Agreement a key man insurance policy in the amount of $2,500,000.00, which will provide a death benefit of $1,500,000.00 to Employer and a death benefit of $1,000,000.00 to Employee's designated beneficiary or his heirs.

                      SECTION NINE: TERMINATION FOR DISABILITY
        In spite of anything in this Agreement to the contrary, Employer is hereby given the option to terminate this Agreement in the event that Employee shall, during the term of this Agreement, become permanently disabled as the term "permanently disabled" is fixed and defined in this section. Such option shall be exercised by Employer giving notice to Employee by registered mail addressed to him in care of the Employer at 2626 Glenwood Avenue, Suite 200, City of Raleigh, State of North Carolina, or at such other address as Employee shall designate in writing of Employer's intention to terminate this Agreement on the last day of the month during which such notice is mailed. On the giving of such notice, this Agreement shall cease on the last day of the month for which the notice is so mailed, with the same force and effect as if such last day of the month were the date originally set forth in this Agreement as the termination date of this Agreement; provided, however, that Employee shall receive from Employer compensation pursuant to the terms of this Agreement for a period of one (1) year following the effective date of such termination.

         For the purposes of this Agreement, Employee shall be deemed to have become permanently disabled if, during any year of the term of this Agreement, because of ill health, physical or mental disability, or for other causes beyond Employee's control, he shall have been continuously unable or shall have failed to perform his duties under this Agreement for ninety (90) consecutive days, or if, during any year of the term of this Agreement, Employee shall have been unable or shall have failed to perform his duties for a total period of one hundred and twenty (120) days, irrespective of whether or not such days are consecutive. For the purposes of this Agreement, the term "any year of the term of this Agreement" is defined to mean any twelve
         (12) calendar months commencing on June 1, 1995, and terminating on May 31, 1998, during the term of this Agreement.

                           SECTION TEN INDEMNIFICATION
        In return for the services provided to Employer by Employee and many risks accepted by the Employee on behalf of the Employer in the start-up of Employer, Employer shall indemnify Employee to the fullest extent permitted by law against (1) reasonable expenses, including attorneys' fees, actually and necessarily incurred by Employee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, seeking to hold Employee liable by reason of the fact that Employee is or was acting in any capacity for Employer, and (2) payments made by Employee on behalf of Employer in satisfaction of any judgment, money decree, fine, penalty, or reasonable settlement for which Employee may have become liable in any such action, suit, or proceeding. In the event that there is any threatened or pending action, suit, or proceeding initiated against the Employee pursuant to which the Employee may become liable, the Employee shall have the right to demand and obtain from the Employer an advance of TWELVE THOUSAND AND NO/100 DOLLARS ($12,000.00) to insure payment of any judgment, money decree, fine, or penalty, which amount shall be deposited in the trust account of Employee's chosen counsel, but which shall not relieve Employer from satisfying Employee's attorneys' fees and expenses on a monthly basis while the action, suit, or proceeding is pending.

                SECTION ELEVEN:  TERMINATION OF AGREEMENT 1.  This
             Agreement may be terminated by either party on thirty
             (30) days written notice to the other; however, Employer can terminate this agreement "for cause" only, which cause must be set forth specifically within the written notice of termination provided to Employee. Within the Agreement, "for cause" termination will be limited to these situations when a majority of the Board of Directors has determined that the Employee has been grossly negligent with respect to his duties as Chief Executive Officer or determine that Employee is in material breach of this Agreement. If Employer shall so terminate this Agreement, Employee shall be entitled to compensation for one (1) year pursuant to the terms of this Agreement from the date of termination. If Employer terminates this Agreement, Employer will not be relieved of any obligation under this Agreement during the one (1) year period of full compensation. If Employee shall so terminate this Agreement, he shall be entitled to compensation for a period of six (6) months pursuant to the terms of this Agreement from the date of termination. Furthermore, regardless of how or when this Agreement is terminated, Employer shall at no time be relieved of its obligation to indemnify Employee pursuant to the terms of this Agreement.

         2. Even though the initial term of employment shall terminate on May 31, 1998, this Agreement shall automatically renew for successive three-year periods unless written notice of the termination of this Agreement is provided by one party to the other at least ninety (90) days prior to the end of the initial term of this Agreement or at the end of each successive term of this Agreement. Furthermore, the Employer agrees not to terminate this Agreement at the end of the initial term or any successive term unless good cause exists to terminate this Agreement, and Employer agrees to negotiate in good faith with the Employee at the end of the initial term of this Agreement and at the end of each successive term of this Agreement so that Employee will be provided an employment and compensation package consistent with the value that Employee provides to Employer.

                 SECTION TWELVE: AGREEMENTS OUTSIDE OF CONTRACT
        This Agreement contains the complete understanding and agreement concerning the employment arrangement between the Parties and shall, as of the effective date hereof, supersede all other agreements, representations, promises or understandings, written or oral, between the Parties with respect to the subject matter of this Agreement.

                   SECTION THIRTEEN: MODIFICATION OF AGREEMENT
        Any modification of this Agreement or additional obligation assumed by either party in connection with the Agreement shall be binding only if evidenced in writing signed by the Parties or any authorized representative of the Parties.

                           SECTION FOURTEEN: ARBITRATION
        If there is a dispute over payment of fees or expenses under this Agreement, the dispute will be resolved by binding arbitration before the American Arbitration Association, and Employee and Employer agree to be bound by the final decision of that arbitration. Any prevailing party in arbitration shall have the right to recover all costs and fees, to include attorneys' fees incident to the arbitration. A demand for arbitration shall be made within a reasonable time after the claim, dispute, or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when the institution of legal or equitable proceedings based on such dispute, claim, or controversy would be barred by the applicable statute of limitations.

			SECTION FIFTEEN: EFFECT OF PARTIAL INVALIDITY The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the Parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both Parties subsequent to the expungement of the invalid provision.

                          SECTION SIXTEEN: CHOICE OF LAW
        It is the intention of the Parties to this Agreement that the performance under this Agreement, and all suits and special proceedings under this Agreement be construed in accordance with and under and pursuant to the laws of the State of North Carolina in that, in any action, special proceeding or any other proceeding that may be brought arising out of, in connection, or by reason of this Agreement, the laws of the State of North Carolina shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

                           SECTION SEVENTEEN: NO WAIVER
        The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

                         SECTION EIGHTEEN: ATTORNEYS' FEES
             In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all sums that either party may be called on to pay, a reasonable sum for the successful party's attorneys' fees.

		         SECTION NINETEEN:  PARAGRAPH HEADINGS
		 The titles to the paragraphs of this Agreement are solely for the convenience for the Parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

	                          SECTION TWENTY: PROMISSORY NOTE
         Pursuant to the terms of this Agreement, and simultaneous with the execution of this Agreement, Employer shall execute a Promissory Note for the benefit of Employee for unpaid compensation between the period of June 1, 1995, and October 31, 1995. IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed under seal and on the date indicated below.

	EMPLOYEE
           /s/ Stanley H. Van  Etten
         DATE SIGNED: 12/11/95
         EMPLOYER
                                     _(SEAL)
	/s/  Claude  Savage
	Claude  Savage, Director of Employer
         DATE SIGNED: 12/11/95


            /s/ Larry Smith
           Larry Smith, Director of Employer
         DATE SIGNED: _
                                                          (CORPORATE SEAL)
                        12/18/95

Exhibit 10.2

                CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

        THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 25 day of March, 1996, by and between International Heritage, Inc., a North Carolina corporation, (the "Company"), and John D. Brothers (the "Employee"), an individual residing in Wake County, North Carolina.

        W I T N E S S E T H:

        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as of January 1, 1996, as an employee-at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

       2.  Effective Date.  This Agreement is effective as of
		  January 1, 1996.

       3. Duties. The Employee shall serve as the Director of Compliance and Shareholder Relations for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

       4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

       5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

       (A) Except as otherwise approved in writing by the Company, the Employee agrees: (i) that during the
           Employee's employment with the Company, and for period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or throughs any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5%) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

                       (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                       (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

 	(ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to. influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

             (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

             (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

			 (D) The covenants of Sections 4 and 5 of this Agreement shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

        6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

         13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

         14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

         ATTEST:
	     INTERNATIONAL HERITAGE, INC.

By: /s/ John D. Brothers
        Secretary

                                   EMPLOYEE
CORPORATE SEAL                     /s/ John D. Brothers

                                   /s/ Stanley Van Etten
                                       President and CEO

Exhibit 10.3


              CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

        THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 25 day of March, 1996, by and between International Heritage, Inc., a North Carolina corporation, (the "Company"), and Mary Breen (the"Employee"), an individual residing in Wake County, North Carolina.

                                 W I T N E S S E T H:
        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as of January 1, 1996, as an employee-at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice.
        Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing con-tained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2.  Effective Date.  This Agreement is effective as of January 1,
        1996.

        3. Duties. The Employee shall serve as the Director of Represen-tative Services and Data Processing for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior written consent of the Company's President or a majority of the Board of Directors.

        4. Confidentiality. Employee agrees to treat all matters and infor-mation related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representatives' names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Companyl The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

        5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

        (A) Except as otherwise approved in writing by the Company, the Employee agrees:

	(i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5 %) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

                       (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                       (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

	 (ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to, influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

             (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

             (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

             (D) The covenants of Sections 4 and 5 of this Agreement shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

        6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

         12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

        ATTEST:
        By: /s/ John Brothers
                Secretary

		CORPORATE SEAL
		INTERNATIONAL HERITAGE, INC.
                                            /s/ Stanley H. Van Etten
                                              	Stanley H. Van Etten
                                                President and CEO
                                      EMPLOYEE
                                           /s/ Mary Breen

Exhibit 10.4

                      CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

         THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 25 day of March, 1996, by and between International Heritage, Inc., a North Carolina corporation, (the "Company), and Dwight Hallman (the "Employee"), an individual residing in Wake County, North Carolina.

             		                    W I T N E S S E T H:

         WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

         WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

         WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

         WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

         WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Employment. Employee is employed, effective as of January 1, 1996, as an employee-at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen
         (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2.  Effective Date.  This Agreement is effective as of
			January 1, 1996.

        3. Duties. The Employee shall serve as the Director of Operations for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

        4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

        5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

        (A) Except as otherwise approved in writing by the Company,
			the Employee agrees:

        (i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5%) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

                       (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                       (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

                  (ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

             (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

             (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

             (D) The covenants of Sections 4 and 5 of this Agreement shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

       6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

        ATTEST:

           By:/s/John Brothers
               Secretary

CORPORATE SEAL
                                           INTERNATIONAL HERITAGE, INC.
                                            Stanley H. Van Etten
                                            President and CEO
EMPLOYEE
/s/ Dwight Hallman

Exhibit 10.5


                 CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

        THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 25 day of March, 1996, by and between International Inc., a North Carolina corporation, (the "Company"), and Clark Jones (the "Employee"), an individual residing in Wake County, North Carolina.

                                WITNESSETH:

        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as of January 1, 1996, as an employee-at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2.  Effective Date.  This Agreement is effective as of
			January 1, 1996.

        3. Duties. The Employee shall serve as the Controller for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

         4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

         5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee.
         Consequently, the Employee covenants and agrees as follows:

        (A) Except as otherwise approved in writing by the Company,
			the Employee agrees:

        (i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5%) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

                        (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                        (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

            (ii) that during the Employee's employment with the
                  Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

              (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

              (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

              (D) The covenants of Sections 4 and 5 of this Agreement
             shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

        6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.
        ATTEST:

  By:/s/John Brothers
        Secretary

				INTERNATIONAL HERITAGE INC.
                                /s/ Stanley H. Van Ellen
                                    President and CEO


                                      EMPLOYEE
                                      /s/ Clark Jones
CORPORATE SEAL

Exhibit 10.6



                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

        THIS CONFIDENTLALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 25 day of March, 1996, by and between International Heritage, Inc., a North Carolina corporation, (the"Company"), and Dawn McIntyre (the "Employee"), an individual residing in Wake County, North Carolina.

                                 W I T N E S S E T H:
        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as of January 1, 1996, as an employee-at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2.  Effective Date.  This Agreement is effective as of
        January 1, 1996.

        3. Duties. The Employee shall serve as the Director of Marketing and Fulfillment for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

        4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

        5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

        (A) Except as otherwise approved in writing by the Company,
			the Employee agrees:

        (i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5%) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

   (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                        (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

                   (ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

              (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

              (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

             (D) The covenants of Sections 4 and 5 of this Agreement shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

        6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or
        (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

        ATTEST:
        By./s/ John Brothers
               Secretary


                                       INTERNATIONAL HERITAGE, INC.
                                       By /s/ Stanley H. Van Etten
                                              President and CEO

CORPORATE SEAL


                                       EMPLOYEE
                                       /s/Dawn McIntyre

Exhibit 10.7

              CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

        THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 29 day of April, 1996, by and between International Heritage, Inc., a North Carolina corporation, (the "Company"), and Stephanie Harris (the "Employee"), an individual residing in Wake County, North Carolina.

               	                  WITNESSETH:
        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received a raise from the Company effective April 19, 1996, and upon successful completion of a month-long intensive training with 20/21 shall receive a subsequent raise; and

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as the execution of this Agreement, as an employee-at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty
        (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2. Effective Date. This Agreement is effective as of date of execution.

        3. Duties. The Employee shall serve as the Data Systems Manager for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

        4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

        5. Covenant Not To Compete.
        It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

              (A) Except as otherwise approved in writing by the
                  Company, the Employee agrees: (i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5 %) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity: (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                        (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company. (ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

              (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

              (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

             (D) The covenants of Sections 4 and 5 of this Agreement
              shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

         6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

         7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

         8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

         9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

         10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

         11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

        ATTEST:
         By:/s/John D. Brothers
               Secretary


CORPORATE SEAL
                                       INTERNATIONAL HERITAGE, INC.
                                           By: /s/ Stanley H. Van Etten
                                                   President and CEO

                                       EMPLOYEE
                                       /s/Stephanie Harris

Exhibit 10.8



                                BY-LAW NO. 1

A by-law relating generally to the conduct of the business and affairs of INTERNATIONAL HERITAGE OF CANADA, INC.
(herein called the "Corporation").

BE IT ENACTED as a by-law of the Corporation as follows:
1. INTERPRETATION
            In this by-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

      1.01 "Act" means the Business Corporations Act, R.S.O. 1990,
            c. B16, as amended from time to time, and any statute that may be substituted therefore, and includes the Regulations made pursuant thereto;

      1.02 "appointee includes "elect" and vice versa;

      1.03 "articles" means the original or restated articles of incorporation, articles of amalgamation, articles of continuance, articles of reorganization, letters patent, or other instrument of incorporation of the Corporation, as amended from time to time;

      1.04 "board" means the board of directors of the Corporation;

      1.05 "by-laws" means all by-laws, including special by-laws, of the Corporation as amended from time to time;

      1.06 "Corporation" means this Corporation;

      1.07 "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders;

      1.08 "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario);

      1.09 "recorded address" means, in the case of a shareholder, his address as recorded in the securities register, and in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the Board, his latest address as recorded in the records of the Corporation;

1.10 "person" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator, or other legal representative;

1.11 "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation under this by-law or by a resolution passed pursuant to this by-law; and

  1.12 "unanimous shareholders agreement" means a written agreement among all the shareholders of the Corporation, or among all such shareholders and a person who is not a shareholder, or a written declaration of the beneficial owner of all of the issued shares of the Corporation, that restricts, in whole or in part, the powers of the directors to manage the business and affairs of the Corporation, as from time to time amended,

        In this by-law, where the context requires, words importing the singular include the plural, and vice versa, and words importing gender include masculine, feminine and neuter genders, and vice versa. All the words and terms appearing in this by-law shall have the same definitions and application as in the Act.

2. DIRECTORS

2.01 Powers
     Subject to any unanimous shareholders agreement, the business and affairs of the Corporation shall be managed or supervised by a board of directors being composed of:

              A variable board of not fewer than 1 and not more than 5 directors.

              The number of directors may be varied by a special resolution of the shareholders, or if the directors are empowered by a special resolution to determine the number, by a resolution of the board within the minimum and maximum set in the articles.

2.02 Resident Canadians
     Except where the Corporation is a non-resident
              Corporation, a majority of the directors shall be resident Canadians, but where the Corporation has only one or two directors, one director shall be a resident Canadian.

2.03 Qualifications
             Any individual, whether a shareholder or not, may be a director of the Corporation, except a person who:

2.03.1 is less than eighteen years of age;

2.03.2 is of unsound mind and has been so found by
	   a court in Canada or elsewhere; or

2.03.3 has the status of a bankrupt.

2.04 Election and Term
	The election of directors shall take place at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required. Incumbent directors, if qualified, shall be eligible for re-election. If an election of directors is not held at the proper time the directors shall continue in office until their successors are elected.

2.05 Resignation
	A director who is not named in the articles may resign from office upon giving a written resignation to the Corporation and such resignation becomes effective when received by the Corporation or at the time specified in the resignation, whichever is later.

	A director named in the articles shall not be permitted to resign his office unless at the time the resignation is to become effective a successor is elected or appointed.

2.06 Removal
	Subject to clause (f) of section 120 of the Act, the shareholders may, by ordinary resolution at an annual meeting remove any director or directors from office before the expiration of his term and may, by a majority of the votes cast at the meeting, elect any person in his place for the remainder of his term.

2.07 Vacation of Office
    A director ceases to hold office when he dies, is removed from office by the shareholders, or ceases to have the necessary qualifications, or earlier if he shall have submitted his resignation; in which last-mentioned event he shall cease to hold office at the later of (i) the time when such written resignation is sent or delivered to the Corporation and (ii) the time, if any, specified in such resignation as the effective time of such resignation.

2.08 Vacancies
      Subject to the exceptions in section 124 of the Act, where a vacancy occurs on the board, a quorum of the directors then in office may appoint a person to fill the vacancy for the remainder of the term, except in the case of a vacancy resulting from an increase in the number of directors or the maximum number of directors required to be elected at any meeting of shareholders, in which case a quorum of the board may appoint an additional director if such appointment would not result in a total number of directors greater than one and one third times the number of directors required to have been elected at the last annual meeting of the shareholders.

      If there is not a quorum of directors or if there has been a failure to elect the number of directors required by the articles or in the case of a variable board as required by special resolution, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

      Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office. Where the corporation has only one director, that director may constitute a meeting.

3. MEETINGS OF DIRECTORS
3.01 Place of meetings
       Meetings of the board may be held at the registered office of the Corporation or at any other place within or outside of Ontario, but, except where the Corporation is a non-resident corporation, or the articles or the by-laws otherwise provide, in any financial year of the Corporation a majority of the meetings of the board shall be held at a place within Canada.
3.02 Meetings by Communications Facilities
     Where all the directors present at or participating in the meeting have consented thereto, any director may participate in a meeting of the board by means of conference telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and a director participating in such a meeting by such means is deemed for the purposes of the Act and these by-laws to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all board or committee meetings.

     If a majority of the directors participating in such a meeting are in Canada, the meeting shall be deemed to have been held in Canada.

3.03 Calling of Meetings
     Meetings of the board shall be held from time to time at such place, at such time and on such day as the president or a vice-president who is a director or any two directors may determine, and the secretary shall call meetings when directed or authorized by the president or by a vice-president who is a director or by any two directors.

     Notice of every meeting so called shall be given to each director not less than 48 hours (excluding any part of a Sunday and of a holiday as defined by the Interpretation Act) before the time when the meeting is to be held, except that no notice of meeting shall be necessary if all the directors are present or if those absent have waived notice of or otherwise signified their consent to the holding of such meeting.

     A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

3.04 Regular Meetings
     The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named.

     A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meetings.

3.05 Attendance of Auditors
     The auditors of the Corporation, if any, shall be entitled to attend and be heard at meetings of the board, on matters relating to their duties as auditors.

3.06 First Meeting of New Board
     Each newly elected board may without notice hold its first meeting for the purpose of organization and the election and appointment of officers immediately following a meeting of shareholders at which such board is elected, provided that a quorum of directors is present.

3.07 Quorum
     Where the Corporation has only one director, that director may constitute a quorum for the transaction of business at any meeting of the board.

     Where the Corporation has two directors both directors of the Corporation must be present at any meeting of the board to constitute a quorum.

     Subject to the articles or by-laws of the Corporation, a majority of the number of directors or minimum number of directors required by the articles constitutes a quorum at any meeting of directors, but in no case shall a quorum be less than two-fifths of the number of directors or less than the minimum number of directors, as the case may be.

3.08 Resident Canadians
     Directors shall not transact business at a meeting of the board unless a majority of the directors present are resident Canadians.

     However, directors may transact business at a meeting of the board where not present if,

3.08.1 a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting, and

3.08.2 a majority of resident Canadian directors would have been present had the director been present at the meeting.

3.09 Chairman
     The Chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and is a director and is present at the meeting:

3.09.1 Chairman of the Board,

3.09.2 President, or

3.09.3 A Vice-President who is a director.

      If no such officer is present, the directors present shall choose one of their number to be Chairman.

3.10 Votes to Govern
     At all meetings of the board, every question shall be decided by a majority of the votes cast on the question.

3.11 Casting Vote
     In the case of an equality of votes on any question at a meeting of the board, the Chairman of the meeting shall not be entitled to a second or casting vote.

3.12 Disclosure of Interests in Contracts
     Every director or officer of the Corporation who is a party to a material contract or proposed material contract with the Corporation, or is a director or officer or has a material interest in any corporation which is party to a material contract or proposed material contract with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of the meeting of directors the nature and extent of his interest as required by section 132 of the Act.

3.13 Resolution in Lieu of Meeting
     A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors. A copy of every such resolution shall be kept with the minutes.

3.14 Delegation
     Directors may appoint from their number a managing director who is a resident Canadian or a committee of directors and delegate to such managing director or committee any of the powers of the directors.

     If the directors appoint a committee of directors, a majority of the members of the committee must be resident
     Canadians.

     Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

4. REMUNERATION AND INDEMNIFICATION

4.01 Remuneration
     Subject to the articles, the by-laws or any unanimous shareholders agreement, the board may fix the remuneration of the directors.

     Such remuneration shall be in addition to any salary or professional fees payable to a director who serves the Corporation in any other capacity.

     In addition, directors shall be paid sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders' meetings or otherwise in respect of the performance by them of their duties as the board may from time to time determine.

4.02 Limitation of Liability
      No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

4.03 Indemnity of Directors and Officers
     Except as provided in section 136 of the Act, every director and officer of the Corporation, every former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives shall, from time to time, be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such Corporation or body corporate if,

4.03.1 he acted honestly and in good faith with a view to the best interests of the Corporation; and

4.03.2 in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his action was lawful.

4.04 Insurance
     Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the board may from time to time determine.

5. OFFICERS

5.01 Election or Appointment
     At the first meeting of the board after each election of directors, the board shall elect or appoint a president, and a secretary and, if deemed advisable, may appoint one or more vice-presidents, a general manager, a treasurer and such other officers as the board may determine including one or more assistants to any of the officers so appointed.

     None of the said officers need be a director or shareholder.

     Any two of the said offices may be held by the same person. If the same person holds the office of secretary and treasurer, he may, but need not, be known as the secretary-treasurer.

5.02 Term, Remuneration and Removal
     The terms of employment and remuneration of all officers elected or appointed by the board (including the president) shall be determined from time to time by resolution of the board.

     The fact that an officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined.

     All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board at any time with or without cause, without prejudice to such officer's rights under any employment contract. Otherwise, each officer elected or appointed by the board shall hold office until his or her successor is elected or appointed.

5.03 President
     The President shall be the chief executive officer of the Corporation.

     He shall, if present, preside at all meetings of the shareholders and of the board of directors and shall be charged with the general supervision of the business and affairs of the Corporation except the power to do anything referred to in sub-section 127(3) of the Act.

     Except where the board has appointed a general manager or managing director, the president shall also have the powers and be charged with the duties of that office except the power to do anything referred to in sub-section 127(3) of the Act.

5.04 Vice-President
     The vice-president, or if there are more than one, the vice-presidents in order of seniority (as determined by the board), shall be vested with all the powers and shall perform all the duties of the president in the absence or disability or refusal to act of the president, except that he shall not preside at meetings of the directors or shareholders unless he is qualified to attend meetings of directors or shareholders as the case may be.

     If a vice-president exercises any such duty or power, the absence or inability of the president shall be presumed with reference thereto.

     A vice-president shall also perform such duties and exercise such powers as the president may from time to time delegate to him or the board may prescribe.

5.05 General Manager
    The general manager, if one is appointed, shall have the general management and direction, subject to the authority of the board and the supervision of the president, of the Corporation's business and affairs and the power to appoint and remove any and all officers, employees and agents of the Corporation not elected or appointed directly by the board and to settle the terms of their employment and remuneration but shall not have the power to do any of the things set forth in sub-section 127(3) of the Act.

    If and so long as the general manager is a director, he may but need not be known as the managing director.

5.06 Secretary
    The secretary shall attend all meetings of the directors, shareholders and committees of the board and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall give, or cause to be given, when instructed, notices required to be given to shareholders, directors, auditors and members of committees; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and other duties as may from time to time be prescribed by the board.

5.07 Treasurer
    The treasurer shall keep, or cause to be kept, proper accounting records as required by the Act; he shall deposit, or cause to be deposited, all monies received by the Corporation in the Corporation's bank account; he shall, under direction of the board, supervise the safekeeping of securities and the disbursements of the funds of the Corporation;

5.07.1 he shall render to the board, whenever required, an account of all his transactions as treasurer and of the financial position of the Corporation; and

5.07.2 he shall perform such other duties as may from time to time be prescribed by the board.

5.08 Other Officers
     The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them.

     Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

5.09 Variation of Duties
     From time to time the board may vary, add to or limit the powers and duties of any officer or officers, but shall not delegate to any officer any of the powers set forth in sub-section 127(3) of the Act.

5.10 Agents and Attorneys
     The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

5.11 Fidelity Bonds
     The board may require such officers, employees and agents of the Corporation as it deems advisable to furnish bonds for the faithful performance of their duties, in such form and with such surety as the board may from time to time prescribe.

6. MEETINGS OF SHAREHOLDERS

6.01 Annual Meetings
     The directors shall call the first annual meeting of shareholders not later than eighteen months after the Corporation comes into existence and subsequently not later than fifteen months after holding the last preceding annual meeting.

     The annual meeting of shareholders of the Corporation shall be held at such time and on such day each year as the board may from time to time determine, for the purpose of receiving the reports and statements required by the Act to be laid before the annual meeting, electing directors, appointing auditors and fixing or authorizing the board to fix their remuneration, and for the transaction of such other business as may properly be brought before the meeting.

6.02 Special Meetings
     The board may at any time call a special meeting of shareholders for the transaction of any business which may properly be brought before such meeting of shareholders.

     All business transacted at an annual meeting of shareholders, except consideration of financial statements, auditor's report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.

6.03 Place of Meeting
     Meetings of shareholders shall be held at the registered office of the Corporation, or at such other place within or outside Ontario as the board from time to time determines.

6.04 Notice of Meeting
     Notice of the time and place of each meeting of shareholders shall be sent not less than 10 days and not more than 50 days before the date of the meeting to the auditor of the Corporation (if any), to each director, and to each person whose name appears on the records of the Corporation at the close of business on the day next preceding the giving of the notice as a shareholder entitled to vote at the meeting.

6.05 Notice of a special meeting of shareholders shall state:
6.05.1 the nature of the business to be transacted at the meeting in sufficient detail to permit the shareholder to form a reasonable judgment thereon; and
6.05.2 the text of any special resolution or by-law to be submitted to the meeting.

6.06 Persons Entitled to be Present
     The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditors of the Corporation, and others who, although not entitled to vote, are entitled or required to be present at the meeting.

     Any other persons may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

6.07 Record Date for Notice
     The board may fix in advance a time and date, preceding the date of any meeting of shareholders by not more than 50 days and not fewer than 10 days, as the record date for the determination of the shareholders entitled to notice of the meeting. If no such record date for notice is fixed by the board, the record date for notice shall be at the close of business on the day next preceding the day on which notice is given.

6.08 Meetings Without Notice
     A meeting of shareholders may be held at any time and at any place permitted by the Act or the articles or the by-laws without notice or on shorter notice than that provided for herein, and proceedings thereat shall not thereby be invalidated:

6.08.1 if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not so present or represented by proxy have received notice or, before or after the meeting or the time prescribed for notice thereof, in writing waive notice of or accept short notice of such meeting, and
6.08.2 if the auditors, if any, and the directors are present or if those not present have received notice or, before or after the time prescribed for notice thereof, in writing waive notice of or accept notice of such meeting.

6.09 Quorum
     The holders of a majority of the shares entitled to vote at a meeting of shareholders present in person or by proxy constitutes a quorum for the transaction of business at any meeting of shareholders.

6.10 One Shareholder Meeting
     If the Corporation has only one shareholder, or only one shareholder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

6.11 Right to Vote
     At any meeting of shareholders, unless the articles otherwise provide, each share of the Corporation entitles the holder thereof to one vote at a meeting of shareholders.

6.12 Joint Shareholders
     Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders may in the absence of the others vote the shares but, if two or more of such persons who are present in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

6.13 Record Date for Voting
     The board may fix in advance a time and date, preceding the date of any meeting of shareholders by not more than 2 days, excluding non-business days, as the record date for the determination of the shareholders entitled to vote at the meeting. Such date shall be specified in the notice calling the meeting. Where no record date is so fixed, the record date for voting shall be the time of the taking of the vote.

6.14 Proxies
     Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxy holder or one or more alternate proxy holders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

     A proxy shall be in writing and executed by the shareholder or by his attorney authorized in writing.

     Subject to the requirements of the Act, the instrument may be in such form as the directors from time to time prescribe or in such other form as the chairman of the meeting may accept as sufficient.

     It shall be deposited with the Corporation before any vote is taken under its authority, or at such earlier time not exceeding 48 hours, excluding non-business days, and in such manner as the board by resolution prescribes. An instrument appointing a proxy shall be acted upon only if, prior to the time so fixed and specified in the notice calling the meeting, it shall have been so deposited.

6.15 Scrutineers
     At each meeting of shareholders, one or more scrutineers may be appointed by a resolution of the meeting or by the chairman with the consent of the meeting to serve at the meeting.

     Such scrutineers need not be shareholders of the Corporation.

6.16 Votes to Govern
     Unless otherwise required by the Act, or the articles or by-laws of the Corporation, all questions proposed for the consideration of the shareholders at a meeting shall be decided by a majority of the votes cast thereon.

6.17 Show of Hands
     At all meetings of shareholders, every question shall be decided by a show of hands unless a ballot thereon be required by the chairman or be demanded by a shareholder or proxyholder present and entitled to vote.

     Upon a show of hands, every person present and entitled to vote has one vote regardless of the number of shares he represents.

     After a show of hands has been taken upon any question, the chairman may require or any shareholder or proxyholder present and entitled to vote may demand a ballot thereon.

     Whenever a vote by show of hands shall have been taken upon a question, unless a ballot therein be so required or demanded, a declaration by the chairman that the vote upon the question has been carried or carried by a particular majority or not carried, and an entry to that effect in the minutes of the meeting, shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question.

     The result of the vote so taken and declared shall be the decision of the Corporation on the question.

     A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

6.18 Ballots
     If a ballot is required by the chairman of the meeting or is demanded and the demand is not withdrawn, a ballot upon the question shall be taken in such a manner as the chairman of the meeting directs.

6.19 Personal Representative
     If the shareholder of record is deceased, his personal representative, upon filing with the secretary of the meeting sufficient proof of his appointment, shall be entitled to exercise the same voting rights at any meeting of shareholders as the shareholder of record would have been entitled to exercise if he were living and for the purposes of the meeting shall be considered a shareholder. If there is more than one personal representative, the provisions regarding joint shareholders shall apply.

6.20 Adjournment
     The chairman of a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

7. SHARES

7.01 Allotment
     Subject to any unanimous shareholders agreement, the board may from time to time issue or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such time and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.

7.02 Commissions and Discounts
     The board may, at any time after the approval of this by-law by the shareholders, and from time to time thereafter, authorize the payment of commissions or the allowance of discounts to persons in consideration of their subscribing or agreeing to subscribe, whether absolutely or conditionally, for such shares, but no commission or discount shall exceed 25 per cent of the amount of the subscription price.

7.03 Lien for Indebtedness
     Subject to the Act, the Corporation has a lien on shares registered in the name of a shareholder or his legal representative for any debt of the shareholder to the Corporation.

     The Corporation may enforce the lien by:

7.03.1 in the case of redeemable shares, redeeming the shares at their redemption price; and
7.03.2 in the case of all other shares, by purchasing such shares at their book value for cancellation or for re-sale;

     and by applying the value of such shares so determined to the debt of the shareholder.

     In enforcing the lien as aforesaid, the Corporation shall not be obliged to redeem or purchase all of the shares of that class, but only the shares subject to the lien.

     In electing to enforce the lien in this manner, the Corporation shall not prejudice or surrender any other rights of enforcement of the lien which may in law be available to it or any other remedy available to the Corporation for collection of the debt or any part thereof.

7.04 Share Certificates
     Every holder of one or more shares of the Corporation is entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number and class or a series of shares held by him as shown on the records of the Corporation.

     Share certificates and acknowledgments of a shareholder's rights to a share certificate shall be in such form as the board shall from time to time approve.

     The share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of the registrar or transfer agent and any additional signatures required on the share certificate may be printed or otherwise mechanically reproduced thereon and such share certificates need not be under the corporate seal; provided, that unless the board otherwise orders, certificates representing shares in respect of which a registrar or transfer agent (which terms shall include a branch registrar and/or transfer agent) has been appointed shall not be valid if issued during such appointment unless countersigned by or on behalf of such registrar and/or transfer agent. The corporate seal of the Corporation and the signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a registrar and/or transfer agent, the signatures of both officers may be printed, engraved, lithographed or otherwise mechanically reproduced upon share certificates and every such share signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose signature (whether manual or facsimile) appears thereon no longer holds office at the date of issue or delivery of the certificate.

7.05 Replacement of Share Certificates
     The board or any officer or agent assigned by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate that has been lost, apparently destroyed or wrongfully taken on payment of such fee, not exceeding $3.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

7.06 Transfer Agent and Registrar
     The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch security registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent.

     The board may at appointment any time terminate any such appointment.

7.07 Registrars and Transfer Agents
     Subject to the provisions of the Act, no transfer of shares shall be registered in a register of transfers or branch register of transfers except on the surrender of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, and upon payment of all applicable taxes, compliance with such restrictions on transfer as are authorized by the articles and satisfaction of any lien referred to herein.

7.08 Non-recognition of Trusts
     The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by statute, be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any share or to recognize any claim to or interest in such share on the part of any person, other than the registered holder thereof.

7.09 Joint Shareholders
     If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them.

     Any one of such persons may give effectual receipt for the certificate issued in respect thereof or for any dividends, bonus, return of capital or other money payable or warrant issuable in respect of such share.

7.10 Deceased Shareholders
     In the event of the death of a holder, or one of the joint holders, of any share, the Corporation shall not be required to make any entry in the register of shareholders in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agent.

8. DIVIDENDS

8.01 Declaration
     Subject to the Act and the articles, the board may declare and the Corporation may pay a dividend to the shareholders according to their respective rights in the Corporation.

     Such a dividend may be paid by issuing fully paid shares of the Corporation or may be paid in money or property.

8.02 Payment
     A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared, and mailed by ordinary mail postage prepaid to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and, if more than one address appears on the books of the Corporation in respect of such joint holding, the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque be not paid on presentation.

8.03 Non-Receipt of Cheque
     In the event of the non-receipt of any cheque for a dividend by the person to whom it is so sent as aforesaid, the Corporation, on proof of such non-receipt and upon satisfactory indemnity being given to it, shall issue to such person a replacement cheque for a like amount.

8.04 Record Date for Dividends and Rights
     The board may fix in advance a date as a record date for the determination of the persons entitled to receive payment of any dividend or to receive any warrant or other evidence of right to subscribe for securities of the Corporation. In every such case, only such persons as shall be shareholders of record at the close of business on the record date so fixed shall be entitled to receive payment of such dividend or to receive such warrant or other evidence of such right notwithstanding the transfer or issue of any shares after the record date so fixed.

8.05 Purchase of Business as of Past Date
     Where any business is purchased by the Corporation as from a past date (whether such date be before or after the incorporation of the Corporation) upon terms that the Corporation shall as from that date take profits or losses as the case may be shall, at the discretion of the directors be credited or debited wholly or in part to revenue account, and in that case the amount so credited or debited shall, for the purpose of ascertaining the fund available for dividends, be treated as a profit or loss arising from the business of the Corporation.

8.06 Unclaimed Dividends
     Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

     The foregoing By-law No. l of the Corporation, being a by-law relating generally to the regulation of the business and affairs of the Corporation, is hereby passed by the sole director of the Corporation as evidenced by his signature hereto.

     DATED  26th day of July, 1995.

     /s/ Robert Stikeman

     The foregoing By-law No. 1 of the Corporation, being a by-law relating generally to the regulation of the business and affairs of the Corporation, is hereby confirmed by the sole shareholder of the Corporation entitled to vote at a meeting of shareholders, as evidenced by its signature hereto.

     DATED the 26th day of July, 1995.

     International Heritage, Inc.

     PER /s/ Stanley Van Etten
     President & CEO


                            BY-LAW NO. 2

     A By-law respecting the borrowing of money and the issuing of securities by:
                   INTERNATIONAL HERITAGE OF CANADA, INC.

     1. Without limiting the borrowing powers of the Corporation as set forth in the Business Corporations Act, R.S.O. 1990, c.
     B16, the directors of the Corporation may, from time to time, without the authorization of the shareholders:

     1.01 borrow money upon the credit of the Corporation;

     1.02 issue, re-issue, sell or pledge obligations of the Corporation, including without limitation, bonds, debentures, notes or other similar obligations of the Corporation whether secured or unsecured;

     1.03 give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person;
     and

     1.04 charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, tangible or intangible property of the Corporation, including, without limitation, book debts, rights, powers, franchises and undertakings, to secure any present or future indebtedness, liabilities or other obligations of the Corporation.

     2. Nothing in this by-law limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

     3. The directors may, from time to time, by resolution delegate any or all of the powers referred to in this by-law to a director, a committee of directors or one or more officers of the Corporation.

     The foregoing By-law No. 2 of the Corporation, being a by-law relating generally to the regulation of the business and affairs of the Corporation, is hereby passed by the sole director of the Corporation as evidenced by his signature hereto.

	     DATED the 26th day of July, 1995

             /s/ Robert Stikeman

     The foregoing By-law No. 2 of the Corporation, being a by-law relating generally to the regulation of the business and affairs of the Corporation, is hereby confirmed by the sole shareholder of the Corporation entitled to vote at a meeting of shareholders, as evidenced by its signature hereto.

              DATED the 26th day of July, 1995.

              International Heritage, Inc.

              Per: /s/ Stanley Van Etten

Exhibit 21.2





			CONSENT OF INDEPENDENT AUDITORS'

	We consent to the inclusion in this registration statement on Form S-1 (File No. 333-5268) of our independent auditors' reports dated August 24, 1996, on our audits of the consolidated financial statements and consolidated balance sheet and pro forma information of International Heritage, Inc. and Subsidary. We also consent to the reference to our Firm under the heading "Experts".

        /s/ Eilers, Jones, Brown, & McLeod, CPA, PA

	August 5, 1996

Exhibit 23.1